                                  SCHEDULE 14A
                                 (RULE 14a-101)

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                BIO-PLEXUS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                BIO-PLEXUS, INC.
                               129 RESERVOIR ROAD
                           VERNON, CONNECTICUT 06066

                                                                January 28, 2000

Dear Bio-Plexus Stockholder:

     I am writing on behalf of the Bio-Plexus Board of Directors to invite you to attend a Special Meeting of the stockholders of Bio-Plexus, Inc. The meeting
will be held at 12:00 noon local time on                , February 28, 2000, at
Rensselaer at Hartford, 275 Windsor Street, Hartford, Connecticut 06120. Directions to the Special Meeting are enclosed.

     Bio-Plexus is hosting this Special Meeting because it has negotiated a $17.5 million financing commitment (the "Investment") from Appaloosa Management L.P., of Chatham, New Jersey, subject to stockholder approval. We issued a press release announcing the Investment on September 28, 1999.

     The Investment consists of $16.75 million zero-coupon secured notes, initially convertible into approximately 5.6 million shares of Common Stock, and a 250,000 share equity investment, plus additional warrants. You will also be asked to vote on an amendment to the Bio-Plexus Certificate of Incorporation to increase the number of authorized shares of Common Stock (the "Charter Amendment"), which is necessary to effect the Investment. You will further be asked to vote on an amendment to the Bio-Plexus 1991 Long-Term Incentive Plan to increase the number of shares of Common Stock subject to it from 1 million to
2.5 million shares (the "Incentive Plan Amendment"), which is being requested in connection with the implementation of our longer-term business plan after the closing of the Investment.

     Appaloosa manages investment partnerships with combined capital of approximately $1.7 billion. As a holder of Bio-Plexus Common Stock as of the close of business on January 28, 2000, you are entitled and encouraged to vote at the Special Meeting.

     I have enclosed the following materials for your review:

     - Notice of Special Meeting of Stockholders

     - Proxy Statement

     - Proxy Card

     - Directions to the Special Meeting

     I encourage you to read the Proxy Statement carefully. It contains a description of, and other important information regarding, the Investment.

     At Bio-Plexus, we believe that the Investment will permit us to implement the growth stage of our business plan. From our inception, Bio-Plexus made a commitment to safety, and we continue to be a leader in setting the safety standard. Now that safety needles have become nationally mandated by federal OSHA, we believe that we have the technology, and with this capital infusion will have the financial means to deliver this technology, to protect all healthcare workers.

     Proceeds of the Investment will be used to launch new safety needle products, expand sales force and marketing programs, increase production capacity, and repay outstanding debt. We believe that the needle market's shift to safety products, driven by federal OSHA's regulatory change, provides us with a unique opportunity for dramatic growth. Bio-Plexus already successfully competes with much larger entities, and we are confident that this infusion of capital will give Bio-Plexus the leverage we need to become a significant competitor in the medical device market.

     Approval of the Investment, the Charter Amendment, and the Incentive Plan Amendment each requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and voting on such proposal at the Special Meeting. All directors of Bio-Plexus holding shares of Common Stock as of the record date have stated their present intentions to vote all of such shares in favor of approval and adoption of the Investment, the Charter Amendment, and the Incentive Plan Amendment. These directors, in the aggregate, own as of the record date approximately 26% of the outstanding shares of Common Stock.

     The Board of Directors has carefully reviewed and considered the terms and conditions of the Investment, the Charter Amendment, and the Incentive Plan Amendment. Both the Board and I recommend that you vote "FOR" each of the proposals.

     Your vote is important regardless of how many shares you own. Whether or not you plan to attend the Special Meeting, please complete, sign, and date the enclosed Proxy Card and return it in the enclosed envelope so that it will be received prior to the Special Meeting. You may attend the Special Meeting and vote in person even if you have previously returned your Proxy Card.

     I look forward to seeing you at the Special Meeting. In the meantime, thank you for continued support of Bio-Plexus.

                                          Sincerely,

                                          CARL R. SAHI
                                          President & CEO

                                BIO-PLEXUS, INC.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 28, 2000

TO THE STOCKHOLDERS OF BIO-PLEXUS, INC.:

     NOTICE IS HEREBY GIVEN that a special meeting (the "Special Meeting") of the stockholders of Bio-Plexus, Inc., a Connecticut corporation (the "Company"), will be held at 10:00 a.m. local time on Monday, February 28, 2000, at Rensselaer at Hartford, 275 Windsor Street, Hartford, Connecticut 06120.

     The Special Meeting is called for the purpose of considering and voting upon the following proposals:

          1. To approve the issuance and sale of zero-coupon, secured convertible notes of the Company due 2005 with a face value of $16.75 million (the "Notes") and an initial conversion price of $3.00 per share, 250,000 shares of the Company's common stock, without par value (the "Common Stock"), at a price of $3.00 per share, and 9-year warrants to purchase 1.5 million shares of Common Stock (the "Warrants") at an initial exercise price of $7.00 per share, including the reservation and subsequent issuance of the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants (the foregoing issuance and sale, the "Investment"), to one or more entities affiliated with Appaloosa Management L.P. (collectively, the "Purchasers"), and to approve and adopt the Convertible Note Purchase Agreement, Warrants, Registration Rights Agreement, and Security Agreement (collectively, the "Transaction Documents") and the transactions contemplated by the Transaction Documents. Copies of the Transaction Documents are included as Exhibits to the Proxy Statement accompanying this Notice. Approval of the Investment will be deemed to constitute approval of the Transaction Documents and the transactions contemplated by the Investment. See "Proposal No. 1: The Investment Proposal" beginning on Page 3 of the Proxy Statement for a detailed description of the structure and mechanics of the Investment;

          2. To amend the Company's Certificate of Incorporation to increase from 25 million (25,000,000) to 40 million (40,000,000) the number of shares of Common Stock that the Company is authorized to issue, which proposal is being proposed, in part, to ensure that there are sufficient shares of Common Stock reserved for the subsequent issuance of shares of Common Stock upon conversion of the Notes and exercise of the Warrants and as awards in connection with the Company's 1991 Long Term Incentive Plan (the "Charter Amendment"). See "Proposal No. 2: Approval of the Charter Amendment" beginning on Page 21 of the Proxy Statement for a detailed description of the Charter Amendment;

          3. To amend the Company's 1991 Long-Term Incentive Plan (as amended, the "Incentive Plan") to increase from 1 million (1,000,000) to 2.5 million (2,500,000) the number of shares of Common Stock subject to the Incentive Plan, which proposal is being proposed to ensure that there are sufficient shares of Common Stock reserved for the subsequent issuance of awards to employees and consultants under the Incentive Plan because the number of employees of the Company is expected to increase significantly in connection with the implementation of our longer-term business plan after the closing of the Investment (the "Incentive Plan Amendment"). See "Proposal No. 3: Approval of the Incentive Plan Amendment" beginning on Page 23 of the Proxy Statement for a detailed description of the Incentive Plan Amendment; and

          4. To transact such other business as may properly come before the Special Meeting. The Company may be required to adjourn or postpone the Special Meeting from time to time until all conditions to closing the Investment are satisfied or waived, such that the vote on the Investment will take place on the same day as the closing of the Investment.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice and which forms a part of this Notice and is incorporated herein by reference. The Board of Directors knows of no matters to be brought before the Special Meeting other than those referred to herein. If any other business should properly come before the Special Meeting, the persons named in the Proxy Card will vote in accordance with their best judgment.

     The Board of Directors has fixed the close of business on January 28, 2000 as the record date for the determination of the stockholders entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. Only holders of record of Common Stock on the record date are entitled to vote at the Special Meeting.

     In order to vote your shares at the Special Meeting, if your shares are held by a broker, bank, or other nominee, you must obtain from such person a Proxy Card in your name. You can ensure that your shares are voted at the Special Meeting by promptly completing, signing, and dating the enclosed Proxy Card and returning it in the envelope provided, which requires no postage if mailed in the United States. Sending in a signed Proxy Card will not affect your right to attend the Special Meeting and vote in person. You may revoke your Proxy Card at any time before it is voted by delivering to the Secretary of the Company before the Special Meeting a written revocation or a subsequently executed Proxy Card, or by attending the Special Meeting and voting in person.

     THE ENCLOSED PROXY CARD IS SOLICITED BY THE BOARD OF DIRECTORS, WHICH HAS CAREFULLY REVIEWED AND CONSIDERED THE TERMS AND CONDITIONS OF THE INVESTMENT, THE CHARTER AMENDMENT, AND THE INCENTIVE PLAN AMENDMENT AND DETERMINED THAT THEY ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE INVESTMENT, THE CHARTER AMENDMENT, AND THE INCENTIVE PLAN AMENDMENT.

     TO CONSTITUTE A QUORUM FOR THE TRANSACTION OF BUSINESS AT THE SPECIAL MEETING, THERE MUST BE PRESENT, IN PERSON OR BY PROXY, THE HOLDERS OF A MAJORITY OF THE VOTING POWER OF THE ISSUED AND OUTSTANDING SHARES OF VOTING STOCK OF THE COMPANY.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, WE URGE YOU TO COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

     The Company's Proxy Statement and Proxy Card are submitted herewith.

                                          By Order of the Board of Directors,

                                          NANCY S. LAUTENBACH
                                          Secretary

Vernon, Connecticut
January 28, 2000

                                BIO-PLEXUS, INC.
                 129 RESERVOIR ROAD, VERNON, CONNECTICUT 06066

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                     FOR A SPECIAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON MONDAY, FEBRUARY 28, 2000

                                    GENERAL

     The enclosed Proxy Card is solicited by and on behalf of the Board of Directors of Bio-Plexus, Inc., a Connecticut corporation having its principal offices at 129 Reservoir Road, Vernon, Connecticut 06066 (the "Company"), for use at a special meeting of stockholders (the "Special Meeting") to be held on Monday, February 28, 2000, at 10:00 a.m. local time at Rensselaer at Hartford, 275 Windsor Street, Hartford, Connecticut 06120 and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Special Meeting. This Proxy Statement and the accompanying Proxy Card are first being mailed to stockholders on or about January 28, 2000.

SOLICITATION

     The Company will bear the entire cost of solicitation, including preparation, assembly, printing, and mailing of this Proxy Statement, the Proxy Card, and any additional materials furnished to the stockholders. Copies of the solicitation materials will also be furnished to brokerage houses, fiduciaries, and custodians holding in their names shares which are beneficially owned by others to be forwarded to such beneficial owners. The Company may reimburse such persons for their cost of forwarding the solicitation materials to such beneficial owners. Original solicitations of proxies by mail may be supplemented by telephone, telegram, facsimile, or personal solicitation by directors, officers, or employees of the Company. No additional compensation will be paid for such services. Except as described above, the Company does not intend to solicit proxies other than by mail.

REVOCABILITY OF PROXY

     Any person giving a Proxy Card in the form accompanying this Proxy Statement has the power to revoke such proxy at any time before it is exercised. Proxies may be revoked by either (i) sending to the Secretary of the Company, Nancy S. Lautenbach, a duly executed written instrument of revocation or a duly executed Proxy Card bearing a date later than that on the Proxy Card being revoked, or (ii) attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in and of itself constitute revocation of a proxy.

RECORD DATE; VOTING AT THE SPECIAL MEETING

     Friday, January 28, 2000, has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Special Meeting. Accordingly, only stockholders of record at the close of business on the Record Date will be entitled to vote at the Special Meeting. At the close of business on the Record Date, there were 14,084,900 shares of the Company's common stock, without par value (the "Common Stock"), outstanding and entitled to vote. Stockholders of record on the Record Date are entitled to one vote per share, in person or by properly executed Proxy Card, upon each matter properly submitted for the vote of stockholders at the Special Meeting. If not revoked, properly executed Proxy Cards will be voted in accordance with the instructions contained thereon. Unless a contrary specification is made thereon, it is the intention of the persons named on the accompanying Proxy Card to vote "FOR" each of the proposals on the accompanying Notice of Special Meeting.

VOTE REQUIRED

     The rules of The Nasdaq Stock Market ("Nasdaq") require that Proposal No. 1 (the "Investment Proposal") be approved by the holders of a majority of the Common Stock present in person or represented by proxy and voting on such proposal at the Special Meeting. The Connecticut Business Corporation Act (the "CBCA") requires Proposal No. 2 (the "Charter Amendment Proposal") and Proposal No. 3 (the "Incentive Plan Amendment Proposal" and, together with the Investment Proposal and the Charter Amendment Proposal, the "Proposals") be approved by the same vote. It is also a condition to the Company's obligations under the terms and conditions of the Investment (as defined herein) that the Investment Proposal and the Charter Amendment Proposal be similarly approved.

     All directors of the Company holding shares of Common Stock as of the Record Date, namely Messrs. Richard Ribakove, Carl Sahi, David Himick, and Herman Gross, have stated their present intentions to vote all of such shares in favor of approval and adoption of the Investment Proposal, the Charter Amendment Proposal, and the Incentive Plan Amendment Proposal. These directors as of the Record Date own, in the aggregate, approximately 26% of the outstanding shares of Common Stock.

VOTING PROCEDURES; QUORUM; ABSTENTIONS AND BROKER NON-VOTES

     All votes will be tabulated by the inspector of election appointed for the Special Meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker "non-votes" (proxies that are returned by the record holder, typically a brokerage house, but not voted on a particular matter because no instructions were received from the beneficial owner). Pursuant to the CBCA and the Company's By-laws, to constitute a quorum for the transaction of business at any meeting of stockholders, there must be present, in person or by proxy, the holders of a majority of the voting power of the issued and outstanding shares of voting stock of the Company. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting. In certain circumstances, a stockholder will be considered to be present at the Special Meeting for quorum purposes, but will not be deemed to have voted on the matters presented for approval at the meeting. Such circumstances will exist where a stockholder is present but specifically abstains from voting, or where shares are represented at a meeting by a proxy conferring authority to vote on certain matters but not on other matters (i.e., broker non-votes). Under the CBCA, such abstentions and non-votes have a neutral effect on the approval or disapproval of the matters presented for stockholder action. As of the Record Date, Common Stock was the only outstanding voting security of the Company.

NO APPRAISAL OR DISSENTERS' RIGHTS; NO PREEMPTIVE RIGHTS

     Under the CBCA, stockholders are not entitled to any statutory dissenters' rights or appraisal of their shares of Common Stock in connection with the Investment Proposal, the Charter Amendment Proposal, or the Incentive Plan Amendment Proposal. Stockholders have no preemptive rights in respect of any of the securities to be issued in connection with the Investment or any other securities issuances by the Company.

                         PURPOSE OF THE SPECIAL MEETING

     At the Special Meeting, holders of shares of Common Stock will be asked to consider and vote upon the following Proposals:

          1. The Investment Proposal: To approve the issuance and sale of zero-coupon, secured convertible notes of the Company due 2005, with a face value of $16.75 million (the "Notes") and an initial conversion price of $3.00 per share, 250,000 shares of Common Stock (the "Shares"), at a price of $3.00 per share, and 9-year warrants to purchase 1.5 million shares of Common Stock (the "Warrants") at an initial exercise price of $7.00 per share, including the reservation and subsequent issuance of the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants (the foregoing issuance and sale, the "Investment"), to one or more entities affiliated with Appaloosa Management L.P. (collectively, the "Purchasers"), and to approve and adopt the Convertible Note Purchase Agreement

     (the "Purchase Agreement"), Warrants, Registration Rights Agreement, and Security Agreement (collectively, the "Transaction Documents") and the transactions contemplated by the Transaction Documents. Approval of the Investment will be deemed to constitute approval of the Transaction Documents and the transactions contemplated by the Investment;

          2. The Charter Amendment Proposal: To amend the Company's Certificate of Incorporation to increase from 25 million (25,000,000) to 40 million (40,000,000) the number of shares of Common Stock that the Company is authorized to issue, which proposal is being proposed, in part, to ensure that there are sufficient shares of Common Stock reserved for the subsequent issuance of shares of Common Stock upon conversion of the Notes and exercise of the Warrants and as awards in connection with the Company's 1991 Long Term Incentive Plan;

          3. The Incentive Plan Amendment Proposal: To amend the Company's 1991 Long-Term Incentive Plan (as amended, the "Incentive Plan") to increase from 1 million (1,000,000) to 2.5 million (2,500,000) the number of shares of Common Stock subject to the Incentive Plan, which proposal is being proposed to ensure that there are sufficient shares of Common Stock reserved for the subsequent issuance of awards to employees and consultants under the Incentive Plan because the number of employees of the Company is expected to increase significantly in connection with the implementation of our longer-term business plan after the closing of the Investment (the "Incentive Plan Amendment"); and

          4. To transact such other business as may properly come before the Special Meeting. The Company may be required to adjourn or postpone the Special Meeting from time to time until all conditions to closing the Investment are satisfied or waived, such that the vote on the Investment will take place on the same day as the closing of the Investment.

                    PROPOSAL NO. 1: THE INVESTMENT PROPOSAL

     The Investment is the third stage of a three-part financing (the "Appaloosa Financing") entered into by the Company with the Purchasers. The agreement in principle was publicly announced in a press release issued on September 28, 1999. The first stage was consummated on October 21, 1999, whereby, pending completion of the Investment, Appaloosa Investment Limited Partnership I ("AILP"), one of the Purchasers, provided $3.0 million of interim note financing to the Company (the "First Bridge"). The second stage was consummated on January 5, 2000, whereby, pending completion of the Investment, AILP provided an additional $1.65 million of interim note financing to the Company (the "Second Bridge" and, together with First Bridge, the "Bridge Transactions") and certain terms of the First Bridge were amended. See "-- The Bridge Transactions." Stockholder approval of the Bridge Transactions was not required, and stockholders are not now being asked to approve of the Bridge Transactions in connection with the proxies being solicited hereby. If the Proposals are approved by the stockholders, and subject to the satisfaction or waiver of the conditions specified in the Purchase Agreement, the Company anticipates that the Investment, which is the third stage of the Appaloosa Financing, will be consummated on the same day as such stockholder approval.

BACKGROUND OF THE APPALOOSA FINANCING

     In the first half of 1999, legislation mandating the use of safety needles passed in several states, including California, Tennessee, and Texas. Further, one or more bills were being considered at such time by Congress for federal legislation requiring the use of safety needles. In addition, the federal Occupational Safety and Health Administration ("OSHA") began to step up enforcement of its Bloodborne Pathogens Standard and indicated that it would be considering a national standard for the use of safety needles by healthcare workers. On November 5, 1999, OSHA issued a directive requiring the use of safety needle devices that reduce the risk of accidental needlesticks to the "lowest feasible extent."

     In response to this growing mandate for safety needle products at the regulatory and legislative levels, the Company determined that it needed to develop a more aggressive expansion program. This aggressive expansion meant that the Company would require large amounts of additional capital very quickly, both for immediate short-term needs and to implement its longer-term business plan. The longer-term plans include expanding the Company's sales force, increasing its marketing efforts, expanding its production capacity, introducing additional safety needle products and accessories to supplement its existing blood collection needle line, and repaying outstanding debt.

     In order to implement this new longer-term business plan and take advantage of the growing market opportunity, the Company determined it would need to seek financing on a substantially greater level than had traditionally been available to the Company. Over the past three years, the Company had received various infusions of capital, ranging from private placement offerings and equipment sales-leaseback transactions to venture capital financings in amounts varying from $2 million to $5 million. Unfortunately, those sums only allowed the Company to implement its yearly business plans on a piecemeal basis over short periods of time and never to the full potential of those yearly plans. Additionally, management was distracted by the constant requirement to raise additional funds.

     While the Company became convinced that it needed substantially more funds, the Company did not determine a specific level of funding prior to searching for additional financing sources. The Company concluded prior to its search that the funds needed to implement its longer-term business plan would have to be substantially greater than $5 million. Other than the Investment, none of the proposals ultimately received by the Company exceeded $2 million.

     The Company initiated its search for additional financing from a variety of sources. The Company investigated debt financing through its bank and other traditional lending sources. On June 28, 1999, these inquiries led to a proposal from Bio-Invest Holding Company, Inc. ("Bio-Invest") for a sales-leaseback and new equipment financing in the amount of $2.5 million. Bio-Invest was a new investment fund which at the time was still awaiting full funding. The Company also investigated venture capital financing and other sources through firms like Ramius Capital Group ("Ramius"), a private investment firm involved in the Company's private placement of 6% convertible debentures due 2004 (the "Convertible Debentures") in April 1999. On July 13, 1999, Ramius preliminarily offered to provide additional financing on terms substantially similar to its April private placement. However, that financing, which would have yielded only $2 million in cash and options for $2 million more, fell well short of the level of financing that the Company was looking to raise. Finally, Richard Ribakove, the Company's Chairman of the Board of Directors, introduced the Company to Appaloosa Management L.P. ("Appaloosa"), another private investment fund, which preliminarily appeared to be able to provide the Company with the level of financing that it was seeking to raise. On June 30, 1999, the Company entered into a confidentiality agreement with Appaloosa, and initiated discussions and negotiations concerning a term sheet for a possible financing.

     As a result of the negotiations with Appaloosa, in August 1999, Appaloosa presented the Company with a preliminary term sheet. At that time, the Company also determined that it should seek the advice and assistance of an outside financial advisor to help review and evaluate the proposed Investment and any other financing proposals that the Company might receive.

     On September 9, 1999, the Company discussed with a representative of Pali Capital LLC ("Pali") the preliminary term sheet received from Appaloosa. Pali had previously introduced the Company to Ramius. The following week, the Company appointed Pali its financial advisor in connection with any proposed financing transaction with the Purchasers. At that time, Pali was asked to evaluate the proposed Investment including the First Bridge and alternative sources of financing. A written agreement formalizing the appointment was subsequently signed on September 23, 1999.

     During the two weeks following the initial discussion, Pali reviewed the preliminary term sheet from Appaloosa, the Company's then-current business plan, and copies of the Company's most recent Form 10-K (as amended) and most recent Forms 10-Q (as amended). Pali researched and made inquiries concerning alternative sources of financing for the Company, including the possibility of a public offering, joint ventures, and private placements. Those inquiries included the possible private placement with Ramius and possible joint venture opportunities with two larger medical device companies. Several telephone conferences took place between a representative of Pali and directors and officers of the Company during that time, discussing the various financing alternatives available to the Company. The topics of those discussions included the possible additional private placement with Ramius, as well as near-term opportunities for possible joint ventures with large medical device companies involving licensing or development fees for products sought to be manufactured by the Company.

     As a result of these discussions, Pali advised Richard Higgins, a director and former officer of the Company, that, in light of the funding level contemplated by the Company's longer-term business plan, the proposed Investment was the most beneficial financing alternative available to the Company at that time. Pali based its conclusion on the following factors:

          (i) In light of the Company's financial condition, the Company could not seek to raise capital in the public equity markets. The Company's financial statements reflected the fact that the Company had suffered year-end and quarterly net losses.

          (ii) Any other private placement financing alternative (including sales-leaseback and equipment financing), would fall far short of the funding level necessary to implement the Company's longer-term business plan.

          (iii) Although discussions had taken place with two large medical device companies, even preliminary terms for one or more joint ventures would have taken many months to develop. Moreover, none of the potential joint ventures would have exceeded the traditional financing levels.

Pali was not engaged to opine, and did not opine, as to the fairness of the Investment from a financial point of view.

     On September 21, 1999, the Board of Directors met to discuss the proposed Investment and First Bridge. The Board was informed by Mr. Higgins of the view of Pali (and the reasoning therefor) that the proposed Investment was the most beneficial financing alternative available to the Company at that time. After reviewing and discussing the terms of the proposed Investment and First Bridge, including the positive and negative factors inherent in the proposed Investment, considering alternative proposals, and assessing Appaloosa's demonstrated ability to consummate financing of the type contemplated by the Investment, the Board concluded that the proposed Investment was the most beneficial financing alternative available to the Company at that time and that the Investment (including the First Bridge) was in the best interests of the Company and its stockholders. The Board then authorized the Company to execute and deliver the final term sheet and enter into the First Bridge and, subject to obtaining the requisite stockholder approval, the Investment. See "-- Reasons for the Board's Recommendation."

     On September 24, 1999, the Company and Appaloosa executed a final term sheet with respect to the Investment, including the issuance and sale of the Notes, the Shares, and the Warrants. The final term sheet also included a provision to provide the First Bridge as interim financing to the Company pending stockholder approval and completion of the Transaction Documents needed to consummate the Investment.

     On October 7, 1999, a representative of Pali met with Mr. Carl Sahi, a director and the Company's President, to discuss the terms of the First Bridge. On October 18, 1999, the Board of Directors met to discuss the First Bridge. After reviewing the First Bridge documents and the executed term sheet for the Investment, the Board directed the appropriate officers of the Company to negotiate, execute, and deliver the First Bridge transaction documents. On October 21, 1999, the Company consummated the First Bridge, pursuant to which the Company received proceeds of $3.0 million. See "-- The Bridge Transactions."

     On November 16, 1999, the Board of Directors met to discuss the Investment and the solicitation of the requisite stockholder vote necessary to approve the Investment Proposal and the Charter Amendment Proposal. The Board reviewed, discussed, and approved the preliminary Proxy Statement (which included as exhibits thereto, the Transaction Documents), and directed the authorized officers to file it with the Securities and Exchange Commission (the "Commission").

     The First Bridge Note (as defined herein) originally matured on the earlier of December 31, 1999 or the closing of the Investment. In addition, the First Bridge Note originally provided that stockholder approval of the Investment would be obtained no later than December 31, 1999. On November 22, 1999, the Company was advised by the Commission that the preliminary Proxy Statement would be reviewed by the staff of the

Commission. Because of the time necessary for the Company to properly respond to the Commission's comments to the preliminary Proxy Statement, the Company was unable to schedule a meeting of stockholders to approve of the Investment prior to December 31, 1999. As a result, the Company and Appaloosa subsequently agreed to extend the maturity of the First Bridge Note and enter into the Second Bridge to provide additional interim financing to the Company pending stockholder approval of and consummation of the Investment. See "-- The Bridge Transactions."

     On December 30, 1999, the Board of Directors met to discuss the Second Bridge and an amendment to the First Bridge Note. After reviewing the Second Bridge documents and the First Bridge amendment, the Board directed the appropriate officers of the Company to negotiate, execute, and deliver the Second Bridge transaction documents and the First Bridge amendment. On the same day, the Company and AILP entered into an amendment to the First Bridge Note.

     On January 5, 2000, the Company consummated the Second Bridge, pursuant to which the Company received proceeds of an additional $1.65 million. See "-- The Bridge Transactions."

     On January 14, 2000, the Board of Directors authorized the Incentive Plan Amendment and directed that it be submitted to the stockholders for approval. The Board also reviewed, discussed, and approved the final terms of the negotiated Transaction Documents and directed the authorized officers to file them with the Commission and, subject to stockholder approval at the Special Meeting, execute and deliver them to Appaloosa. Copies of the final Transaction Documents are included as Exhibits to this Proxy Statement.

THE PURCHASERS

     Appaloosa, with headquarters in Chatham, New Jersey, is a private investment firm investing in, among other things, high-yield bonds, bank loans, equities, and emerging-markets securities. Appaloosa manages investment partnerships with combined capital of approximately $1.7 billion. The general partner of Appaloosa is Appaloosa Partners Inc., of which David Tepper is the sole stockholder and President. Appaloosa is general partner of AILP, a Delaware limited partnership. Appaloosa acts as an investment adviser to the Purchasers (which is expected to include AILP, Tersk LLC, a Delaware limited liability corporation, and Palomino Fund Ltd, a British Virgin Islands corporation).

THE BRIDGE TRANSACTIONS

     Pending closing of the permanent financing which constitutes the Investment, AILP and the Company entered into the Bridge Transactions as interim financings. The Bridge Transactions were approved after deliberations by the Board of Directors. Stockholder approval of the Bridge Transactions was not required, and the stockholders are not now being asked to approve these transactions in connection with the proxies being solicited hereby.

  First Bridge Transaction

     Upon the closing of the First Bridge on October 21, 1999, the Company issued and sold to AILP a 7.5% secured note in the aggregate principal amount of $3.0 million (the "First Bridge Note"). The First Bridge Note originally matured on the earlier of December 31, 1999 or the closing of the Investment. On December 30, 1999, the First Bridge Note was amended to, among other things, extend its maturity date from December 31, 1999 to the earlier of February 28, 2000 or the closing of the Investment, and increase the interest rate from 7.5% to 12%. The First Bridge Note is secured by a first priority lien on substantially all of the assets of the Company, including its patents.

     In connection with the First Bridge Note, the Company issued to the Purchasers 5-year warrants to purchase, in the aggregate, 1.0 million shares of Common Stock at an initial exercise price of $3.00 per share (the "$3 Warrants"), and 9-year warrants to purchase, in the aggregate, 1.5 million shares of Common Stock at an initial exercise price of $5.00 per share (the "$5 Warrants" and, together with the $3 Warrants, the "First Bridge Warrants"). The exercise price of the $3 Warrants will increase to $5.00 per share and the exercise price of the $5 Warrants will increase to $7.00 per share on the earlier of the closing of the Investment or October 21, 2000. The Company has the option to redeem each of the $3 Warrants for $.01, either partially or entirely, if the Common Stock trades at or above $10 per share for periods of 90 and 180 consecutive trading days, respectively. The $5 Warrants are not redeemable. The $5 Warrants contain a net exercise provision which effectively allows the holder the option to exercise the warrants without paying cash to the Company. The holder will receive the number of shares of Common Stock evidenced by the warrants, less the number of shares with a fair market value equal to the exercise price. The $3 Warrants do not contain a net exercise provision.

     Pursuant to a letter agreement, dated December 30, 1999 (the "Letter Agreement"), between the Company and AILP, the $3 Warrants will be replaced, under the circumstances described below, by an equal amount of new 5-year warrants identical in amount and substantially identical in form to the $3 Warrants with an exercise price of $4.00 per share (such warrants, the "Replacement Warrants") on the earlier of the closing of the Investment or February 28, 2000. The Replacement Warrants, if issued, will contain customary provisions, including anti-dilution protection. In addition, the Replacement Warrants will contain provisions granting preemptive rights to the Purchasers in connection with future issuances of debt and equity securities by the Company. On the other hand, if the Investment is not closed by February 28, 2000 because the conditions to close were satisfied or waived and the Purchasers failed to close the Investment for any reason or no reason, then, the $3 Warrants will be replaced by an equal amount of 5-year warrants substantially identical in form to the $3 Warrants, with an exercise price of $5.00 per share on February 28, 2000. If, however, the Investment is not closed by February 28, 2000 because the conditions to the Purchasers' obligations to close were not satisfied or waived, or if so obligated, the Company failed to close the Investment for any reason or no reason, then, the $3 Warrants will remain in full force and effect and the terms and conditions of the $3 Warrants will remain unchanged.

  Second Bridge Transaction

     Upon the closing of the Second Bridge on January 5, 2000, the Company issued and sold to AILP a 15% secured note in the aggregate principal amount of $1.65 million (the "Second Bridge Note" and, together with the First Bridge Note, the "Bridge Notes"). The Second Bridge Note matures on the earlier of February 28, 2000 or the closing of the Investment. Other than as set forth above, the Second Bridge Note contains terms substantially identical to the First Bridge Note, as amended.

     Pursuant to the Letter Agreement, the Company has agreed to sell to the Purchasers, on the earlier of February 28, 2000 or the closing of the Investment, additional 5-year warrants to purchase, in the aggregate, 200,000 shares of Common Stock at an exercise price of $3.00 per share (the "Second Bridge Warrants" and, together with the First Bridge Warrants, the "Bridge Warrants"). The Second Bridge Warrants contain a net exercise provision and are not redeemable.

     Pali was not engaged to assess the Second Bridge and therefore did not review the Second Bridge transaction documents.

  Summary of the Bridge Transactions

     As of the date hereof, the Bridge Transactions have been consummated and, as a result thereof, the Purchasers have been (and in the case of the Second Bridge Warrants, will be) issued, in the aggregate, the following securities of the Company:

     - a 12% secured note in the aggregate principal amount of $3,000,000;

     - a 15% secured note in the aggregate principal amount of $1,650,000; and

     - warrants to purchase 2,700,000 shares of Common Stock.

     The Bridge Notes are not convertible into Common Stock. The Bridge Warrants are exercisable into shares of Common Stock and, if exercised, would represent approximately 16% of the outstanding shares of Common Stock as of the Record Date, or 14% on a fully diluted basis. "Fully diluted basis" assumes, in addition to the foregoing, the conversion of all Convertible Debentures and the exercise of all warrants and options to purchase Common Stock outstanding as of the Record Date.

THE INVESTMENT TRANSACTION

     Set forth below is a summary of the terms of the Investment, which does not purport to be complete. This discussion is qualified in its entirety by reference to the complete text of the Transaction Documents, which are attached as Exhibits to this Proxy Statement. Stockholders are urged to read this Proxy Statement and the Exhibits hereto in their entirety. Following stockholder approval of the Investment Proposal, the Transaction Documents will be executed by the respective parties. Stockholders are further reminded that approval of the Investment will be deemed to constitute approval of the Transaction Documents and the transactions contemplated by the Investment.

  The Purchase Agreement.

     The Purchase Agreement is attached to this Proxy Statement as Exhibit A. Capitalized terms used but not defined herein shall have the respective meanings given to them in the Purchase Agreement.

     WITH LIMITED EXCEPTIONS, ALL COVENANTS, AGREEMENTS, REPRESENTATIONS, AND WARRANTIES CONTAINED IN THE PURCHASE AGREEMENT TERMINATE WHEN ALL OF THE NOTES AND AMOUNTS DUE THEREUNDER HAVE BEEN PAID IN FULL. IN THE EVENT OF A DEFAULT IN THE PERFORMANCE OF ANY AGREEMENT OR COVENANT IN THE PURCHASE AGREEMENT OR IN THE EVENT ANY REPRESENTATION OR WARRANTY WAS FALSE IN ANY MATERIAL RESPECT ON THE DATE AS OF WHICH IT WAS MADE OR DEEMED TO BE MADE, THE PURCHASERS HAVE THE RIGHT TO ACCELERATE THE MATURITY DATE OF THE NOTES AND FORECLOSE AGAINST THE COMPANY'S ASSETS PLEDGED AS COLLATERAL FOR THE NOTES, INCLUDING THE COMPANY'S PATENTS.

     Terms. The Purchase Agreement provides that, at the closing of the Investment, in consideration for an aggregate payment of $17.5 million in cash to the Company, the Purchasers will be issued the Notes, the Shares, and the Warrants.

     - The Notes are zero-coupon notes, have a face amount of $16.75 million, and accrue interest at a semi-annual compound rate of 7.5%, payable at maturity. The Notes mature on February 28, 2005 and will accrete from $16.75 million to an aggregate of approximately $24.2 million at maturity. The Notes are initially convertible into an aggregate of approximately 5.6 million shares of Common Stock at a conversion price of $3.00 per share. Upon maturity, assuming that the Notes have not been repaid or redeemed, the Notes will be convertible into approximately 8.1 million shares of Common Stock. The Notes are secured by substantially all the assets of the Company.

     - The 250,000 Shares are being issued to the Purchasers at $3.00 per share.

     - The Warrants entitle the holders thereof to purchase from the Company for a period of 9 years from issuance, an aggregate of 1.5 million shares of Common Stock at an exercise price of $7.00 per share.

     Closing. Unless the Investment is terminated and the transactions contemplated thereby are abandoned, the closing will take place on the same date approval is received from the stockholders but in no event later than February 28, 2000 (the "Closing").

     Representations and Warranties. The Purchase Agreement contains various customary representations and warranties of the Company relating to the following matters: (i) Organization; Subsidiaries; (ii) Due Authorization; (iii) Capitalization; (iv) SEC Reports Correspondence; (v) Financial Statements; (vi) Litigation; (vii) Title to Properties; Insurance; (viii) Consents, etc.; (ix) No Material Adverse Change; (x) Taxes; (xi) Compliance with ERISA; (xii) Labor Relations; (xiii) Intellectual Property Rights; (xiv) Possession of Franchises, Licenses, Etc.; (xv) Compliance with Laws; (xvi) Conflicting Agreements and Certificate of Incorporation Provisions; (xvii) Suppliers; (xviii) Products;
(xix) Offering of the Securities; (xx) Existing Indebtedness; Future Liens;
(xxi) Environmental Matters; (xxii) Solvency; (xxiii) Security Documents; (xxiv) Brokers or Finders; (xxv) Holding Company Act and Investment Company Act; (xxvi) Related Party Transactions; (xxvii) Year 2000; and (xxviii) Disclosure.

     Covenants. The Purchase Agreement contains various covenants of the Company relating to the following matters: (i) Maintenance of Office or Agency;
(ii) Money for Security Payments to be Held in Trust; (iii) Existence; (iv) Maintenance of Properties; (v) Payment of Taxes and Other Claims; (vi) Limitation on Indebtedness; (vii) Limitation on Encumbrances; (viii) Limitation on Related Party Transactions; (ix) Limitation on Dividends; Stock Issuances;
(x) Subsidiary Guarantees; (xi) Additional Offerings of Securities; (xii) Pledges of Intercompany Notes; (xiii) No Speculative Transactions; (xiv) Restricted Investments; (xv) Financial Covenants; (xvi) Sale and Leaseback Transactions; (xvii) Line of Business; (xviii) Sale of Assets; (xix) Indenture Relating to the Notes; (xx) Financial Statements and Information; (xxi) Inspection; (xxii) Compliance with Laws; (xxiii) Supplemental Disclosure; (xxiv) Proceeds; (xxv) Insurance; Damage to or Destruction of Collateral; (xxvi) Rights of Required Holders to Designate Directors; Board Composition; (xxvii) Executive Officers; (xxviii) Board and Committee Notice Requirement; (xxix) Reimbursement of Certain Expenses; (xxx) Limitation of Agreements; (xxxi) Redemption of Convertible Debentures; (xxxii) Preparation of Quarterly Budgets; and (xxxiii) Operations in Accordance with the Business Plan.

     The covenants survive execution of the Purchase Agreement and remain in force until the Notes are fully paid. The covenants may be waived only upon the written consent of holders of at least 51% of the aggregate accreted value of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its affiliates).

     Please consider carefully the following covenants:

          (i) No Sale of the Company. The Company shall not acquire or merge with any other entity, nor shall it sell all or substantially all of its assets to any other entity.

          (ii) Financial Covenants. The Company is required to exceed/not to exceed certain specified levels of minimum Operating Profit or maximum Operating Loss for three-month periods and Product Sales Revenues for three- and twelve-month periods and certain specified levels of consolidated Capital Expenditures for six-month periods. These levels at times may represent a significant improvement in Company results and a significant increase in capital expenditures from historical levels.

          "Operating Profit (Loss)" is defined in the Purchase Agreement to mean, for any given period, net income (loss) for such period (exclusive of (a) all amounts in respect of any extraordinary gains or losses, (b) gains and losses arising from the sale or other disposition of assets not in the ordinary course of business, (c) earnings and losses from discontinued operations and (d) fees and expenses incurred by the Company (including reasonable attorneys' and accountants' fees and expenses) in connection with the offer and sale of the Notes) plus, to the extent reflected as a charge in the statement of Consolidated Net Income (as defined in the Purchase Agreement) for such period, the sum of: (i) all taxes measured by income (whether paid or deferred) and (ii) interest expense (net of interest income). For the applicable periods, the minimum/maximum Operating Profit (Loss) for the three-month periods ranges from a loss of $525,000 to a profit of $3,000,000. Some periods do not have designated levels.

          "Product Sales Revenues" are defined in the Purchase Agreement to mean revenues from the sale of medical products manufactured by the Company calculated in accordance with generally accepted accounting principles
     (GAAP) (excluding revenues generated by licensing, distribution, supply or similar arrangements). For the applicable periods, the minimum Product Sales Revenues for the three-month periods range from $1,250,000 to $13,500,000, and for the twelve-month periods a range from $7,000,000 to $52,500,000. Some periods do not have designated levels.

          "Capital Expenditures" are defined in the Purchase Agreement to mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of capitalized lease obligations. For the applicable six-month periods, the maximum amount of Capital Expenditures ranges from $3,000,000 to $3,900,000.

          The specified minimum or maximum levels were determined in consultation with Appaloosa based upon the following criteria: sales forecasts, historical sales levels, the current atmosphere of regulatory change in the safety medical products industry, future applications of the Company's patented technology, expected capital expenditures as the result of increased production capacity, and cost reductions as a result of increased product sales volume.

          As with all of the covenants, the failure to achieve these levels will constitute an event of default under the Purchase Agreement pursuant to which the Purchasers may accelerate the maturity of the Notes and declare them immediately due and payable.

          (iii) Right to Designate Board Members. The size of the Board of Directors will be expanded by the Board from five to seven members. The Purchasers will have the right to designate two of the seven directors (the "Purchaser Designees"). The Board will then appoint the two Purchaser Designees to fill the newly-created vacancies. Thereafter, the Board will nominate the Purchaser Designees and use its best efforts to cause them to be elected by the stockholders at any annual meeting of stockholders. The Company will also cause the Purchaser Designees to be appointed to any committee of the Board, the board of directors of any subsidiary, or any committee thereof.

          Appaloosa has informed the Company that it intends to designate James
     E. Bolin and Scott Tepper as the Purchaser Designees.

          Mr. Bolin, age 41, has been a Vice President and Secretary of Appaloosa Partners Inc. since 1995. He had previously been a Vice President and Director of Corporate Bond Research at Goldman, Sachs & Co. He also worked at Smith Barney, Harris Upham in the Fixed Income Research Department. Mr. Bolin holds a Bachelor of Arts from Washington University in St. Louis and an MBA in accounting and finance from the University of Missouri-St. Louis. Mr. Bolin has also served as a director of INAMED Corporation since March 18, 1999.

          Mr. Tepper, age 39, is the founder and lead integration consultant for KST Consulting, a healthcare and healthcare technology consulting firm, since July 1994. From August 1994 to June 1998, Mr. Tepper served as the Senior Vice President for Medisolution Ltd., a healthcare company in Canada. Prior to that, Mr. Tepper was a Senior Director for Foxmeyer Health, a pharmaceutical distribution and product logistics firm. Mr. Tepper is the brother of David Tepper, the sole stockholder and President of Appaloosa Partners Inc., the general partner of Appaloosa.

          (iv) Non-Voting Observer. The Purchasers will be entitled to designate a Non-Voting Observer to attend and participate in (but not vote at) all meetings of the Board of Directors and its committees, and the board of directors of any subsidiary, or any committee thereof.

          (v) Executive Officers. Any change in, or appointment of, key executive officers of the Company, including, but not limited to, the Chief Executive Officer, the Chief Financial Officer, Executive Vice Presidents, Chief Operating Officer, General Counsel, or similar positions requires the affirmative vote of the Purchaser Designees. Following the Closing, the Company will hire an additional key officer to fill one of the senior executive positions, whose appointment requires the approval of the Board of Directors (including the affirmative vote of the Purchaser Designees).

          (vi) Restricted Use of Proceeds. The Company will use a portion of the net proceeds from the Investment for the specified purposes set forth in this Proxy Statement. See "-- Use of Proceeds." The remaining net proceeds to be used for working capital will be deposited in a restricted account and disbursed in amounts equal to quarterly operating budgets prepared by the Company and approved by the Board of Directors (including the affirmative vote of the Purchaser Designees). The Company must remain in compliance with the terms of the Purchase Agreement in order for the remaining net proceeds to be disbursed. In the event of a default on the Notes, the monies deposited in the restricted account would be considered cash collateral subject to the Security Agreement (as described herein).

          (vii) Limitation on Indebtedness. The Company shall not create, incur, assume, or directly or indirectly guarantee or in any other manner become directly or indirectly liable for the payment of any indebtedness, including, but not limited to, the issuance of debt securities and capitalized lease obligations. Notwithstanding the foregoing, permitted indebtedness includes indebtedness and obligations under the Notes, any indebtedness and obligations outstanding on the date of the Closing, and indebtedness incurred in the ordinary course of business and consistent with past practice not to exceed $1,000 individually or in the aggregate.

          (viii) Redemption of Notes. Subject to the Purchasers' right to convert the Notes at any time, the Company has the right, at its sole option and election, to redeem the Notes, in whole or in part, 2 years after the Closing at a redemption price of 145% of the accreted value of the Notes and 3 years after the Closing at a redemption price of 110% of the accreted value of the Notes.

          (ix) Redemption of the Outstanding Debentures. The Company shall cause all of its outstanding Convertible Debentures to be redeemed in accordance with the terms and conditions thereof.

          (x) Conversion Price Adjustment. The price at which the Notes are convertible into shares of Common Stock is subject to adjustment for (a) customary anti-dilution events such as stock splits, stock dividends, recapitalizations, and reorganizations; (b) future issuances of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) below the then-current conversion price; (c) dividends or other distributions on the Common Stock; and (d) expired tender or exchange offers by the Company (or its affiliates) where the fair market value of the consideration exceeds the current market price per share of Common Stock. In addition, in the case of a consolidation, merger, or sale of all or substantially all of the Company's assets in which the successor or purchasing entity is other than the Company, or other transaction which is effected in such a manner that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, each Note then outstanding shall thereafter be convertible into, in lieu of the Common Stock issuable upon such conversion prior to consummation of such transaction, the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such transaction by a holder of that number of shares of Common Stock into which the accreted value of such Note was convertible immediately prior to such transaction. Further, the Company must ensure that the provisions of the conversion price adjustments remain applicable to the Notes after such consolidation, merger, or sale. The initial conversion price is $3.00 per share of Common Stock.

          (xi) Change of Control. The Company shall make an offer to acquire the Notes for cash at a redemption price of 110% of the accreted value of the Notes in the event of a change of control, merger, consolidation, or other combination involving the Company.

          (xii) Limitation on Stock Issuances; Dividends. The Company may not offer or issue any shares of preferred stock, no par value ("Preferred Stock"), or Common Stock, except for the Shares and Common Stock issuable upon either the exercise of the Warrants and the Bridge Warrants or the conversion of the Notes, or for other approved purposes (for example, issuances of shares underlying options, warrants and convertible securities outstanding on the date of Closing and issuances of shares under the Company's Incentive Plans). In addition, the Company will not declare any dividends on any shares of its capital stock, nor set aside assets toward the purchase, redemption, retirement, exchange, or other acquisition of any shares of its capital stock.

          (xiii) Right of First Refusal. Prior to any future equity financing with one or more third parties, the Company must first offer the securities to the then-holders of the Notes for a period of not less than 20 days. If they determine not to proceed, the Company is permitted to seek third-party investors on no less favorable terms than offered to the holders of the Notes.

          (xiv) Business Plan and Quarterly Budgets. The business and operations of the Company shall be conducted in accordance with a business plan developed by the Company in consultation with Appaloosa and quarterly budgets prepared by the Company and approved by the Board of Directors (including the affirmative vote of the Purchaser Designees).

     In addition to stockholder approval (see "-- Why The Company Is Requesting Stockholder Approval"), the consummation of the Investment is expected to be subject to the satisfaction or waiver of certain customary conditions to Closing, including there having been no enactment, issuance, promulgation, enforcement, or entering into of any law by a governmental entity (defined to include self-regulatory organizations) that effects or has the effect of making all or any terms of the Investment illegal or otherwise restraining or prohibiting such transactions. In the event that a governmental entity shall determine that any of the transactions contemplated by the Investment violate any applicable rules or regulations of such governmental entity, Appaloosa may, at its sole discretion, either (i) abandon the Investment or (ii) modify the structure of the Investment in a manner to comply with such rule or regulation.

  The Warrants.

     Pursuant to the Purchase Agreement, on the Closing of the Investment, the Company will issue the Warrants to the Purchasers. The form of the Warrants is attached to this Proxy Statement as Exhibit B. The Warrants entitle the holders thereof to purchase from the Company, for a period of 9 years from issuance, an aggregate of 1.5 million shares of Common Stock at an exercise price of $7.00 per share. The Warrants contain a net exercise provision and are not redeemable.

     The number of shares of Common Stock for which the Warrants are exercisable and the warrant price will be subject to adjustment for (i) customary anti-dilution events such as stock splits, reverse stock splits, stock dividends, or other distributions; and (ii) issuances of shares of Common Stock below the then-current warrant price, including the issuance of warrants, rights, or other securities convertible into or exercisable for shares of Common Stock, but not including (a) issuances of Company securities (including underlying shares of Common Stock) to the Purchasers, its affiliates, or any subsequent holders of the Notes, Warrants, or Bridge Warrants; (b) issuances of Common Stock upon the exercise, exchange, or conversion of outstanding securities of the Company (and upon any antidilution adjustments thereto); and
(c) issuances upon the exercise of securities issued or to be issued under the Company's Incentive Plans. In addition, in the event of a reorganization, reclassification, consolidation, or merger of the Company with or into another corporation, or the sale of all or substantially all of its assets to another corporation and, as a result thereof, holders of Common Stock are to receive shares of common stock or other property (including cash) of the successor or acquiring corporation, then the warrant holder shall have the right thereafter to receive, upon exercise of the Warrants and payment of the then-current warrant price, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and other property receivable upon or as a result of such reorganization, reclassification, merger, consolidation, or disposition of assets by a holder of the number of shares of Common Stock for which the Warrants are exercisable immediately prior to such event. Furthermore, the surviving entity shall expressly assume the covenants and conditions contained in the Warrants.

     The Warrants (as well as the Replacement Warrants and the Second Bridge Warrants) contain provisions providing for preemptive rights whereby the holder has the right to purchase the amount of future securities offered by the Company equal to the holder's proportional interest among all Warrants outstanding on the date thereof.

  The Registration Rights Agreement.

     The Company will enter into the Registration Rights Agreement with the Purchasers at the Closing of the Investment. The form of such Registration Rights Agreement is attached to this Proxy Statement as Exhibit C.

     Under the Registration Rights Agreement, the Purchasers have the right to demand that the Company effect the registration under the Securities Act of 1933, as amended (the "Securities Act"), of all or part of their Registrable Securities having an aggregate anticipated offering price of at least $1 million. Registrable Securities are defined to mean (i) the shares of Common Stock issuable upon conversion of the Notes, (ii) the Shares, (iii) the shares of Common Stock issuable upon exercise of the Warrants and the Bridge Warrants, and (iv) any other additional shares of Common Stock the Purchasers may otherwise acquire. In an underwritten offering, no securities other than Registrable Securities shall be included among the securities covered by such demand registrations unless (i) such inclusion is pursuant to and subject to the terms of the applicable underwriting agreement or arrangements and, (ii) in the opinion of the underwriter, the inclusion of such securities will not have a material adverse effect on the offering (including, without limitation, on the pricing of the offering). If the offering is not an underwritten offering, there is no limitation on the inclusion of other securities therein.

     The Purchasers are also entitled to request inclusion, in any registration of securities by the Company, of all or part of their Registrable Securities. If the number of Registrable Securities requested to be included in such registration would materially adversely affect an underwritten offering (as determined by the underwriter), then the Company will include in such registration, first, the securities proposed by the Company to be sold for its own account, and, second, the Registrable Securities and all other securities of the Company to be included in such registration on behalf of other selling stockholders to the extent of the number and type approved by the underwriter, pro rata among the participating holders of Registrable Securities and such other selling stockholders of securities requesting such registration.

     The Company has agreed to pay all registration expenses incident to the registration and disposition of the Registrable Securities registered pursuant to the Registration Rights Agreement (other than underwriting discounts and commissions in respect thereof, which shall be paid by the selling stockholders of the Registrable Securities); provided, however, that with respect to the demand registrations, the Company is only required to pay such expenses for the first three of such demand registrations.

     The Registration Rights Agreement and the registration and other rights contained therein may be assigned by each of the Purchasers to subsequent holders of such Purchaser's Registrable Securities. The Registration Rights Agreement contains customary provisions relating to registration procedures and indemnification and contribution relating to the exercise by the holders of Registrable Securities of their registration rights thereunder.

  The Security Agreement.

     The Company will enter into the Security Agreement with the Purchasers at the Closing of the Investment. The form of such Security Agreement is attached to this Proxy Statement as Exhibit D.

     The Company will grant a first priority security interest to Appaloosa, as the collateral agent, for the ratable benefit of the holders of the Notes, in all of the assets of the Company (including all of its patents) not encumbered by certain First Mortgage Notes Payable in which Victor and Margaret Demattia have a perfected first priority security interest or certain Equipment Lease Facilities, dated May 15, 1995, June 22, 1995, and June 28, 1996, between the Company and Finova Capital Corporation in which Finova has a perfected first priority security interest. In these latter assets, the Company will grant a second priority security interest to Appaloosa, as the collateral agent, for the ratable benefit of the holders of the Notes.

  Summary of the Investment Transaction

     At the Closing of the Investment, the Company will receive an aggregate payment of $17.5 million in cash. As a result thereof and as a result of the Bridge Transactions (assuming the immediate repayment of the Bridge Notes), the Purchasers will hold, in the aggregate, the following securities of the Company:

     - 7.5% secured Notes in the aggregate principal amount of $16,750,000;

     - 250,000 Shares; and

     - warrants to purchase 4,200,000 shares of Common Stock.

     Following the Closing of the Investment, the Purchasers will initially own 250,000 shares of Common Stock, which represents approximately 2% of the outstanding Common Stock on the Record Date, or 1% on a fully diluted basis. Assuming the immediate conversion of the Notes and the exercise of the Warrants and the Bridge Warrants, the Purchasers will own 10,033,333 shares of Common Stock, or approximately 42% of the outstanding Common Stock on the Record Date, or 38% on a fully diluted basis. Similarly, assuming conversion of the Notes at maturity, and assuming further that the Notes have not been repaid or redeemed and that there has been no change to the Company's capital structure between the Record Date and such time, the Purchasers will own approximately 12,518,162 shares of Common Stock, or approximately 47% of the aggregate outstanding Common Stock on the Record Date, or 43% on a fully diluted basis. Each of the foregoing calculations do not contemplate the application of anti-dilution adjustments.

     With respect to the Warrants, the Bridge Warrants, and other outstanding warrants, the above calculations do not consider the effect of out-of-the-money exercise prices (i.e., warrants which have an exercise price above the then-current market price of the Common Stock) which would inhibit exercise of such warrants, or, in the event such warrants are in-the-money (i.e., warrants which have an exercise price below the then-current market price of the Common Stock), the application of the respective net exercise provisions which could reduce the number of underlying shares of Common Stock ultimately issued upon exercise. By way of example, on January 12, 2000, the closing price of the Common Stock was $4 per share. Upon the Closing of the Investment, the Purchasers will hold warrants to purchase 4.2 million shares of Common Stock as follows:

     - 1,000,000 warrants with an exercise price of $4 per share (the Replacement Warrants)

     - 3,000,000 warrants with an exercise price of $7 per share (the Warrants and $5 Warrants)

     - 200,000 warrants with an exercise price of $3 per share (the Second Bridge Warrants)

Assuming the then-current market price of the Common Stock at the Closing of the Investment is $4 per share, only the 200,000 Second Bridge Warrants exerciseable at $3 per share would be in-the-money. If the net exercise provision was invoked by the Purchasers, the cashless exercise would result in an aggregate of 50,000 shares of Common Stock being issued to the Purchasers.

WHY THE COMPANY IS REQUESTING STOCKHOLDER APPROVAL

     The Company's listing agreement regarding the quotation of the Common Stock on the Nasdaq SmallCap Market requires the Company to comply with certain "non-quantitative designation criteria." These criteria include the requirement that, with certain exceptions, issuers whose securities are listed on the Nasdaq SmallCap Market obtain stockholder approval of the issuance of discounted or potentially discounted shares of Common Stock equal to 20% or more of the number of shares or voting power then outstanding. Stockholder approval is also required for transactions which result in "change in control." Although the Company is not certain that the terms of the Investment, including the issuances and sales of shares of Common Stock contemplated by the Investment, constitute a "change in control" under the Nasdaq's rules, if the transactions were to be so construed, the approval sought hereby would also be effective to satisfy the stockholder vote required for that purpose as well.

CONSEQUENCES IF STOCKHOLDER APPROVAL NOT OBTAINED

     If the Investment Proposal and the Charter Amendment Proposal are not approved by the stockholders on or before February 28, 2000, the Investment will not be consummated, and the Company will be in default under the Bridge Notes. Consequently, AILP would have the right to declare all amounts due under the Bridge Notes to become immediately due and payable, and the Company would be liable to Appaloosa for its fees and expenses incurred in connection with the proposed Investment. In addition, the Company would be obligated to register for resale the shares of Common Stock underlying the Bridge Warrants.

     Without consummating the Investment, there can be no assurance that the Company will have the financial resources to repay the Bridge Notes at the time that they mature, in which case the Purchasers will have the right to foreclose on the assets of the Company, including its patents. In addition, without the funds provided by the Investment, the Company will be unable to implement its longer-term business plan.

POSSIBLE DISADVANTAGES OF APPROVING THE INVESTMENT PROPOSAL

     Potential Loss of Patents and Other Assets. The Company will be subject to a number of restrictive covenants, including the financial covenants and the covenant giving holders of the Notes the right to designate two of the seven members of the Board of Directors, for so long as the Notes remain outstanding. See "-- The Investment Transaction -- The Purchase Agreement." The Notes mature 5 years from the

Closing of the Investment. The Purchasers and subsequent holders of the Notes have the ability to convert the Notes into shares of Common Stock up to the maturity date. The Company cannot redeem the Notes until 2 years from the Closing of the Investment. The Purchasers and subsequent holders of the Notes may decide not to convert the Notes prior to their maturity. The Company's Notes are secured by substantially all of the Company's assets, including its patents. The Board of Directors believes that the financial covenants and other covenants contained in the Purchase Agreement to be reasonable and achievable; however, the failure to achieve or abide by these covenants will constitute a default under the Notes and could result in a loss of the Company's patents and other assets.

     Potential for Default Upon Failure to Adhere to Financial Covenants. As noted above, the Company will be subject to certain financial covenants. The Company is required to exceed certain levels of minimum Operating Profit or maximum Operating Loss for three-month periods (ranging from a loss of $525,000 to a profit of $3,000,000), to exceed certain levels of Product Sales Revenues for three- and twelve-month periods (ranging from $1,250,000 to $13,500,000 for the three-month periods and from $7,000,000 to $52,500,000 for the twelve-month periods), and not to exceed certain levels of consolidated Capital Expenditures for six-month periods (ranging from $3,000,000 to $3,900,000). Although the Board of Directors believes these financial covenants to be reasonable and achievable, these levels represent a significant increase from historical levels. The failure to achieve or abide by these levels will constitute an event of default under the Purchase Agreement pursuant to which the holders of the Notes may accelerate the maturity of the Notes and declare them immediately due and payable and, if the Company fails to repay the Notes, foreclose against the Company's assets pledged as collateral, which could result in a loss of the Company's patents and other assets.

     Potential for a Conflict of Interest by the Purchaser Designees. If the Company's stockholders approve the Investment Proposal, the Purchaser Designees will constitute two of the seven members of the Board of Directors and will be designated by Appaloosa, as collateral agent for the holders of the Notes. The Purchasers will collectively be the Company's largest creditor. The Purchaser Designees are serving at the request of the Purchasers, and, as a result, the Purchaser Designees may be faced with certain conflicts of interest or appearances of conflicts of interest. The Purchaser Designees have advised the Company that if any such conflict should arise, the Purchase Designees will resolve it in a manner consistent with their fiduciary duties to the Company and its stockholders.

     Potential for Increased Dilution of Common Stockholders. If the Company's stockholders approve the Investment Proposal, the Shares, together with shares of Common Stock that may ultimately be issued upon the conversion of the Notes and the exercise of the Warrants and the Bridge Warrants, may reduce (possibly to a significant extent) the percentage ownership of the current holders of the Common Stock. Although the earnings that the Company may derive from expansion of its business could reduce (or even possibly offset) any economic dilution, there can be no assurance that this will occur. Following the Closing of the Investment, and assuming the immediate conversion of the Notes and the exercise of the Warrants and Bridge Warrants, the Purchasers would own approximately 42% of the aggregate outstanding Common Stock on the Record Date, or 38% on a fully diluted basis.

     Assuming that there has been no change to the Company's capital structure between the Record Date and the Closing, and assuming further that the Bridge Transactions closed as of the Record Date, the following table illustrates the dilutive effects of the Investment and Charter Amendment Proposals:

                                 CAPITALIZATION AS OF THE    CAPITALIZATION AS OF THE
                                  RECORD DATE WITHOUT THE      RECORD DATE WITH THE      CAPITALIZATION IMMEDIATELY
                                    BRIDGE TRANSACTIONS         BRIDGE TRANSACTIONS         AFTER THE INVESTMENT
                                 -------------------------   -------------------------   ---------------------------
Common Stock Authorized........  25,000,000                  25,000,000                   40,000,000
Common Stock Outstanding.......                14,084,900                  14,084,900                    14,334,900
Employee Stock Options.........                   544,650                     544,650                       544,650
Non-Employee Directors Stock
  Options......................                    35,000                      35,000                        35,000
Warrants*......................                 1,416,965                   3,957,974                     5,741,553
Convertible Debt -- Ramius.....                   355,960                     355,960                       355,960
Convertible Debt -- the
  Purchasers...................                                                                           5,583,333
TOTAL SHARES...................                16,437,475                  18,978,484                    26,595,396
Percent of Purchasers Equity
  Interest (fully diluted).....                         0%                         14%                           38%

---------------

* For purposes of this table only, the 200,000 Second Bridge Warrants are depicted as part of the Investment because they are not being issued until the Closing.

     Potential for Increased Number of Shares Available for Sale. The approval of the Investment Proposal could result in a greater number of shares of Common Stock becoming eligible for sale into the public market. The Company is required to keep in effect for 180 days one or more registration statements under the Securities Act that allows the public resale of the Shares and the shares of Common Stock issued upon conversion of the Notes and exercise of the Warrants and the Bridge Warrants. See "-- Registration Rights Agreement." Such sales, or the possibility of such sales, could depress the market price of the Common Stock.

     Potential Effects on the Company's Ability to Obtain Additional Equity Capital. The approval of the Investment Proposal may inhibit the Company's ability to obtain additional equity capital. The higher market capitalization and possible dilution may inhibit the Company's opportunities for public and private equity funding. See "-- The Investment Transaction -- Summary of the Investment Transaction." In addition, the requirement that certain transactions cannot be effected without the consent of the Board of Directors (including the affirmative vote of the Purchaser Designees) (see "-- The Investment
Transaction -- Covenants -- Restricted Use of Proceeds", "-- Executive Officers" and "-- Business Plan and Quarterly Budgets"), the right of first refusal, and anti-dilution protection also may hinder efforts to obtain equity capital.

     Possible Change of Control. The approval of the Investment Proposal will result in the issuance of a large number of shares of Common Stock, thereby possibly resulting in a change of control of the Company if the converting holders were to retain such shares of Common Stock rather than sell them. In addition, the board seats held by the Purchaser Designees, the requirement that certain transactions cannot be effected without the consent of the Board of Directors (including the affirmative vote of the Purchaser Designees), the Purchaser Designees' membership on all Board committees, and other contractual rights contained in the covenants may, in the aggregate, result in a change of control of the Company.

     Potential for Discouraging Certain Changes of Control. The potential for the issuance of a larger number of shares of Common Stock following stockholder approval of the Investment Proposal might tend to have the effect of delaying, deferring, or preventing future changes in control of the Company by parties other than the Purchasers or subsequent holders of the Notes, or discouraging tender offers for the Company because of the higher market capitalization and the concentration of voting power in a small number of affiliated entities.

     The Board of Directors considered these potential disadvantages, and concluded that they are outweighed by the advantages of the Investment. See "-- Recommendation of the Board."

USE OF PROCEEDS

     The Company estimates that its net proceeds of the Investment from the issuance and sale of the Notes, the Shares, and the Warrants will be approximately $16,908,000 after deducting the estimated financing fees and expenses payable by the Company of approximately $450,000. This amount does not include the proceeds from the Bridge Transactions; however, as noted below, the Bridge Notes will be immediately repaid from the net proceeds at the Closing of the Investment.

     The Company intends to use the net proceeds of the Investment primarily for working capital to support the growth of its business, including expanding the Company's sales force, increasing its marketing efforts, expanding its production capacity, introducing additional safety needle products and accessories to supplement its existing blood collection needle line, and repaying outstanding debt.

     The following table sets forth the Company's estimated allocation of the net proceeds:

Redemption of Convertible Debentures (amount outstanding as
  of December 31, 1999).....................................  $ 1,408,000
Repayment of Bridge Notes (including interest)..............  $ 4,792,000
Working Capital.............................................  $10,708,000
Total Net Proceeds..........................................  $16,908,000

     The Company will use the net proceeds of the Investment for the purposes set forth above. The net proceeds allocated to working capital will be deposited in a restricted account and disbursed in amounts equal to quarterly operating budgets prepared by the Company and approved by the Board of Directors (including the affirmative vote of the Purchaser Designees). The Company must remain in compliance with the terms of the Purchase Agreement in order for the remaining net proceeds to be disbursed. Pending the disbursement of funds, the remaining net proceeds from the Investment will be held in local bank in a short-term investment account backed by either U.S. treasury bonds or federal agency obligations.

     The Company will similarly use any proceeds of the Warrants and the Bridge Warrants for the purposes set forth above. Assuming the Warrants and the Bridge Warrants are exercised, the Company could receive up to $25.6 million in additional funding. However, there are two factors which may reduce this amount:
First, the only warrants that do not contain a net exercise provision are the $4 Replacement Warrants for 1 million shares of Common Stock. Even assuming exercise of the Warrants and the Bridge Warrants, if each of the net exercise provisions are invoked as may be expected, the capital received by the Company would be limited to $4 million. Second, a vast majority of the warrants are out-of-the-money. If the price of the Common Stock does not increase substantially, this again could reduce any proceeds ultimately received by the Company.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     On September 21, 1999, by unanimous vote, the Board of Directors: (i) determined that the Investment (including the First Bridge) was the financing alternative most beneficial to the Company and its stockholders, (ii) approved the Investment (subject to stockholder approval) and the First Bridge as being in the best interests of the Company and its stockholders, and (iii) resolved to recommend that the stockholders vote in favor of the Investment Proposal and the Charter Amendment Proposal. In deciding to approve the Investment, the Board thoroughly considered all of the factors that it deemed relevant to its decision, including those listed below. In view of the variety of factors considered in connection with its evaluation of the Investment, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.

     The factors that the Board of Directors considered as positive in its decision to proceed with the Investment Proposal included:

          1. There would be an enhancement of the Company's strategic position in the manufacture of bio-medical products and certain other companies in the industry have greater financial resources. If the

     Company did not consummate the Investment, it would have to defer the growth stage of its longer-term business plan and, as a result of such delays, may lose certain business opportunities.

          2. The funds received as a result of the sale of the First Bridge Notes would help satisfy the Company's immediate capital requirements.

          3. The Company had had preliminary discussions with alternative sources of financing, including other companies in the same industry, but it had received no other proposal that would have yielded the funds necessary for the Company to implement its longer-term business plan. In addition, the Board of Directors concluded that such other proposals were unlikely to be concluded in a timely manner or to result in more favorable terms. See "-- Background of the Financing."

          4. The Company could expect an additional capital infusion upon the potential exercise of the $3 Warrants. The Company's option to redeem the $3 Warrants in the event that the Common Stock trades above a certain price provides the Company with the ability to force exercise (at its option) and receive additional capital infusion.

          5. The advice of Pali, to the effect that the Investment was the most beneficial financing alternative available to the Company and its stockholders at this time. See "-- Background of the Financing" which discusses the basis of Pali's advice.

          6. The Board of Directors considered Appaloosa's business acumen and its ability to consummate financing of the type contemplated by the Investment.

          7. The Board of Directors took into consideration the fact that stockholders would continue to have the opportunity to participate in any future growth of the Company following consummation of the Investment, including any future growth resulting from the effects of the financing, although such participation could be at a diluted rate. See "-- Dilution of Holders of Common Stock as a Result of the Transaction."

     The factors that the Board of Directors considered as negative in its decision to proceed with the Proposals included:

          1. The Company will be subject to a number of restrictive covenants, including the financial covenants and the covenant giving holders of the Notes the right to designate two of the seven members of the Board of Directors, for so long as the Notes remain outstanding. See "-- The Investment Transaction -- The Purchase Agreement." The Notes mature 5 years from the Closing of the Investment. The Purchasers and subsequent holders of the Notes have the ability to convert the Notes into shares of Common Stock up to the maturity date. The Company cannot redeem the Notes until 2 years from the Closing of the Investment. The Purchasers and subsequent holders of the Notes may decide not to convert the Notes prior to their maturity. The Board of Directors believes that the financial covenants and other covenants contained in the Purchase Agreement to be reasonable and achievable; however, the failure to achieve or abide by these covenants will constitute a default under the Notes and could result in a loss of the Company's patents and other assets.

          2. The Purchaser Designees will constitute two of the seven members of the Board of Directors and will be designated by Appaloosa, as collateral agent for the holders of the Notes. The Purchasers will collectively be the Company's largest creditor. The Purchaser Designees are serving at the request of the Purchasers, and, as a result, the Purchaser Designees may be faced with certain conflicts of interest or appearances of conflicts of interest. The Purchasers have advised the Company that if there is any such conflict, it will be resolved in the manner consistent with the fiduciary duties owed to the Company and its stockholders.

          3. The Investment may inhibit the Company's ability to raise additional equity capital in the public or private markets. In addition, the requirement for the affirmative vote of the Purchaser Designees to certain Board of Directors decisions, preemptive rights, and anti-dilution protection also may hinder efforts to obtain additional equity capital.

          4. There could be extensive dilution of the Company's existing stockholders by the potential issuance of a large number of shares of Common Stock. Although the earnings that the Company may derive from expansion of its business could reduce (or even possibly offset) any economic dilution, there can be no assurance that this will occur. Following the closing of the Investment and assuming the immediate conversion of the Notes and the exercise of the Warrants and Bridge Warrants, the Purchasers would own approximately 42% of the aggregate outstanding Common Stock, or 38% on a fully diluted basis. Similarly, assuming conversion of the Notes at maturity, and assuming further that the Notes have not been repaid or redeemed and that there has been no change to the Company's capital structure between the Record Date and such time, the Purchasers would own approximately 12,518,162 shares of Common Stock, or approximately 47% of the aggregate outstanding Common Stock on the Record Date, or 43% on a fully diluted basis. Each of the foregoing calculations do not contemplate the application of anti-dilution adjustments.

          5. The Board of Directors considered the restrictive covenants provided in the final term sheet for the Investment and the prospect of paying as a break-up fee the First Bridge Warrants in the event the Investment is not consummated. The Board noted that such restrictive covenants and the break-up fee were agreed to by the Company as part of a complex negotiation of all of the terms of the Investment and the First Bridge.

          6. A large number of shares of Common Stock could become available for sale into the public market and could depress the Company's stock prices.

          7. The issuance of a large number of shares of Common Stock could result in a change of control if the holders were to retain such shares of Common Stock rather than sell them. In addition, the Board of Directors seats held by the Purchaser Designees, the necessity to obtain their affirmative vote to certain Board of Directors decisions, their membership on all Board committees, and other contractual rights contained in the covenants may, in the aggregate, result in a change of control of the Company.

          8. The potential for the issuance of a larger number of shares of Common Stock might tend to have the effect of delaying, deferring, or preventing a future change in control of the Company by parties other than the Purchasers or subsequent holders of the Notes or discouraging tender offers for the Company because of the higher market capitalization and the concentration of voting power in a small number of affiliated entities.

     THE BOARD OF DIRECTORS DETERMINED THAT, TAKEN AS A WHOLE, THE POSITIVE FACTORS OUTWEIGHED THESE NEGATIVE FACTORS AND THAT THE INVESTMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. THE BOARD DID NOT REACH A DIFFERENT DETERMINATION AFTER LATER CONSIDERING THE SECOND BRIDGE.

INTERESTS OF CERTAIN PERSONS

     None of the Purchasers, Appaloosa, or David Tepper was or is an executive officer or director of the Company or, to the Company's knowledge, an affiliate of any such officer or director. Immediately following the closing of the Second Bridge, the Purchasers beneficially owned approximately 16% of the Common Stock outstanding as of the Record Date. However, such ownership consists solely of unexercised Bridge Warrants which have no voting rights. None of the Purchasers, Appaloosa, or David Tepper will be voting on the Proposals.

FINANCIAL INFORMATION

  Selected Consolidated Financial Data.

     The following table sets forth selected historical consolidated financial and other data of the Company as of the dates and for the periods indicated. The balance sheet data as of, and the statement of operations data for, each of the years in the five-year period ended December 31, 1998 have been derived from the financial statements of the Company. The selected consolidated financial data set forth below for the Company as of September 30, 1999 and for the nine month periods ended September 30, 1998 and 1999 are unaudited but have been prepared on the same basis as the audited consolidated financial statements and contain all adjustments, consisting only of normal recurring accruals, that the management of the Company considers necessary for a fair presentation of the financial position and results of operations for the periods presented. Operating results for the nine months ended September 30, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999. The selected consolidated financial data should be read in conjunction with the Company's consolidated financial statements, related footnotes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1998, which is incorporated herein by reference and delivered with this Proxy Statement.

                            SELECTED FINANCIAL DATA
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                  FOR THE NINE MONTHS
                                         ENDED
                                     SEPTEMBER 30,
                                      (UNAUDITED)                          FOR THE YEAR ENDED DECEMBER 31,
                               -------------------------   ---------------------------------------------------------------
STATEMENT OF OPERATIONS DATA:     1999          1998          1998          1997         1996         1995         1994
-----------------------------  -----------   -----------   -----------   ----------   ----------   ----------   ----------
Total revenue...............         5,038         6,869   $     9,307   $    5,042   $    2,743   $      914   $      267
                               -----------   -----------   -----------   ----------   ----------   ----------   ----------
Costs and expenses:
  Research and development...          846           376           463        1,044        1,511        1,668        1,466
  Other operating and
    engineering costs.......         2,229         3,846         6,905        6,024        5,656        4,864        3,829
  Selling, general and
    administrative..........         3,472         3,480         4,310        6,500        6,949        5,964        3,442
                               -----------   -----------   -----------   ----------   ----------   ----------   ----------
Total operating costs and
  expenses..................         6,547         7,702        11,678       13,568       14,116       12,496        8,737
Financing expenses, net.....           573           454           589        3,786        1,497        1,455        1,174
                               -----------   -----------   -----------   ----------   ----------   ----------   ----------
Net loss before extraordinary
  items.....................   $    (2,082)  $    (1,287)  $    (2,960)  $  (12,312)  $  (12,870)  $  (13,037)  $   (9,644)
                               ===========   ===========   ===========   ==========   ==========   ==========   ==========
Extraordinary item(1)
  Loss on early
    extinguishment of Debt,
    net of income taxes of
    nil.....................            --            --            --           --           --          979           --
                               -----------   -----------   -----------   ----------   ----------   ----------   ----------
Net loss after extraordinary
  item......................        (2,082)       (1,287)       (2,960)     (12,312)     (12,870)     (14,016)      (9,644)
Less: imputed dividend on
  preferred stock...........            --            --            --         (500)          --           --           --
                               -----------   -----------   -----------   ----------   ----------   ----------   ----------
Net loss applicable to common
  stock.....................   $    (2,082)  $    (1,287)  $    (2,960)  $  (12,812)  $  (12,870)  $  (14,016)      (9,644)
                               ===========   ===========   ===========   ==========   ==========   ==========   ==========
Net loss (basic and diluted)
  per common share before
  extraordinary item........   $     (0.15)  $     (0.11)  $     (0.24)  $    (1.37)  $    (1.89)  $    (2.48)  $    (2.86)
                               ===========   ===========   ===========   ==========   ==========   ==========   ==========
Net loss (basic and diluted)
  per common share after
  extraordinary item........                                                                       $    (2.67)
                                                                                                   ==========
Weighted average common
  shares outstanding (basic
  and diluted)..............    13,449,889    12,160,987    12,263,870    9,320,800    6,815,936    5,256,997    3,366,424
                               ===========   ===========   ===========   ==========   ==========   ==========   ==========

                                          SEPTEMBER 30, 1999
                                              (UNAUDITED)
                                ---------------------------------------
                                             PRO FORMA      PRO FORMA
                                            AS ADJUSTED    AS ADJUSTED
                                            FOR BRIDGE         FOR
                                ACTUAL(1)    LOANS(2)     INVESTMENT(3)    1998     1997      1996      1995      1994
                                ---------   -----------   -------------   ------   -------   -------   -------   -------
Balance Sheet Data:
Cash and cash equivalents.....   $  195       $ 4,695        $16,952      $  535   $ 1,502   $ 1,322   $11,842   $ 4,187
Working capital
  (deficiency)................    1,284         4,369         18,041        (754)      (33)   (1,413)   12,017     6,152
Total assets..................    8,718        13,218         25,925       9,152    11,688    12,820    23,389    14,739
Long-term debt and capital
  lease obligations...........    2,496         2,496         16,254       2,403     3,204     7,407     9,099     6,715
Total shareholders' equity
  (deficit)...................    4,023         7,108          7,472       2,477     4,158      (713)   10,751     4,690

---------------
(1) Actual as of September 30, 1999.

(2) September 30, 1999 pro forma as adjusted to give effect to the Bridge Loans:
    (i) issuance of $3 million and $1.65 million of Private Placement Notes (net of $150,000 in financing costs); (ii) issuance of 2.7 million warrants in connection with the Bridge Notes resulting in $3,235,000 of debt discount to be recorded.

(3) September 30, 1999 pro forma as adjusted to give effect to the Investment transactions: (i) issuance of $16.75 million Convertible Secured Term Notes (net of $450,000 in financing costs); (ii) issuance of 250,000 shares of common stock at $3.00 per share; (iii) issuance of 1.5 million warrants issued in connection with the Convertible Secured Term Notes resulting in $2,993,000 of debt discount to be recorded; (iv) recording of interest expense of $143,000 on the Bridge Loans due and payable at the consummation of the Investment transactions.

  Beneficial Conversion Feature of the Notes and Shares

     In connection with the initial funding of the Investment, and the ongoing accretion of interest on the Notes, the Company will be obligated to record interest expense for the beneficial conversion feature of the Notes. The charge for the beneficial conversion feature is recorded as the difference between the fair market value of the Common Stock at the date of issuance of the Notes and the initial conversion price of $3.00. Upon the issuance of the Notes and the Shares, assuming and utilizing the fair market value of the Common Stock of $4.00 at January 12, 2000, the Company would record approximately $5,833,000 as a charge to interest expense in connection with the beneficial conversion feature. In addition, as the Notes accrete interest, the Company will continue to record the effect of the beneficial conversion feature in connection with such accrued interest utilizing the fair market value of the Common Stock at the date of issuance. Assuming the Notes are held to maturity and utilizing the fair market value of the Common Stock of $4.00 on January 12, 2000, the Company would record approximately $2,235,000 of additional interest expense over the life of the Notes.

  Debt Discount Associated with the Bridge Warrants and Warrants

     In connection with the issuance of the Bridge Warrants, the Company will record approximately $3,235,000 of debt discount associated with the 1 million $3 Warrants, the 200,000 Second Bridge Warrants, and the 1.5 million $5 Warrants. Such discount will be fully amortized as a charge to interest expense on the earlier of February 28, 2000 or the closing of the Investment. In addition, upon the closing of the Investment, the Company will obtain an independent valuation of the 1.5 million Warrants, and record the associated debt discount at the time of issuance of the warrants. Such discount will be amortized as interest expense over the term of the Notes until maturity or conversion of the Notes. Utilizing an independent valuation performed as of December 31, 1999 for pro forma purposes, the Company would record approximately $2,993,000 of debt discount.

     The Black-Scholes option-pricing model was used to value the Warrants and the Bridge Warrants for the purpose of calculating the debt discount associated with them. The Black-Scholes option-pricing model was developed for use in estimating the value of options and similar instruments. Use of the Black-Scholes option-pricing model, and other similar option-pricing models, may not necessarily provide the fair value of the options being valued. These models require the input of highly subjective assumptions, including stock price volatility. These assumptions are subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Many of these assumptions may prove not to have been accurate. In addition, these option-pricing models do not necessarily make assumptions with respect to all factors which may ultimately affect the value of the options. For example, the Black-Scholes option-pricing model does not consider (i) the illiquidity of shares of Common Stock issuable upon the exercise of the Warrants and the Bridge Warrants (the "Warrant Common Stock"), (ii) that the sale of a block of stock such as the Warrant Common Stock in one or a series of relatively contemporaneous transactions could have a depressing effect on the stock price of the Common Stock, and (iii) whether application of the model works consistently among companies of varying capitalization sizes. These factors too may prove to a significant degree to have affected the value of the Warrants and the Bridge Warrants.

REQUIRED VOTE OF STOCKHOLDERS

     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and voting on the Investment Proposal at the Special Meeting is required to approve the Proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE INVESTMENT PROPOSAL.

                                PROPOSAL NO. 2:
                       APPROVAL OF THE CHARTER AMENDMENT

INTRODUCTION

     The stockholders are also being asked to approve the Charter Amendment amending the Company's Certificate of Incorporation to increase from 25 million (25,000,000) to 40 million (40,000,000) the number of shares of Common Stock that the Company is authorized to issue.

CURRENT CAPITALIZATION

     The authorized capital stock of the Company is currently 28 million shares, consisting of Common Stock and Preferred Stock.

     The Company is currently authorized to issue 25 million shares of Common Stock, of which, as of January 28, 2000, the following shares of stock were issued and outstanding (or reserved for issuance):

                                                              COMMON STOCK
                                                              ------------
Shares issued and outstanding...............................   14,084,900
Shares reserved for issuance upon the exercise of
outstanding warrants (includes the Bridge Warrants).........    3,957,974
Shares reserved for issuance under the Incentive Plan and
  Directors' Plan, which are either subject to outstanding
  options or reserved for future grants.....................      809,750
Shares reserved for issuance upon the conversion of the
  Convertible Debentures (which will be redeemed following
  the Closing of the Investment)............................    2,029,220
TOTAL.......................................................   20,881,844

     The Company is currently authorized to issue 3 million shares of Preferred Stock, of which, as of January 28, 2000, no shares were issued and outstanding or reserved for issuance.

REASONS FOR THE CHARTER AMENDMENT

     The Board of Directors has authorized the Charter Amendment to provide additional shares of Common Stock for issuance to satisfy the Company's contractual obligations with respect to the Investment and the Bridge Warrants and to ensure sufficient shares are available for issuance in connection with awards under the Incentive Plan. In addition, the shares of Common Stock are needed so that the Company may engage in future financings in order to fund future operations. The Company presently has no plans to issue additional shares of Common Stock in future transactions other than those shares needed to complete the Investment Transaction.

PREEMPTIVE RIGHTS

     The holders of shares of Common Stock do not have preemptive rights to purchase any shares of authorized stock of the Company. The holders of the Notes will have a contractual right of first refusal (see "Proposal No 1. -- The Investment Transaction -- The Purchase Agreement") and the holders of the Warrants and the Bridge Warrants (assuming the $3 Warrants are replaced by the Replacement Warrants upon Closing of the Investment) also contain provisions providing for preemptive rights.

POSSIBLE ANTI-TAKEOVER EFFECTS

     Once the additional shares of Common Stock are authorized by the stockholders, the Board of Directors can, in many cases, issue such shares of Common Stock without further stockholder action. As a result of the Investment, however, the Company is prohibited from issuing Preferred Stock or Common Stock of the Company without the written consent of holders of at least 51% of the aggregate accreted value of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its affiliates).

     The effect of issuing shares of Common Stock may be to deter or thwart the accomplishment of a business combination involving a merger or other change in control of the Company by other than the Purchasers or subsequent holders of the Notes, that may at the time be advantageous to some stockholders, and possibly to render more secure the position of the then-incumbent management. While the Board of Directors is presently unaware that any such attempt at assumption of control of the Company may be made by others, and presently does not intend to authorize the issuance of shares of Common Stock of the Company to frustrate or block any such effort, stockholders should be aware when voting on the proposal to increase the authorized number of Common Stock that merely approving such an action may discourage a merger or other change of control that could be beneficial to stockholders.

     The Company's Certificate of Incorporation and By-laws do not currently contain any provisions having an anti-takeover effect.

RESOLUTION

     The resolution to approve the Charter Amendment Proposal is as follows:

          RESOLVED, that the Certificate of Incorporation of the Corporation be, and hereby is, amended as follows:

             FIRST: Article III Capitalization, is amended to increase the number of authorized shares of Common Stock. Article III shall read as follows:

                                  ARTICLE III

                                 CAPITALIZATION

             The aggregate number of shares which the Corporation shall have authority to issue is Forty-Three Million (43,000,000), which shares are divided into two classes: (i) Three Million (3,000,000) shares of Preferred Stock, without par value (the "Preferred Stock"); and (ii) Forty Million (40,000,000) shares of Common Stock, without par value (the "Common Stock").

REQUIRED VOTE OF STOCKHOLDERS

     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and voting on such proposal at the Special Meeting is required to approve the Charter Amendment Proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE CHARTER AMENDMENT PROPOSAL.

                                 PROPOSAL NO. 3
                    APPROVAL OF THE INCENTIVE PLAN AMENDMENT

     The stockholders are also being asked to approve the Incentive Plan Amendment Proposal which amends the Incentive Plan. Subject to stockholder approval, the Board of Directors has voted to amend the Incentive Plan to increase the number of shares of Common Stock subject to it from 1,000,000 to 2,500,000 shares. A summary of the material terms of the Incentive Plan is provided below. This summary is qualified in its entirety by reference to the complete text of the Incentive Plan, as proposed to be amended, which is attached to this Proxy Statement as Exhibit E.

     The closing bid price of the Company's common stock on the Nasdaq SmallCap Market on January 27, 2000 was $4.688 per share.

REASONS FOR THE INCENTIVE PLAN AMENDMENT

     The Board of Directors has authorized the Incentive Plan Amendment to provide additional shares of Common Stock for issuance under the Incentive Plan. The net proceeds of the Investment will be used, in part, to implement the Company's longer-term business plan which provides for expanding the Company's sales force, increasing its marketing efforts, expanding its production capacity, and introducing additional safety needle products and accessories to supplement its existing blood collection needle line. These uses are expected to necessitate a substantial increase in the number of employees of the Company. The Company's longer-term business plan anticipates increasing by 100% the number of employees during the first 12 months following the Closing of the Investment. In order to attract and retain quality employees, the Company will need to issue certain incentives such as stock options to these employees.

SUMMARY OF THE INCENTIVE PLAN

  General

     The purpose of the Incentive Plan is to encourage stock ownership of key employees and certain other persons who provide services to the Company, to attract and retain key employees with requisite experience and ability, and to associate more closely the interests of employees and other key contributors with the interest of shareholders. All employees of the Company are eligible to participate in the Incentive Plan. There are currently approximately 70 employees of the Company. Outside consultants and other service providers also are eligible to participate in the Incentive Plan.

     The Incentive Plan is administered by a committee of the Company's Board of Directors (the "Plan Committee") which consists of not less than two outside directors. Such directors may not participate in the Incentive Plan. Among other things, the Plan Committee determines, subject to the provisions of the Incentive Plan, who is eligible to receive an award under the plan, the size and form of award, and the terms and conditions of the awards.

     Awards under the Incentive Plan may include any of the following: stock options, either incentive stock options ("ISOs") or nonqualified stock options ("NSOs"), with or without stock appreciation rights; restricted stock awards, with or without performance shares (contractual rights to compensation measured by increases in the value of Common Stock payable in cash); and warrants. To date, only stock options have been awarded under the Incentive Plan.

  Stock Options

     ISOs and NSOs may be granted under the Incentive Plan for such number of shares of Common Stock as the Plan Committee may determine. The Plan Committee establishes the exercise period for the options subject to the limitation that no option may be exercisable after ten (10) years from the date of grant. Payment of the exercise price may be made by cash, shares of Common Stock, or a combination of cash and shares.

     An option designated as an ISO by the Plan Committee is intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). An ISO can be granted only to common law employees. The ISO exercise price must equal or exceed the fair market value of the stock on the date of the grant. For individuals who on the date of grant own shares of capital stock with an aggregate voting power of 10% or more of all shares, the option price must be 110% of the fair market value on the date the option was granted and the option exercise period cannot exceed five years. Upon exercise of the option, the employee must hold the shares so acquired for at least two years from the date of grant and one year from the date of exercise. Should the employee fail to comply with the holding periods, the option will be deemed an NSO. The number of shares subject to ISOs that first become exercisable by an optionee during a given year must not exceed a fair market value, measured as of the date of the grant, of $100,000.

     An option designated as an NSO by the Plan Committee is not intended to qualify as an ISO under the Code. Except for the general limitations applicable to all options described above, there are no special terms and provision related to NSOs.

  Stock Appreciation Rights

     Stock Appreciation Rights ("SARs") are rights to receive cash and/or Common Stock in lieu of the purchase of shares under a related stock option. SARs are only granted in conjunction with a stock option and are exercisable at the same times and with regard to the same number of shares as the related stock option. If a SAR is exercised, the related portion of the stock option underlying the SAR will be cancelled. Upon the exercise of an SAR, the Company will pay the holder an amount in cash, shares of Common Stock, or a combination thereof equal to the difference between the option price of a share and the fair market value of such shares, multiplied by the number of SARs being exercised. The method of payment is elected by the holder but is subject to approval by the Plan Committee, in its sole discretion.

  Restricted Stock/Performance Shares

     Under the Incentive Plan, the Plan Committee may grant restricted stock awards. Such awards may be granted in tandem with cash awards designated as "performance shares." The restricted stock awards are grants of Common Stock subject to certain restrictions, including a limitation on sale, transfer, or other disposition and forfeiture to the Company if there is a termination of employment during the restricted period other than by death, retirement, or permanent disability.

  Warrants

     The Incentive Plan permits the Plan Committee to grant a participant a warrant to acquire shares of Common Stock. The warrant is treated the same as an NSO for purposes of the Incentive Plan except that no SARs may accompany a warrant.

  Restrictions on Awards to Certain Employees

     Section 162(m) of the Code limits the deductibility of certain payments made to a public company's chief executive officer and certain other highly compensated employees ("Covered Employees"). The limitation does not apply with respect to stock options and similar awards if the following conditions are met:
(i) a committee of outside directors makes the awards; (ii) the plan under which the awards are made sets the maximum number of shares that may be subject to awards in favor of any given Covered Employee; and

(iii) under the terms of the grant, the amount of compensation received by the employee is based solely on an increase in the value of the stock after the date of the grant. The Incentive Plan contains provisions designed to meet these conditions, and fixes at 50,000 the maximum number of shares that a Covered Employee may be awarded in any given year.

  Federal Income Tax Consequences

     Grants of ISOs under the Incentive Plan will have no immediate tax consequences to the Company or the optionee. If the optionee exercises the ISO and does not dispose of the shares either within the two (2) years period following the date the option is granted or within the one (1) year period following the date of exercise, the difference between the amount realized on any disposition of the shares thereafter and the option exercise price will be treated as long-term capital gain or loss to the optionee. However, for the purposes of the alternative minimum tax calculation, such amount will be included in alternative minimum taxable income. If an ISO optionee disposes of shares prior to the expiration of the requisite holding period, then the lesser of (i) the difference between the option price and the fair market value of the shares on the exercise date, and (ii) the amount of gain realized, will be deemed to be compensation to the optionee and will be taxed at ordinary income rates. In such event, the Company will be entitled to a corresponding deduction from its income. Any excess of the amount realized by the optionee on dispositions of the shares over the fair market value of the shares at the time of exercise will be treated as capital gain.

     There will be no federal income tax consequences to either the optionee or the Company on the grant of an NSO. On the exercise of an NSO, the excess of the fair market value of the shares received on exercise over the option exercise price will be compensation to the optionee and treated as ordinary income. The Company will be entitled to a corresponding deduction. Upon a subsequent sale or taxable exchange of shares acquired upon exercise of an option, the optionee will have capital gain or loss equal to the difference between the amount realized on the sale or transfer and the tax basis of such shares.

     If the Company delivers cash or Common Stock to an employee upon his exercise of a SAR, the amount of such cash or the fair market value of such shares will be treated as ordinary income to the employee and the Company will be entitled to a corresponding deduction.

REQUIRED VOTE OF STOCKHOLDERS

     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and voting on such proposal at the Special Meeting is required to approve the Incentive Plan Amendment Proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE INCENTIVE PLAN AMENDMENT PROPOSAL.

                   RELATIONSHIP OF PROPOSAL NOS. 1, 2, AND 3

     Although the Investment Proposal and the Charter Amendment Proposal are separate Proposals, stockholder approval of the Investment Proposal is a necessary precondition to the Charter Amendment Proposal and approval of the Charter Amendment Proposal is a necessary precondition to the Investment Proposal. If the Investment Proposal is approved, but the Charter Amendment Proposal is not approved, the Company will be in default under the Investment because it will not have a sufficient number of shares validly reserved for issuance upon conversion of the Notes and Warrants. See "Proposal No.
1-- Consequences if Stockholder Approval Not Obtained." Likewise, approval of the Charter Amendment Proposal is a necessary precondition to the Incentive Plan Amendment Proposal. If the Incentive Plan Amendment Proposal is approved, but the Charter Amendment Proposal is not approved, the Company will not have a sufficient number of shares validly reserved for issuance as awards, or as shares underlying awards, in connection with the Incentive Plan, as amended. Thus, the Charter Amendment Proposal is a necessary precondition to the Incentive Plan Amendment Proposal. Approval of the Incentive Plan Amendment Proposal is not, however, a precondition to the Investment Proposal or the Charter Amendment Proposal.

          SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of January 28, 2000, by (i) each person known to the Company to beneficially own 5% or more of the Common Stock, (ii) each director, (iii) each named executive officer, and (iv) all executive officers and directors of the Company as a group. For the purposes of the following table, each person's "beneficial ownership" has been determined in accordance with the rules of the Commission. The number of shares of Common Stock shown as beneficially owned assumes the exercise of all options and conversion of all convertible securities currently exercisable or convertible, or exercisable or convertible within sixty (60) days, held by the applicable person or group, and the percentages shown assume such exercises and conversions, and assume that no options or convertible securities held by others are exercised or converted, as the case may be.

                                                             AMOUNT AND NATURE
                                                               OF BENEFICIAL       PERCENT OF CLASS
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                        OWNERSHIP(2)       BENEFICIALLY OWNED
---------------------------------------                      -----------------    ------------------
Appaloosa Management L.P. and David A. Tepper(3)...........      2,700,000               16.2%
Herman Gross(4)............................................      1,672,110               11.8%
Richard L. Higgins(5)......................................        180,000                1.3%
Carl R. Sahi...............................................        500,970                3.6%
David Himick(6)............................................      1,604,396               11.3%
Kimberley A. Cady(7).......................................         37,500                  *
Richard D. Ribakove(8).....................................         62,614                  *
Thomas K. Sutton(9)........................................         32,500                  *
All directors and executive officers as a group (7
  persons).................................................      4,090,090               28.2%

---------------
 *  Less than 1% of the class.

(1) Unless otherwise indicated, the address of each named holder is c/o Bio-Plexus, Inc., 129 Reservoir Road, Vernon, Connecticut 06066.

(2) Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(3) Based on the Schedule 13D filed jointly with the Commission on November 1, 1999, as amended by Amendment No. 1 filed jointly on January 5, 2000, by Appaloosa and David A. Tepper, the sole stockholder and President of Appaloosa Partners Inc., the general partner of Appaloosa. Includes 1 million shares of Common Stock issuable upon the exercise of the $3 Warrants and 1.5 million shares of Common Stock issuable upon exercise of the $5 Warrants issued to the Purchasers upon the closing of the First Bridge and 200,000 shares issuable upon the exercise of the Second Bridge Warrants. None of the Purchasers, Appaloosa, or David Tepper will be voting on the Investment Proposal, the Charter Amendment Proposal, or the Incentive Plan Amendment Proposal. The address of Appaloosa and David Tepper is c/o Appaloosa Management L.P., 26 Main Street, 1st Floor, Chatham, NJ 07928.

(4) Includes 75,000 shares issuable upon the exercise of warrants and 2,000 shares issuable upon the exercise of options owned by Mr. Gross which are presently exercisable.

(5) Includes 180,000 shares of Common Stock issuable upon the exercise of options owned by Mr. Higgins which are presently exercisable.

(6) Includes 145,378 shares owned jointly by Mr. Himick and his wife and as to which they share voting and investment power and 77,000 shares issuable upon the exercise of warrants and options owned by Mr. Himick which are presently exercisable.

(7) Includes 37,500 shares of Common Stock issuable upon the exercise of options owned by Ms. Cady which are presently exercisable.

(8) Includes 28,430 shares owned jointly by Mr. Ribakove and his wife in tenancy by their entirety. As to such shares, Mr. Ribakove and his wife share voting and investment power. Also includes 29,000 shares of Common Stock issuable upon the exercise of warrants and options owned by Mr. Ribakove which are presently exerciseable, and 600 shares held in custodial accounts for the Ribakoves' minor children.

(9) Includes 32,500 shares of Common Stock issuable upon the exercise of options owned by Mr. Sutton which are presently exercisable.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements, and other information with the Commission. The reports, proxy statements, and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and also are available for inspection at the Commission's Regional Offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also may be obtained, at prescribed rates, from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Company is required to file electronic versions of certain materials with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Commission maintains a site on the Internet's World Wide Web at http://www.sec.gov that contains reports, proxy statements, and other information regarding registrants that file electronically with the Commission.

     NO PERSON IS AUTHORIZED TO PROVIDE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS PROXY STATEMENT OTHER THAN THOSE CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. ANY INFORMATION OR REPRESENTATIONS WITH RESPECT TO SUCH MATTERS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

                           FORWARD-LOOKING STATEMENTS

     Certain information contained or incorporated by reference in this Proxy Statement, including statements as to the future financial or operating performance of the Company, may constitute "forward-looking statements," which can be identified by the use of such forward-looking terminology as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or discussions of strategies, plans, or proposals that involve risks and uncertainties. The Private Securities Litigation Reform Act of 1995 provides certain "safe harbor" protections for forward-looking statements in order to encourage companies to provide prospective information about their businesses. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts.

     The forward-looking statements set forth or incorporated by reference in this Proxy Statement are based upon various assumptions, many of which are based, in turn, upon further assumptions, including, without limitation, management's examination of historical operating trends, data contained in the Company's records, and other data available from third parties. Although the Company believes that such assumptions were reasonable when made, because such assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond the Company's control, there can be no assurance, and no representation or warranty is made, that management's expectations, beliefs, or projections will result or be achieved or accomplished. In addition to the other factors and matters discussed elsewhere herein and in the documents incorporated by reference herein, factors that, in the view of the Company, could cause actual results to differ materially from those discussed in the forward-looking statements include: (i) changes in economic conditions; (ii) wars; (iii) changes in management or control of the Company; (iv) the inability to obtain new customers or retain existing customers; (v) significant changes in competitive factors affecting the Company; (vi) governmental/regulatory actions and initiatives, including those affecting investments and environmental/safety requirements; (vii) significant changes from expectations in actual revenues, capital expenditures, and operating expenses and unanticipated project delays, including, without limitation, the ability to meet required levels of Operating Profit (Loss), Product Sales Revenues, and Capital Expenditures; (viii) occurrences affecting the Company's ability to obtain funds from operations, debt or equity to finance needed capital expenditures, and other investments;
(ix) changes in foreign trade and monetary policies, laws and regulations related to foreign operations, political governmental changes, inflation and exchange rates, taxes, and operating conditions; (x) significant changes in tax rates or policies or in rates of inflation or interest; (xi) significant changes in the Company's relationship with its employees and the potential adverse effects if labor disputes or grievances were to occur; (xii) changes in accounting principles and/or the application of such principles by the Company;
(xiii) the difficulties of predicting synergies from the integration of businesses following a change of control; and (xiv) natural disasters and other occurrences beyond the control of the Company.

     Neither the Company nor any of its agents, employees, or advisors intends or has any duty or obligation to supplement, amend, update, or revise any of the forward-looking statements contained or incorporated by reference in this Proxy Statement. The Company's independent auditors have not examined or compiled such statements or applied any procedures with respect to such statements. Accordingly, such auditors have not expressed any opinion or other form of assurance with respect to such statements.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the Company's 2000 Annual Meeting must meet the requirements of Rule 14a-8 promulgated by the Commission and must be received by the Secretary of the Company, Nancy S. Lautenbach, no later than February 19, 2000 in order to be eligible for inclusion in the proxy statement and proxy card related to that meeting. Also, if notice of a matter intended to be presented at the 2000 Annual Meeting but not included in the Company's proxy statement and proxy card is received by the Company after May 4, 2000, then management named in the Company's proxy card for the 2000 Annual Meeting will have discretionary authority to vote shares represented by such proxies on such matters, if presented at the meeting, without including information about the matters in the Company's proxy materials.

                            INDEPENDENT ACCOUNTANTS

     The audited financial statements incorporated in this Proxy Statement by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1998 have been audited by Mahoney Sabol & Company, LLP, independent accountants, as stated in their report, which also is incorporated herein by reference.

     Representatives of Mahoney Sabol & Company, LLP will attend the Special Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from stockholders.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by the Company (File No. 000-1412) with the Commission under the Exchange Act, are incorporated herein by reference and delivered with this Proxy Statement:

          (i) The Company's Annual Report on Form 10-K for the year ended December 31, 1998 filed with the Commission on March 31, 1999, as amended by the Company's Annual Report on Form 10-K/A for the year ended December 31, 1998 filed with the Commission on August 24, 1999.

          (ii) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 filed with the Commission on May 13, 1999, as amended by the Company's Quarterly Report on Form 10-Q/A for the quarter ended March 31, 1999 filed with the Commission on August 24, 1999.

          (iii) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 filed with the Commission on August 16, 1999.

          (iv) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 filed with the Commission on November 15, 1999.

          (v) The Company's Current Report of Form 8-K filed with the Commission on April 30, 1999.

                                 OTHER MATTERS

     Management knows of no matters to be brought before the Special Meeting other than those referred to herein. If any other business should properly come before the Special Meeting, the persons named in the Proxy Card will vote in accordance with their best judgment.

                                                                 EXHIBIT A

                       CONVERTIBLE NOTE PURCHASE AGREEMENT

                                      AMONG

                                BIO-PLEXUS, INC.,

                                 THE PURCHASERS
                           LISTED ON EXHIBIT A HERETO
                                       AND

                           APPALOOSA MANAGEMENT L.P.,
                               as Collateral Agent




                           Dated as of _________, 2000

1. Issuance and Sale of Notes, Common Stock and $7 Warrants......................................................1
              1.1       Definitions..............................................................................1
              1.2       Issuance, Purchase and Sale..............................................................1
              1.3       Closing..................................................................................1
              1.4       Deliveries by the Company................................................................2
              1.5       Deliveries by the Purchasers.............................................................3
2. Representations and Warranties of the Company.................................................................3
              2.1       Organization; Subsidiaries...............................................................3
              2.2       Due Authorization........................................................................3
              2.3       Capitalization...........................................................................4
              2.4       SEC Reports Correspondence...............................................................4
              2.5       Financial Statements.....................................................................5
              2.6       Litigation...............................................................................5
              2.7       Title to Properties; Insurance...........................................................5
              2.8       Consents, etc............................................................................6
              2.9       No Material Adverse Change...............................................................6
              2.10      Taxes....................................................................................6
              2.11      Compliance with ERISA....................................................................7
              2.12      Labor Relations..........................................................................7
              2.13      Intellectual Property Rights.............................................................7
              2.14      Possession of Franchises, Licenses, Etc..................................................8
              2.15      Compliance with Laws.....................................................................8
              2.16      Conflicting Agreements and Certificate of Incorporation Provisions.......................8
              2.17      Suppliers................................................................................9
              2.18      Products.................................................................................9
              2.19      Offering of the Securities...............................................................9
              2.20      Existing Indebtedness; Future Liens......................................................9
              2.21      Environmental Matters...................................................................10
              2.22      Solvency................................................................................10
              2.23      Security Documents......................................................................10
              2.24      Brokers or Finders......................................................................10
              2.25      Holding Company Act and Investment Company Act..........................................10
              2.26      Related Party Transactions..............................................................10
              2.27      Year 2000...............................................................................10
              2.28      Disclosure..............................................................................11
3. Representations and Warranties of the Purchasers.............................................................11
              3.1       Organization and Qualification..........................................................11
              3.2       Due Authorization.......................................................................11
              3.3       Acquisition for Investment..............................................................11
              3.4       Offering of Securities..................................................................12
              3.5       Accredited Investor.....................................................................12
4. Registration, Exchange and Transfer of Notes.................................................................12
              4.1       The Note Register; Persons Deemed Owners................................................12
              4.2       Issuance of New Notes Upon Exchange or Transfer.........................................12

5. Payment of Notes..............................................................................12
   5.1   Home Office Payment.....................................................................12
   5.2   Limitation on Interest..................................................................12
   5.3   Accreted Value..........................................................................13
   5.4   Interest................................................................................13
   5.5   Principal...............................................................................14
6. Covenants of the Company......................................................................14
   6.1   Maintenance of Office or Agency.........................................................14
   6.2   Money for Security Payments to be Held in Trust.........................................14
   6.3   Existence...............................................................................14
   6.4   Maintenance of Properties...............................................................15
   6.5   Payment of Taxes and Other Claims.......................................................15
   6.6   Limitation on Indebtedness..............................................................15
   6.7   Limitation on Encumbrances..............................................................15
   6.8   Limitation on Related Party Transactions................................................15
   6.9   Limitation on Dividends; Stock Issuances................................................16
   6.10  Subsidiary Guarantees...................................................................16
   6.11  Additional Offerings of Securities......................................................16
   6.12  Pledges of Intercompany Notes...........................................................16
   6.13  No Speculative Transactions.............................................................17
   6.14  Restricted Investments..................................................................17
   6.15  Financial Covenants.....................................................................17
   6.16  Sale-and-Leaseback Transactions.........................................................17
   6.17  Line of Business........................................................................17
   6.18  Sale of Assets..........................................................................17
   6.19  Indenture Relating to the Notes.........................................................17
   6.20  Financial Statements and Information....................................................18
   6.21  Inspection..............................................................................19
   6.22  Compliance with Laws....................................................................19
   6.23  Supplemental Disclosure.................................................................19
   6.24  Proceeds................................................................................20
   6.25  Insurance; Damage to or Destruction of Collateral.......................................20
   6.26  Rights of Required Holders to Designate Directors; Board Composition....................20
   6.27  Executive Officers......................................................................21
   6.28  Board and Committee Notice Requirement..................................................21
   6.29  Reimbursement of Certain Expenses.......................................................21
   6.30  Limitation of Agreements................................................................22
   6.31  Redemption of Convertible Debentures....................................................22
   6.32  Preparation of Quarterly Budgets........................................................22
   6.33. Operations in Accordance with the Business Plan.........................................22
7. Events of Default and Remedies............................................................... 22
    7.1. Events of Default and Remedies..........................................................22
    7.2. Acceleration of Maturity................................................................24
    7.3. Other Remedies..........................................................................25
    7.4. Conduct No Waiver; Collection Expenses..................................................25
    7.5. Annulment of Acceleration...............................................................25
    7.6. Remedies Cumulative.....................................................................25


8.    Redemption..............................................................................................25
              8.1.    Optional Redemption.....................................................................25
              8.2.    Partial Redemption......................................................................25
              8.3.    Change of Control.......................................................................25
              8.4.    Redemption Procedures...................................................................26
9.    Conversion..............................................................................................26
              9.1.    Holder's Option to Convert into Common Stock............................................26
              9.2.    Exercise of Conversion Privilege........................................................26
              9.3.    Fractions of Shares; Interest...........................................................27
              9.4.    Reservation of Stock; Listing...........................................................27
              9.5.    Rights..................................................................................27
              9.6.    Adjustment of Conversion Ratio..........................................................28
              9.7.    Merger or Consolidation.................................................................30
              9.8.    Notice of Certain Corporate Actions.....................................................30
              9.9.    Reports as to Adjustments...............................................................31
10.   The Collateral Agent....................................................................................31
              10.1.   Appointment.............................................................................31
              10.2.   Delegation of Duties....................................................................31
              10.3.   Exculpatory Provisions..................................................................32
              10.4.   Reliance by the Collateral Agent........................................................32
              10.5.   Notice of Default.......................................................................32
              10.6.   Non-Reliance on Collateral Agent and Other Purchasers...................................32
              10.7.   Indemnification.........................................................................33
              10.8.   Collateral Agent in its Individual Capacity.............................................33
              10.9.   Successor Collateral Agent..............................................................33
11.   Interpretation..........................................................................................34
              11.1.   Definitions.............................................................................34
              11.2.   Accounting Principles...................................................................45
12.   Miscellaneous...........................................................................................45
              12.1.   Payments; Indemnity.....................................................................45
              12.2.   Severability............................................................................46
              12.3.   Specific Enforcement....................................................................47
              12.4.   Entire Agreement........................................................................47
              12.5.   Counterparts............................................................................47
              12.6.   Notices and other Communications........................................................47
              12.7.   Amendments..............................................................................48
              12.8.   Successors and Assigns..................................................................48
              12.9.   Expenses................................................................................48
              12.10.  Survival................................................................................48
              12.11.  Transfer of Notes and Common Stock......................................................48
              12.12.  GOVERNING LAW...........................................................................49
              12.13.  Submission to Jurisdiction..............................................................49
              12.14.  Service of Process......................................................................49
              12.15.  WAIVER OF JURY TRIAL....................................................................49
              12.16.  Public Announcements....................................................................49
              12.17.  Further Assurances......................................................................50
              12.18.  Substitution of Purchaser...............................................................50
              12.19.  Signatures..............................................................................50

                  THIS CONVERTIBLE NOTE PURCHASE AGREEMENT, dated as of _________, 2000 (this "Agreement"), is made among BIO-PLEXUS, INC., a Connecticut corporation (the "Company"), the purchasers listed on Exhibit A (each such party, a "Purchaser" and, collectively, the "Purchasers"), and APPALOOSA MANAGEMENT L.P., as Collateral Agent (the "Collateral Agent").

                  WHEREAS, the Company has previously issued to Appaloosa Investment Limited Partnership I 7.5% Secured Note and 15% Secured Note (collectively, the "Bridge Notes");

                  WHEREAS, the Bridge Notes provide that, subject to the terms and conditions specified therein, the parties thereto will enter into this Agreement;

                  WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Purchasers wish to purchase from the Company, and the Company wishes to issue and sell to the Purchasers, (i) Zero Coupon Secured Convertible Notes due ______, 2005 (the "Notes") in the aggregate principal Face Amount of $[ ], (ii) an aggregate of 250,000 shares (the "Shares") of Common Stock, no par value, of the Company (the "Common Stock") and (iii) warrants to purchase 1,500,000 shares of Common Stock with an exercise price of $7 per share in the form attached as Exhibit B (the "$7 Warrants");

                  WHEREAS, the Notes shall be convertible (under the circumstances described herein) into shares of Common Stock; and

                  WHEREAS, the Purchasers and the Company desire to provide for such purchase and sale and to establish various rights and obligations in connection therewith.

                  NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and agreements herein set forth, the parties hereto agree as follows:

         1. Issuance and Sale of Notes, Common Stock and $7 Warrants.

                  1.1. Definitions. Certain capitalized terms used in the Agreement are defined in Section 11.1 hereof; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

                  1.2. Issuance, Purchase and Sale. (a) Upon the terms and subject to the conditions set forth herein, the Company is issuing and selling to the Purchasers, and the Purchasers are purchasing from the Company, the Notes, the Shares and the $7 Warrants for an aggregate cash purchase price of [$________] (the "Purchase Price"). The Notes shall be in the form of Exhibit 1.2.

                  (b) The parties agree that the fair market value of the Notes is $_____, the fair market value of the Shares is $______ and the fair market value of the $7 Warrants is $_______ . Each party agrees to file all Tax Returns consistent with such allocation and to take no position inconsistent with such allocation, unless required by Law.

                  1.3. Closing. The closing of the transactions contemplated hereby (the "Closing") will take place simultaneously with the execution hereof at the offices of Fried, Frank, Harris, Shriver & Jacobson, New York, New York.

                  1.4. Deliveries by the Company. At the Closing, the Company is delivering to each Purchaser (and to such other parties as otherwise set forth below) the following:

                           (i) duly executed Notes in the principal amount set
                  forth opposite such Purchaser's name on Exhibit 1.4i;

                           (ii) duly executed $7 Warrants in the number set
                  forth opposite such Purchaser's name on Exhibit 1.4ii;

                           (iii) an opinion of the Company's counsel, dated as
                  of the date hereof, addressed to such Purchaser in the form of
                  Exhibit 1.4iii;

                           (iv) an Officers' Certificate, dated as of the date
                  hereof, certifying that (A) the representations and warranties contained in Section 2 hereof are true and correct and (B) the transactions contemplated hereby and in the Transaction Documents have been approved and adopted by the requisite vote of the stockholders of the Company in accordance with applicable Law, the applicable rules of NASDAQ and the Company's Certificate of Incorporation and By-Laws at a properly called special meeting of the stockholders of the Company;

                           (v) a good standing certificate for the Company,
                  dated no earlier than seven days prior to the date hereof, from the Secretary of State of the State of Connecticut;

                           (vi) a copy of the resolutions of the Board of
                  Directors adopting the execution of each of the Transaction Documents and the performance of the transactions contemplated by the Transaction Documents, which resolutions shall be certified as true, correct and effective as of the date hereof by an officer of the Company;

                           (vii) duly executed copies of the Security Agreement
                  [and the Intercreditor Agreement] in the forms attached hereto as Exhibits 1.4A and B, and copies of any other Collateral Documentation including Financing Statements required to perfect the Holders' security interest in the Collateral;

                           (viii) a duly executed copy of the Registration
                  Rights Agreement attached as Exhibit 1.4viii;

                           (ix) an opinion from an independent valuation
                  consultant or appraiser reasonably satisfactory to the Purchasers in form and substance reasonably satisfactory to the Purchasers supporting the conclusions that, after giving effect to the transactions contemplated by the Transaction Documents, the Company will not be insolvent by the incurrence of Indebtedness incurred in connection therewith, or be left with unreasonably small capital with which to engage in its business, or have incurred debts beyond its ability to pay such debts as they mature;

                           (x) a copy of the Company's employment agreement with
                  Carl Sahi, which employment agreement shall be in form and substance reasonably satisfactory to the Purchasers and which shall be certified as true, correct and effective as of the date hereof by an officer of the Company;

                           (xi) copies of all of the Company's directors and
                  officers liability insurance policies, which insurance policies shall be in form and substance reasonably satisfactory to the Purchasers and which shall be certified as true, correct and effective as of the date hereof by an officer of the Company;

                           (xii) reimbursement of the Purchasers' costs and
                  expenses (including the reasonable fees and expenses of their counsel, Fried, Frank, Harris, Shriver & Jacobson) incurred in connection with the transactions contemplated by the Transaction Documents to be paid as set forth in Section 1.5; and

                           (xiii) such other instruments and documents as
                  reasonably requested by each Purchaser.

                  1.5. Deliveries by the Purchasers. At the Closing, each Purchaser is delivering to the Restricted Account or to such other parties as otherwise set forth below the amount set forth opposite such Purchaser's name in
Exhibit 1.5, such amount being equal to the pro-rata portion of the Purchase Price allocable to such Purchaser for the Notes, the Shares and the $7 Warrants being purchased by such Purchaser as set forth opposite such Purchaser's name in
Exhibit 1.5, less its costs and expenses (including the fees and expenses of its counsel, Fried, Frank, Harris, Shriver & Jacobson, which amounts shall be wire transferred by the Collateral Agent in immediately available funds to one or more accounts designated by such parties on or prior to the date hereof).

         2. Representations and Warranties of the Company.

                  The Company represents and warrants to each Holder as follows:

                  2.1. Organization; Subsidiaries. (a) The Company is a corporation duly organized and existing in good standing under the laws of the State of Connecticut and has the corporate power to own its property and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary and where the failure to so qualify could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (b) The Company does not have any Subsidiaries. Except as set forth on Schedule 2.1(b), the Company does not own, directly or indirectly, or have the right or obligation to acquire, any interest in any business association or other Person.

                  2.2. Due Authorization. (a) The Company has all right, power and authority to enter into, deliver and perform the Transaction Documents and to consummate the transactions contemplated thereby. The execution and delivery of each Transaction Document by the Company and the performance by it of the transactions contemplated thereby (including, without limitation, the issuance and sale of the Notes, the Shares, the $7 Warrants and issuance of shares of Common Stock upon conversion of the Notes and the exercise of the $7 Warrants) and compliance by the Company with all the provisions of each Transaction Document (as applicable) have been duly authorized by all requisite corporate proceedings on the part of the Company (including, without limitation, approval by the requisite vote of holders of the outstanding Common Stock). Each of the Transaction Documents has been duly executed and delivered on behalf of the Company, and each such Transaction Document constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or (ii) is subject to general principles of equity. The Shares and shares of Common Stock issuable upon conversion of the Notes and exercise of the $7 Warrants have been validly reserved for issuance and, upon issuance, will be validly issued and outstanding, fully paid and nonassessable.

                  (b) The Board of Directors has taken all necessary action so that no "fair price," "moratorium," "control share acquisition," "interested holder" or other similar anti-takeover statute or regulation (including, without limitation, Sections 33-840 through 33-845 of the Connecticut Business Corporation Act) or any applicable anti-takeover provision in the Company's Certificate of Incorporation or By-Laws prohibits the transactions contemplated by this Agreement. To the knowledge of the Company, no other state takeover statute is applicable to the transactions contemplated by this Agreement.

                  2.3. Capitalization. The authorized capital stock of the Company consists of (i) 25,000,000 shares of Common Stock, of which, as of the date hereof, shares were issued and outstanding, shares were reserved for issuance upon the exercise of outstanding stock options pursuant to the Company's option plans, shares were reserved for issuance upon the exercise of the outstanding warrants, and shares were reserved for issuance upon the conversion of the Company's 6% Convertible Debentures due 2004 (the "Convertible Debentures") and (ii) 3,000,000 shares of Preferred Stock, no par value (the "Preferred Stock"), of which, as of the date hereof, no shares were issued and outstanding. All of the outstanding shares of Common Stock are validly issued and are fully paid and nonassessable. No class of Capital Stock of the Company is entitled to preemptive rights. Except as set forth on Schedule 2.3, there are no outstanding options, warrants, subscription rights, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any class of Capital Stock of the Company, or Contracts, by which the Company is or may become bound to issue additional shares of its Capital Stock or options, warrants or other rights to purchase or acquire any shares of its Capital Stock. Except as set forth on Schedule 2.3, no warrants, bonds, debentures, notes or other Indebtedness or other security having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which stockholders of the Company may vote were issued or outstanding. Except as set forth on Schedule 2.3 or as contemplated by the Transaction Documents, the Company is not a party to, and, to the Company's best knowledge, there is, and immediately after the Closing, there will be, no agreement, restriction or encumbrance (such as a preemptive or similar right of first refusal, right of first offer, proxy, voting agreement, voting trust, registration rights agreement, shareholders' agreement, etc., whether or not the Company is a party thereto) with respect to the purchase, sale or voting of any shares of Capital Stock of the Company (whether outstanding or issuable upon conversion, exchange or exercise of outstanding securities) or other securities of the Company pursuant to any provision of Law, the Certificate of Incorporation or By-Laws, any agreement or otherwise. Except as set forth on
Schedule 2.3 or as contemplated by the Transaction Documents, no Person has the right to nominate or elect one or more directors of the Company. Immediately following the transactions contemplated hereby, the Company's capitalization will be as set forth in Schedule 2.3. The Company has not declared or paid any dividend or made any other distribution of cash, stock or other property to its stockholders since January 1, 1996.

                  2.4. SEC Reports Correspondence. The Company has filed all proxy statements, reports and other documents required to be filed by it under the Exchange Act from and after January 1, 1995, and the Company has furnished each Purchaser true and complete copies of all annual reports, quarterly reports, proxy statements and other reports under the Exchange Act filed by the Company from and after such date, each as filed with the SEC (collectively, the "SEC Reports"). Each SEC Report was in compliance in all material respects with the requirements of its respective report form and did not on the date of filing contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as of the date hereof there is no fact or facts not disclosed in the SEC Reports that relate specifically to the Company and that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has made available for inspection by each Purchaser copies of all correspondence between the Company and the SEC from and after January 1, 1995.

                  2.5. Financial Statements. The financial statements (including any related schedules and/or notes) included in the SEC Reports have been prepared in accordance with GAAP consistently followed (except as indicated in the notes thereto) throughout the periods involved and fairly present the consolidated financial condition, results of operations, cash flows and changes in stockholders' equity of the Company as of the respective dates thereof and for the respective periods then ended (in each case subject, as to interim statements, to changes resulting from year-end adjustments, none of which was material in amount or effect). Except as set forth on Schedule 2.5, the Company is not subject to any Liabilities, except (i) Liabilities in the respective amounts reflected or reserved against in the Company's balance sheet as of December 31, 1998 included in the SEC Reports or (ii) Liabilities incurred in the ordinary course of business since December 31, 1998 which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  2.6. Litigation. (a) Except as set forth on Schedule 2.6, there is no Litigation pending or, to the knowledge of the Company, threatened against the Company or any of its properties or assets by or before any court, arbitrator or other Governmental Entity.

                  (b) The Company is not in default under or in breach of any Order of any court, arbitrator or other Governmental Entity, and the Company is not subject to or a party to any Order of any court, arbitrator or other Governmental Entity arising out of any claim, demand, notice, action, suit or proceeding under any Law.

                  2.7. Title to Properties; Insurance. (a) Except as set forth on Schedule 2.7(a), the Company has good and valid title to, or, in the case of property leased by it as lessee, a valid and subsisting leasehold interest in, its properties and assets, free of all Liens.

                  (b) Schedule 2.7(b) sets forth a complete and correct list of all insurance coverage carried by the Company, the carrier and the terms and amount of coverage. All of the material assets of the Company and all aspects of the Company's business that are of insurable character are covered by insurance with insurers against risks of liability, casualty and fire and other losses and liabilities customarily obtained to cover comparable businesses and assets in amounts, scope and coverage that are consistent with prudent industry practice. The Company is not in default with respect to its obligations under any such insurance policy maintained by it. All such policies and other instruments are in full force and effect and no premiums with respect thereto are past due and owed. The Company has not failed to give any notice or present any material claim under any such insurance policy in due and timely fashion or as required by any of such insurance policies. The Company has not otherwise, through any act, omission or non-disclosure, jeopardized or impaired full recovery of any claim under such policies, and there are no claims by the Company under any of such policies to which any insurance company is denying liability or defending under a reservation of rights or similar clause. The Company has not received notice of any pending or threatened termination of any of such policies or any premium increases for the current policy period with respect to any of such policies and the consummation of the transactions contemplated by the Transaction Documents will not result in any such termination or premium increase.

                  2.8. Consents, etc. Except as set forth on Schedule 2.8, the Company is not required to obtain any consent, approval or authorization of, or to make any registration declaration or filing with, any Governmental Entity or third party as a condition to or in connection with the valid execution and delivery of any of the Transaction Documents (including, without limitation, the issuance and sale of the Notes, the Shares and the $7 Warrants), or the performance by the Company of its obligations in respect of any thereof, except for (i) filings required pursuant to state and federal securities laws to effect any registration of Securities pursuant to this Agreement and the Registration Rights Agreement, (ii) the filing of the Financing Statements [and Mortgages],
(iii) filings to be made with the U.S. Patent and Trademark Office or the U.S. Copyright Office to perfect the Holders' first priority security interest in the Intellectual Property constituting Collateral under the Collateral Documentation, (iv) the filing on Form 8-K under the Exchange Act to report the consummation of the transactions contemplated hereby and (v) the approval of the stockholders of the Company, which approval has been previously obtained.

                  2.9. No Material Adverse Change. Since December 31, 1998, no event has occurred or failed to occur that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  2.10. Taxes. Except as set for on Schedule 2.10:

                  (a) The Company (i) has timely filed all Tax Returns (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by the Company, all of which Tax Returns are true, correct and complete in all material respects, (ii) has within the time and manner prescribed by Law paid all Taxes required to be paid in respect of the periods covered by such Tax Returns or otherwise due to any Governmental Entity, (iii) has established and maintained on its books and records, accruals and reserves that are adequate for the payment of all Taxes not yet due and payable and attributable to any period preceding the date hereof, and (iv) has not received notice of any deficiencies for any Tax from any Governmental Entity against the Company, which deficiency has not been satisfied. The Company is not the subject of any currently ongoing audit or judicial or administrative proceeding relating to Taxes, nor is any such audit pending or, to the Company's knowledge, threatened. With respect to any taxable period ended prior to December 31, 1994, all Tax Returns of the Company have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations. The accruals and reserves for Taxes on the Company's balance sheet as of December 31, 1998 included in the SEC Reports are complete and adequate in all respects to cover any and all Liabilities of the Company for Taxes through such date. There are no Liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of the Company (other than Liens for Taxes not yet due). No claim has been made or threatened by any Governmental Entity in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by such jurisdiction. The Company has not filed an election under Section 341(f) of the Code to be treated as a consenting corporation. The Company is not or has not been a party to any Tax sharing agreement.

                  (b) The Company has duly withheld or collected all Taxes required by Law to have been withheld or collected (including Taxes required by Law to be withheld or collected in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party) and any such amounts required to be remitted to a Governmental Entity have been timely remitted.

                  2.11. Compliance with ERISA. Schedule 2.11 sets forth a complete and correct list of all (i) Benefit Plans, (ii) Employee Agreements, including (in the case of each of (i) and (ii)) all amendments thereto, and trust or funding agreements with respect thereto (excluding any grantor trusts established to hold assets subject to the claims of the Company's creditors) and
(iii) summary plan descriptions and communications of any material modifications to any employee or employees relating to any Benefit Plan or Employee Agreement. Each Benefit Plan has been established and operated in accordance with terms thereof and all other applicable Laws, including but not limited to the Code and ERISA, and the Company and each ERISA Affiliate are in compliance with the terms of each Employee Agreement. Neither the Company nor any ERISA Affiliate presently sponsors, maintains, contributes to, or is required to contribute to, nor has the Company nor any ERISA Affiliate ever sponsored, maintained, contributed to, or been required to contribute to, an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) which is subject to Title IV of ERISA or Section 412 of the Code or a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA). Neither the Company nor any ERISA Affiliate has ever maintained or contributed to or been required to maintain or contribute to any employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) which provides for post-retirement medical, life insurance or other welfare-type benefits, and neither the Company nor any ERISA Affiliate has any Liability for any such post-retirement benefits to any present or former employee.

                  2.12. Labor Relations. Except as set forth in Schedule 2.12, no unfair labor practice complaint or any complaint alleging sexual harassment or sex, age, race or other employment discrimination has been brought during the last three years against the Company before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental Entity, nor is there any charge, investigation (formal or informal) or complaint pending, or to the knowledge of the Company, threatened, against the Company regarding any labor or employment matter. There have been no governmental audits of the equal employment opportunity practices of the Company and, to the knowledge of the Company, no reasonable basis for any such audit exists. The Company (i) is in compliance with all applicable Laws respecting employment, employment practices, labor, terms and conditions of employment, collective bargaining and wages and hours, and (ii) has withheld all amounts required by Law or by agreement to be withheld from the wages, salaries and other payments to its employees.

                  2.13. Intellectual Property Rights. Schedule 2.13(a) sets forth a complete and correct list of all Intellectual Property of the Company (the "Company Intellectual Property"). Except as set forth on Schedule 2.13(b), the Company owns and possesses all right, title and interest in, or possesses adequate licenses to (without the making of any payment to others or the obligation to grant rights to others in exchange) all the Company Intellectual Property, free and clear of any Liens, licenses or other restrictions. The Company has the right to require the applicant of any Company Intellectual Property which is an application, including but not limited to patent applications, trademark applications, service mark applications, copyright applications, and mask work applications, to transfer ownership to the Company of the application and of the registration once it issues. All registered patents, trademarks, service marks and copyrights listed on Schedule 2.13(a) are valid and subsisting and in full force and effect. The Company Intellectual Property is all the Intellectual Property that is necessary for the ownership, maintenance and operation of the Company's properties and assets, the Company has the right to use all of the Company Intellectual Property in all jurisdictions in which the Company conducts or proposes to conduct its business, and the consummation of the transactions contemplated hereby will not alter or impair any such rights. The Company has no agreements to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to any Company Intellectual Property. Except as set forth in Schedule 2.13(b), no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Company Intellectual Property. The Company has taken all reasonably necessary and desirable action to maintain and protect each item of Company Intellectual Property. The validity, ownership, enforceability, use or legality of the Company Intellectual Property is not being questioned or opposed in any Litigation or Order to which the Company, or any Person who has granted a license of Intellectual Property to the Company, is a party or subject, nor, to the knowledge of the Company, is any such Litigation or Order threatened. The conduct of the Company as currently conducted and as currently proposed to be conducted does not and will not infringe, interfere with, misappropriate or otherwise come into conflict with any Intellectual Property of any other Person, and the Company has not received any charge, complaint, claim, demand or notice alleging any such infringement, interference, misappropriation or conflict (including any claim that the Company must license or refrain from using any Intellectual Property of any other Person). Except as set forth in Schedule 2.13(b), the Company has not granted any licenses of Intellectual Property to any Person.

                  2.14. Possession of Franchises, Licenses, Etc. The Company possesses all franchises, certificates, licenses, permits and other authorizations from Governmental Entities and other rights, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of its properties and assets, except for those the absence of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and the Company is not in violation of any such franchise, certificates, licenses, permits, authorizations and rights.

                  2.15. Compliance with Laws. The Company is in compliance with all applicable Laws including, without limitation, all rules, regulations and other Laws of the Food and Drug Administration (the "FDA") relating to the design, development, manufacturing, sales and distribution of safety medical products and accessories, except where the failure to comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Order has been issued nor any Law enacted which prevents, nor does any Law prohibit the consummation of the transactions contemplated by any of the Transaction Documents.

                  2.16. Conflicting Agreements and Certificate of Incorporation Provisions. The Company has not entered into any Contract and the Company is not subject to any Certificate of Incorporation or By-Law provision or any Order that in any case could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the execution and delivery of any of the Transaction Documents, the issuance, sale and delivery of the Notes, the Shares or the $7 Warrants, and the fulfillment of or compliance with the terms and provisions hereof or thereof will conflict with or result in a breach of the terms, conditions, or provisions of, or give rise to a right of termination under, or constitute a default under, or result in the creation of any Lien, or result in any violation of, the Certificate of Incorporation or By-Laws or other organizational documents of the Company or any Contract of the Company. The Company has not defaulted under any outstanding indenture or other debt instrument or with respect to the payment of the principal of or interest on any outstanding obligations for borrowed money, and the Company is not in default under any of its Contracts except where such default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  2.17. Suppliers. Except as set forth on Schedule 2.17, no Major Supplier has during the last twelve months materially increased or, to the knowledge of the Company, threatened to materially increase its prices or materially decreased or limited or, to the knowledge of the Company, threatened to materially decrease or limit its provision of services or supplies to the Company. During the last twelve months, there has been no termination, cancellation or limitation of, or any material change in, the business relationships of the Company with any Major Supplier. To the knowledge of the Company, there will not be any such change in relations with any Major Supplier or the triggering of any right of termination, cancellation or penalty or other payment by or to any Major Supplier in connection with or as a result of the transactions contemplated by the Transaction Documents that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  2.18. Products. Except as set forth on Schedule 2.18, there are no statements, citations or decisions by the FDA or any other Governmental Entity stating that any product manufactured, sold, rented, leased, designed, distributed or marketed at any time by the Company ("Products") is defective or unsafe or fails to meet any standards promulgated by the FDA or such Governmental Entity. Except as set forth on Schedule 2.18, there is no (i) fact relating to any Product that, to the knowledge of the Company, may impose upon the Company a duty to recall or retrofit such Product or a duty to warn customers of a defect in such Product, (ii) latent or overt design, manufacturing or other defect in any Product that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iii) Liability for warranty claims or returns with respect to any Product that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  2.19. Offering of the Securities. In connection with this offering, neither the Company nor any Person acting on its behalf has offered the Securities or any similar securities of the Company for sale to, solicited any offers to buy the Securities or any similar securities of the Company from or otherwise approached or negotiated with respect to the Company with any Person other than the Purchasers and other "accredited investors" (as defined in Rule 501(a) under the Securities Act). Neither the Company nor any Person acting on its behalf has taken, or, except as contemplated hereby, will take, any action (including, without limitation, any offering of any securities of the Company under circumstances that would require the integration of such offering with the offering of the Securities under the Securities Act) that could reasonably be expected to subject the offering, issuance or sale of the Securities to the registration requirements of Section 5 of the Securities Act or violate the provisions of any securities, "blue sky", or similar law of any applicable jurisdiction.

                  2.20. Existing Indebtedness; Future Liens. (a) Schedule 2.20 sets forth a complete and correct list of all outstanding Indebtedness of the Company as of the date hereof. The Company has not defaulted, and no waiver of default is currently in effect, in the payment of any principal or interest on any such Indebtedness and no event or condition exists with respect to any such Indebtedness that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment. The Company has not received any notice from any Person declaring or threatening to declare any Indebtedness owed by the Company to such Person due and payable prior to the stated maturity of such Indebtedness or before its regularly scheduled dates of payment.

                  (b) The Company has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to any Lien (other than Permitted Liens).

                  2.21. Environmental Matters. The Company has no knowledge of any claim and has not received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its real properties now or formerly owned, leased or operated by it or other assets, alleging any damage to the environment or violation of any Environmental Laws. Except as set forth on Schedule 2.21, (i) the Company has no knowledge of any facts that would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or affecting real properties now or formerly owned, leased or operated by the Company or to other assets or their use, (ii) the Company has not stored any Hazardous Materials on real properties now or formerly owned, leased or operated by it and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws, and (iii) all buildings on all real properties now owned, leased or operated by the Company are in compliance with applicable Environmental Laws.

                  2.22. Solvency. The Company is not, and, after giving effect to the issuance of the Notes and the sale of the Shares and the $7 Warrants and the application of the proceeds therefrom, will not be, insolvent within the meaning of Title 11 of the United States Code or any comparable state law provision.

                  2.23. Security Documents. Upon proper filing of the Financing Statements (or assignments thereof) in the offices of the Secretary of State of the State of Connecticut with respect to the Company (or assignments thereof) and in the locations identified in the Security Agreement, the Liens granted under the Transaction Documents shall constitute a fully perfected security interest in all right, title and interest of the Company in and to the personal property or interests therein secured thereby prior to any other security interests against such property or interests therein.

                  2.24. Brokers or Finders. Except for the fees payable to Pali Capital LLC, no agent, broker, investment banker or other Person is or will be entitled to any broker's fee or any other commission or similar fee from the Company in connection with any of the transactions contemplated by this Agreement.

                  2.25. Holding Company Act and Investment Company Act. The Company is not: (i) a "public utility company" or a "holding company", or an "affiliate" or a "subsidiary company" of a "holding company", or an "affiliate" of such a "subsidiary company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility", as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person", as such terms are defined in the Investment Company Act of 1940, as amended.

                  2.26. Related Party Transactions. (a) Except as set forth on
Schedule 2.26, the Company has not entered into or been a party to any transaction with any Related Party thereof except in the ordinary course of, and pursuant to the reasonable requirements of, such Related Party's business and upon fair and reasonable terms that are at least equivalent to an arm's-length transaction with a Person not a Related Party.

                  (b) Except as set forth on Schedule 2.26, the Company has not entered into any lending or borrowing transaction with any director, officer or employee of the Company.

                  2.27. Year 2000. Except as could not reasonably be expected to result in a Material Adverse Effect, the software, computers and other hardware and systems used by the Company will (i) accurately process date information before, during and after January 1, 2000, including, but not limited to, accepting date input, providing date output and performing calculations on dates or portions of dates, (ii) function accurately and without interruption before, during and after January 1, 2000 without any change in operations associated with the advent of the new century, (iii) respond to two digit year date input in a way that resolves the ambiguity as to century in a disclosed, defined and predetermined manner, and (iv) store and provide output of date information in ways that are unambiguous as to century. The Company has contacted its principal vendors and Major Suppliers and other Persons with whom the Company has material business relationships, and each of such vendors, Major Suppliers and other Persons has notified the Company that its software, computers and other hardware and systems are Year 2000 compliant in all material respects to the extent affecting the Company. The ability of such vendors, Major Suppliers and other Persons to identify and resolve their own Year 2000 issues could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  2.28. Disclosure. None of the Transaction Documents and schedules thereto and certificates furnished to any Purchaser by or on behalf of the Company in connection with the transactions contemplated thereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading. There is no fact or information relating to the Company that could reasonably be expected to be material to the Company that has not been disclosed to the Purchasers.

         3. Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, represents and warrants to the Company with respect to such Purchaser as follows:

                  3.1. Organization and Qualification. Such Purchaser is duly organized and existing in good standing under the laws of the state of its formation and has the power to own its respective property and to carry on its respective business as now being conducted. Such Purchaser is duly qualified to do business and in good standing in every jurisdiction in which the nature of the respective business conducted or property owned by it makes such qualification necessary, except where the failure to so qualify would not prevent consummation of the transactions contemplated hereby or reasonably be expected to have a material adverse effect on such Purchaser's ability to perform its obligations hereunder.

                  3.2. Due Authorization. Such Purchaser has all right, power and authority to enter into, deliver and perform the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby. Such Purchaser's execution and delivery of each Transaction Document to which it is a party and the performance by such Purchaser of the transactions contemplated thereby and compliance by such Purchaser with all the provisions of each Transaction Document to which it is a party (as applicable) have been duly authorized by all requisite proceedings on the part of such Purchaser. Each of the Transaction Documents to which it is a party has been duly executed and delivered on behalf of such Purchaser, and each such Transaction Document constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its respective terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or (ii) is subject to general principles of equity.

                  3.3. Acquisition for Investment. Such Purchaser is acquiring the Notes, the Shares and the $7 Warrants being purchased by it for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof except in compliance with all applicable securities Laws.

                  3.4. Offering of Securities. Such Purchaser has not offered the Securities for sale by any means of general solicitation or general advertising including, but not limited to, any advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

                  3.5. Accredited Investor. Such Purchaser is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act.

         4. Registration, Exchange and Transfer of Notes.

                  4.1. The Note Register; Persons Deemed Owners. The Company shall maintain, at its office designated for notices in accordance with Section 12.6, a register for the Notes (the "Note Register"), in which the Company shall record the name and address of the Person in whose name each Note has been issued and the name and address of each transferee and prior owner of each Note. The Company shall deem and treat the Person in whose name a Note is so registered as the Holder and owner thereof for all purposes and shall not be affected by any notice to the contrary, until due presentment of such Note for registration of transfer as provided in this Section 4.

                  4.2. Issuance of New Notes Upon Exchange or Transfer. Upon surrender for exchange or registration of transfer of any Note at the office of the Company designated for notices in accordance with Section 12.6, the Company shall execute and deliver, at its expense, one or more new Notes as requested by the Holder of the surrendered Note, each dated the date so surrendered, but in the same aggregate Face Amount as such surrendered Note, and registered in the name of such Person or Persons as shall be designated in writing by such Holder. Every Note surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the Holder of such Note or by his attorney duly authorized in writing. The Company may also condition the issuance of any new Note or Notes to a Person other than the Holder thereof on the payment of a sum sufficient to cover any stamp Tax or other governmental charge imposed in respect of such transfer.

         5.       Payment of Notes.

                  5.1. Home Office Payment. The Company will pay to each Holder or any transferee thereof all sums becoming due on the Notes (including all sums that become due on the Notes at the maturity thereof) (a) prior to the date of execution of an indenture, if any (the "Indenture Date"), at the account/address to be specified by such Holder or transferee for such purpose by notice to the Company, by wire transfer of immediately available funds, or at such other address or by such other method as such Holder or transferee shall have designated by notice to the Company and (b) at any time after the Indenture Date, by wire transfer to the Trustee, as specified in the Indenture. Before selling or otherwise transferring any Note, such Holder or transferee will make a notation thereon of the aggregate amount of all payments, if any, of the Face Amount thereof, theretofore made.

                  5.2. Limitation on Interest. No provision of this Agreement or of the Notes shall require the payment or permit the collection of interest in excess of the maximum rate which is permitted by Law. If any such excess interest is provided for herein or in the Notes, or shall be adjudicated to be so provided for, then the Company shall not be obligated to pay such interest in excess of the maximum rate permitted by Law, and the right to demand payment of any such excess interest is hereby waived, any other provisions in this Agreement or in the Notes to the contrary notwithstanding.

                  5.3. Accreted Value. The Notes have been issued at the original issue discount ("Original Issue Discount") in the amount stated on the face of each Note and each Note will accrete in value to its Face Amount at the Stated Maturity. Prior to the Stated Maturity, the Accreted Value for any specified date means, the applicable amount provided below for each $1,000 Face Amount of the Notes:

                           (a) if the specified date occurs on one of the following dates (each a "Semi-Annual Accrual Date"), the Accreted Value of such Face Amount will equal the amount set forth opposite such Semi-Annual Accrual Date:

         Semi-Annual Accrual Date                                  Accreted Value
         ------------------------                                  --------------
          June 31, 2000 .........................................          $
          December 31, 2000 .....................................          $
          June 30 , 2001 ........................................          $
          December 31, 2001 .....................................          $
          June 30, 2002 .........................................          $
          December 31, 2002 .....................................          $
          June 31, 2003 .........................................          $
          December 31, 2003 .....................................          $
          June 30, 2004 .........................................          $
          December 30, 2004 .....................................          $

                           (b) if the specified date occurs before the first Semi-Annual Accrual Date, the Accreted Value of such Face Amount will equal the sum of (i) the Original Issue Price and (ii) an amount equal to the product of (A) the Accreted Value of such Face Amount for the first Semi-Annual Accrual Date less the Original Issue Price and (B) a fraction, the numerator of which is the number of days from the date hereof to the specified date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the original issue date to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months;

                           (c) if the specified date occurs between two
         Semi-Annual Accrual Dates, the Accreted Value of such Face Amount will equal the sum of (i) the Accreted Value of such Face Amount for the Semi-Annual Accrual Date immediately preceding such specified date and
         (ii) an amount equal to the product of (A) the Accreted Value of such Face Amount for the immediately following Semi-Annual Accrual Date less the Accreted Value of such Face Amount for the immediately preceding Semi-Annual Accrual Date and (B) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the specified date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

                           (d) if the specified date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,000.

                  5.4. Interest. The Notes shall not bear interest (other than accrued Original Issue Discount which shall be payable at Stated Maturity), except that if any amount payable hereunder is not paid when due (including, without limitation, payment of the Accreted Value or the entire Face Amount of all Notes, as applicable, under Section 7.2), then in each such case the overdue amount shall bear interest at a rate of 12% per annum compounded semi-annually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall, in the case of any late payment of the Face Amount or Change of Control Redemption Price, be in lieu of, and not in addition to, the continued accrual of Original Issue Discount. Original Issue Discount in the period during which the Notes remain outstanding shall accrue at 7.5% per annum, compounded semi-annually, computed on the basis of a 360-day year consisting of twelve 30-day months, beginning on __________, 2000.

                  5.5. Principal. Unless otherwise provided herein, payment of the Face Amount of each Note shall be due and payable as provided in the Notes.

         6. Covenants of the Company. The Company covenants that at all times from and after the date hereof:

                  6.1. Maintenance of Office or Agency. The Company shall maintain in Vernon, Connecticut an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes may be served. The Company shall give prompt written notice to the Holders of the location, and any change in the location, of such office or agency. The Company may also from time to time designate one or more other offices or agencies (in or outside Connecticut) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in Vernon, Connecticut for such purposes. The Company shall give prompt written notice to the Holders of any such designation or rescission and of any change in the location of any such other office or agency.

                  6.2. Money for Security Payments to be Held in Trust. On or before each date on which payments are due on the Notes, the Company shall segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to make such payments when such payments are due, until such sums shall be paid to such Persons or otherwise disposed of as herein provided.

                  6.3. Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, Material rights (charter and statutory) and franchises and the existence, Material rights and franchises of all of its Subsidiaries. Neither the Company nor any of its Subsidiaries shall enter into any transaction of acquisition of, or merger or consolidation or amalgamation with, any other Person (including any Subsidiary or Affiliate of the Company or any of its Subsidiaries), or sell, transfer or otherwise dispose of ("Transfer") all or substantially all of its assets to any Person, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or make any Material change in the present method of conducting business or engage in any type of business other than of same general type now conducted by it. The Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise modify (i) the Company's Certificate of Incorporation, (ii) the By-Laws or (iii) the charter, by-laws or other organizational documents of any of the Company's Subsidiaries.

                  6.4. Maintenance of Properties. The Company shall cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 6.4 shall prevent the Company from discontinuing the operation or maintenance of any of such property if such discontinuance is, in the reasonable, good faith judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any Material respect to the Holders.

                  6.5. Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all Taxes levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries, and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by Law become a Lien upon the property of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such Tax amount, applicability or validity of which is being contested in good faith by appropriate proceedings.

                  6.6. Limitation on Indebtedness. Except as forth on Schedule 6.6, the Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for the payment of any Indebtedness (excluding Permitted Indebtedness and Indebtedness that is a Guaranty of an Indebtedness of the Company or any of its Subsidiaries that is otherwise Permitted Indebtedness).

                  6.7. Limitation on Encumbrances. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or otherwise suffer to exist or cause or otherwise suffer to become effective any Lien in or on any right, title or interest to any property (real or personal) that constitutes all or any portion of the Collateral (a "Restricted Encumbrance", which term excludes the Lien created in favor of the Holders) unless such Restricted Encumbrance is a Permitted Lien.

                  6.8. Limitation on Related Party Transactions. (a) The Company shall not, and shall not permit any of its Subsidiaries to, enter into or be a party to any transaction with any Related Parties (other than any of the Holders or their Affiliates) except in the ordinary course of, and pursuant to the reasonable requirements of, such Related Party's business and upon fair and reasonable terms that are at least equivalent to an arm's-length transaction with a Person that is not a Related Party. In addition, if any such transaction or series of related transactions involves payments in excess of $25,000 in the aggregate, the terms of such transactions must be disclosed in advance to each Holder. All such transactions existing as of the date hereof are set forth on
Schedule 6.8.

                  (b) The Company shall not, and shall not permit any of its Subsidiaries to, enter into any lending or borrowing transaction with any director, officer or employee of the Company or any of its Subsidiaries.

                  (c) The Company shall not, and shall not permit any of its Subsidiaries to, (i) enter into or adopt or amend any existing agreement or arrangement relating to severance, (ii) enter into or adopt or amend any existing severance plan, (iii) enter into or adopt or amend any Benefit Plan or

Employee Agreement or (iv) grant any bonus, salary increase, severance or termination pay to, any employee, officer, director or consultant other than in the ordinary course of business consistent with past practice.

                  6.9. Limitation on Dividends; Stock Issuances. The Company shall not offer or issue any shares of Preferred Stock or Common Stock for any purpose whatsoever, except for shares of Common Stock issuable upon (i) exercise of the Warrants, (ii) the conversion of the Notes and (iii) pursuant to Schedule
6.9. The Company shall not declare any dividends on any shares of its Capital Stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, exchange or other acquisition of any shares of its Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash, securities, property or in obligations of the Company or any of its Subsidiaries.

                  6.10. Subsidiary Guarantees. The Company shall cause its future direct and indirect Subsidiaries organized under the laws of any state of the United States (or the District of Columbia) to jointly and severally guarantee the obligations of the Company under the Notes and this Agreement pursuant to the form of Guarantee and Security Agreement attached as Exhibit
6.10. The Company shall cause its Subsidiaries organized under the laws of any jurisdiction other than any state of the United States or the District of Columbia to jointly and severally guarantee the obligations of the Company under the Notes and this Agreement pursuant to a guarantee agreement.

                  6.11. Additional Offerings of Securities. Prior to seeking financing from any third party consisting of an issuance of Equity Securities (the "Proposed Securities") by the Company on or after the date hereof, the Company shall notify the Holders of a description in reasonable detail of the Proposed Securities, the amount proposed to be issued and the consideration the Company desires to receive therefor (the "Notice"), which Notice shall constitute an offer to the Holders with respect to the Proposed Securities on the terms set forth therein. The Holders and the Company shall, for not less than 20 days after receipt of the Notice (unless the Holders earlier indicate that they have no interest in purchasing the Proposed Securities), discuss the possibility of any of the Holders acquiring the Proposed Securities, after which (if any of the Holders has not agreed to purchase the Proposed Securities on the terms set forth in the Notice or such other terms as are mutually acceptable to the Company and such Holder) the Company shall be permitted to seek and obtain third-party investors to acquire the Proposed Securities, provided that the closing of such acquisition by such third-party investor occurs within 90 days from the date of the Notice and provided, further, that the acquisition of the Proposed Securities by such third-party investor is on terms no more favorable to such third-party investor than those terms set forth in the Notice. No Equity Securities shall be issued by the Company to any Person unless the Company has first offered such Equity Securities to the Holders in accordance with this
Section 6.11. This Section 6.11 shall not apply to the following issuances of securities: (i) pursuant to an approved employee stock option plan, stock purchase plan, or similar employee benefit program or agreement, where the primary purpose is not to raise equity capital for the Company and (ii) the issuance of Equity Securities as consideration in a business combination approved by each member of the Board of Directors.

                  6.12. Pledges of Intercompany Notes. The Company shall, and shall cause each of its Subsidiaries to, promptly pledge all Intercompany Notes (and all security agreements and documents relating thereto) created after the date hereof to the Collateral Agent as Collateral under the Collateral Documentation. To the extent that, on or after the date hereof, the Company makes any cash investment in any of its Subsidiaries (in accordance with Section 6.14) that are organized under the Laws of and doing business in the United States, such investment shall be required to be made in the form of a loan, which shall be evidenced by an Intercompany Note and all such Intercompany Notes shall be pledged by the Company to the Collateral Agent as Collateral under the Collateral Documentation.

                  6.13. No Speculative Transactions. The Company shall not, and shall not permit any of its Subsidiaries to, engage in any transaction involving commodity options, futures contracts or similar transactions.

                  6.14. Restricted Investments. The Company shall not, or permit any of its Subsidiaries to, directly or indirectly, make or cause or permit, (i) any direct or indirect advance to, (ii) any loan or other extension of credit to, (iii) any Guarantee of any Indebtedness of, (iv) any capital contribution to, (v) any purchase or other acquisition of any Equity Interests in, (vi) any purchase or other acquisition of assets (other than in the ordinary course of business) from or (vii) any merger with, any Person, including, without limitation, any of the Company's Subsidiaries in each case other than Permitted Investments.

                  6.15. Financial Covenants. The Company shall maintain the financial covenants specified in Schedule 6.15.

                  6.16. Sale-and-Leaseback Transactions. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any Sale-and-Leaseback Transaction.

                  6.17. Line of Business. The Company shall not, and shall not permit any of its Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company is engaged on the date of this Agreement.

                  6.18. Sale of Assets. The Company shall not, and shall not permit any of its Subsidiaries to, Transfer any property or assets, unless the property or asset that is the subject of such Transfer constitutes (i) inventory held for sale, (ii) marketable securities available for sale, or (iii) real estate, equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or such Subsidiary or that is obsolete, and, in the case of any Transfer described in clause (i) or (iii), such Transfer is in the ordinary course of business.

                  6.19. Indenture Relating to the Notes. Upon the written request of the Required Holders, the Company, at its expense, shall cause to be prepared, executed and delivered within 30 days after such request an indenture (including a new form of note, any necessary related documentation and, from time to time thereafter, any necessary supplements thereto) (the "Indenture") with respect to the Notes, which Indenture shall contain terms and provisions substantially the same as those set forth in Sections 6, 8, 9 and 13 hereof and such other terms and provisions as are required under the Trust Indenture Act of 1939 and such other items and provisions as are customary in indentures relating to publicly traded senior secured debt securities having a rating comparable to the rating that the Notes would receive if rated by a nationally recognized rating agency. In such event, the Company shall also appoint as trustee under the Indenture a national banking association reasonably acceptable to the Required Holders having its principal offices in New York, New York, and having capital, surplus, and undivided profits of at least $50,000,000. In connection with the execution of the Indenture, the Holders shall exchange all outstanding Notes for new notes in the form contemplated by the Indenture, and upon such exchange such new notes shall be deemed to be "Notes" for purposes hereof.

                  6.20. Financial Statements and Information. The Company shall furnish to each Holder: (a) as soon as practicable and in any event within 45 days after the end of each of the four quarters of each fiscal year and within 90 days of the end of each fiscal year, (i) copies of the quarterly and annual reports and of the other information, documents, and other reports that the Company files or is required to file with the SEC pursuant to the Exchange Act and of any other reports or information that the Company delivers or makes available to any of its security holders, at the time of filing such reports with the SEC or of delivery to the Company's security holders, as the case may be (but in no event later than the time such filing or delivery is required pursuant to the Exchange Act) or (ii) as soon as practicable and in any event within 45 days after the end of each of the four quarters of each fiscal year and within 90 days of the end of each fiscal year, quarterly reports for the four quarters of each fiscal year of the Company and annual reports which the Company would have been required to file under any provision of the Exchange Act if it had a class of securities listed on a national securities exchange or was otherwise required to file such reports under the Exchange Act, within 15 Business Days of when such report would have been filed under Section 13 of the Exchange Act, together with copies of a consolidating balance sheet of the Company and its Subsidiaries as of the end of each such accounting period and of the related consolidating statements of income and cash flow for the portion of the fiscal year then ended, all in reasonable detail and all certified by the principal financial officer of the Company to present fairly the information contained therein in accordance with GAAP (and in the case of annual reports, including financial statements, audited and certified by the Company's independent public accountants as required under the Exchange Act); (b) within 90 days after the end of each fiscal year, a written statement by the Company's independent certified public accountants stating as to the Company and its Subsidiaries whether in connection with their audit examination, any Default or Event of Default has come to their attention; (c)(i) within 45 days after the end of the four quarters of the Company's fiscal year and within 90 days after the end of the Company's fiscal year, an Officers' Certificate setting forth computations in reasonable detail showing, as at the end of such quarter or fiscal year, as the case may be, the Company's compliance with Sections 6.6, 6.7, 6.13, 6.14 and 6.15, and (ii) within 30 days after the end of each fiscal quarter, an Officers' Certificate stating that as of the date of such certificate, based upon such examination or investigation and review of this Agreement, as in the opinion of such signer is necessary to enable the signer to express an informed opinion with respect thereto, to the best knowledge of such signer, the Company has kept, observed, performed and fulfilled each and every covenant contained in this Agreement, and is not in default in the performance or observance of any of the terms, provisions and conditions hereof, and, to the best of such signer's knowledge, no Default or Event of Default exists or has existed during such period or, if a Default or Event of Default shall exist or have existed, specifying all such defaults, and the nature and period of existence thereof, and what action the Company has taken, is taking or proposes to take with respect thereto; (d) promptly after becoming aware of (i) the existence of a Default or Event of Default or any default under any of the Collateral Documentation, (ii) any default or event of default under any Indebtedness of the Company or any of its Subsidiaries, (iii) any Litigation or proceeding affecting the Company or any of its Subsidiaries in which the amount claimed is in excess of $[50,000] or in which injunctive relief is sought which if obtained could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iv) any change that has or could reasonably be expected to have a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto; and (e) such other information, including financial statements and computations, relating to the performance of the provisions of this Agreement and the affairs of the Company and any of its Subsidiaries as each Holder may from time to time reasonably request. The Company shall keep at its principal executive office a true copy of this Agreement (as at the time in effect), and cause the same to be available for inspection at said office, during normal business hours and after reasonable notice to the Company by any Holder.

                  6.21. Inspection. (a) Any Holder shall have the right to visit and inspect any of the properties of the Company or any of its Subsidiaries, to examine the books of account and records of the Company or any of its Subsidiaries, to be provided with copies and extracts therefrom, to discuss the affairs, finances and accounts of the Company or any of its Subsidiaries with, and to be advised as to the same by, its and their officers and employees, and its and their independent public accountants (and the Company authorizes such independent public accountants to discuss the Company's or any of its Subsidiaries' financial matters with such Holder and its representatives, regardless of whether any representative of the Company is present, but provided that an officer of the Company will be afforded a reasonable opportunity to be present at any such discussion), all at such reasonable times and intervals during normal business hours, and upon reasonable prior notice to the Company as such Holder and the Company shall agree and at the expense of the Company (including the costs incurred by such Holder in hiring accountants to conduct an audit). The Company will likewise afford each Holder the opportunity to obtain any information necessary to verify the accuracy of any of the representations and warranties made by the Company hereunder or in any other Transaction Document or compliance by the Company and its Subsidiaries with a covenant made herein or in any other Transaction Document.

                  (b) By receipt of information under this Section 6.21, such Holder agrees that all information (other than such information that is publicly available or any other information that is in such Holder's possession prior to any disclosure under this Section 6.21) provided to it pursuant to this Section
6.21 shall be used by such Holder solely in connection with its investment in the Company and for no other purpose, and such Holder shall treat such information as confidential in accordance with such reasonable internal procedures as it applies generally to information of this kind and shall not disclose such information to any Person, except (i) to any Governmental Entity having jurisdiction over such Holder in the law or ordinary course of business,
(ii) to any other Person pursuant to subpoena or other process, whether legal, administrative or other (and such Holder hereby agrees to provide the Company with prompt notice of any such subpoena or other process), (iii) to such Holder's officers, directors, trustees, employees, partners, legal counsel, financial advisors or auditors or accountants who need access to such information in connection with their duties, (iv) to any transferee or prospective purchaser of a Note or interest therein who agrees to be bound by this paragraph, or (v) to the extent necessary in the enforcement of each Holder's rights hereunder and under the Notes during the continuance of a Default or Event of Default.

                  6.22. Compliance with Laws. The Company shall, and shall cause each of its Subsidiaries to, comply with all Laws, ordinances or governmental rules or regulations to which each of them is subject, and shall obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses. The Company shall timely file all proxy statements, reports and other documents required to be filed by it under the Exchange Act and such statements, reports and other documents shall be in compliance in all Material respects with the requirements of its respective report form and shall not on the date of filing contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  6.23. Supplemental Disclosure. From time to time as may be requested by the Required Holders, the Company shall supplement each Schedule hereto, or any representation herein or in any other Transaction Document, with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedule or as an exception to such representation or which is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Schedule, such Schedule shall be appropriately marked to show changes made therein); provided that no such supplement to any such Schedule or representation shall be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein; provided, further, that if such supplement discloses any Default or Event of Default, the Company shall have 15 days to cure such Default or Event of Default so long as such Default or Event of Default (i) is not caused by the failure to pay amounts due under this Agreement and (ii) the Collateral Manager believes that such Default or Event of Default can be cured within such 15-day period.

                  6.24 Proceeds. The proceeds of the sale of the Notes, the Shares and the $7 Warrants shall be placed in a restricted account (the "Restricted Account"), and the disbursements of proceeds from the Restricted Account shall be made in accordance with the procedures set forth on Schedule
6.24. No part of the proceeds from the sale of the Notes, the Shares and the $7 Warrants hereunder shall be used, directly or indirectly, for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of Regulation U of the Board of Governors of the Federal Reserve System or for any purpose which violates or would be inconsistent with the provisions of Regulation T, U or X of such Board.

                  6.25. Insurance; Damage to or Destruction of Collateral. The Company shall, and shall cause each of its Subsidiaries to, at its sole cost and expense, maintain the policies of insurance described on Schedule 2.7(b) in form and with insurers reasonably acceptable to the Required Holders. If the Company or any of its Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, the Collateral Agent may (at the direction of the Required Holders) at any time or times after ten days' written notice to the Company obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that the Required Holders deem advisable. By doing so, the Collateral Agent and the Holders shall not be deemed to have waived any Default or Event of Default arising from the Company's or any of its Subsidiaries' failure to maintain such insurance or pay any premiums therefor. Neither the Collateral Agent nor the Required Holders shall have any obligation to obtain insurance for the Company or any of its Subsidiaries or to pay any premiums therefor. All sums so disbursed, including reasonable attorneys' fees, court costs and other charges related thereto, shall be payable on demand by the Company to the Collateral Agent and shall be secured by the Collateral.

                  6.26 Rights of Required Holders to Designate Directors; Board Composition. (a) Prior to or simultaneously with the Closing, the Company shall expand the size of its Board of Directors from five to seven members and shall at all times cause two individuals designated by the Holders (any such individual so designated pursuant to this Section 6.26 from time to time, a "Purchaser Designee" and, together, the "Purchaser Designees") to be appointed to the Board of Directors to fill the vacancies created by such expansion, and the Company will take all necessary action to cause a Purchaser Designee to be appointed to (i) each present and future committee of the Board of Directors
(ii) the board of directors or governing body of any future Subsidiary of the Company (a "Subsidiary Board") and (iii) each Committee of such Subsidiary Board. Thereafter, in connection with any annual meeting of stockholders at which the term of a Purchaser Designee is to expire, the Company will take all necessary action to cause such Purchaser Designee to be elected to the Board of Directors. In the event of any vacancy arising by reason of the resignation, death, removal or inability to serve of any Purchaser Designee, the Holders shall be entitled to designate a successor to fill such vacancy for the unexpired term (and, thereafter, such successor shall be deemed a Purchaser Designee for all purposes of this Section 6.26). The Company further agrees that the Holders shall be entitled to designate a non-voting observer to attend and participate in (but not to vote at) all meetings of the Board of Directors, committee of the Board of Directors, each Subsidiary Board and each committee of such Subsidiary Board (the "Non-Voting Observer"). The Non-Voting Observer, if appointed, shall have the same access to information concerning the business and operations of the Company and its Subsidiaries and at the same time as directors of the Company and its Subsidiaries and shall be entitled to participate in discussions and to consult with the Board of Directors and each Subsidiary Board without voting, and the Board of Directors and each Subsidiary Board shall give due consideration to the advice and recommendations of such Non-Voting Observer.

                  (b) Without the prior written consent of the Holders, (i) the Board of Directors shall not consist of more than seven members and (ii) the Executive Committee of the Board of Directors shall not consist of more than four members.

                  (c) Notwithstanding anything to the contrary contained herein, so long as (i) (Y) the Holders in the aggregate (i) own at least 5% of the Common Stock (on a fully diluted basis) or (Z) hold at least $10 million aggregate Face Amount of the Notes, (ii) there has not been any change, event or development or series of changes, events or developments that could or could reasonably be expected to have a Material Adverse Effect, (iii) at least [three] individuals who are members of the Board of Directors as of the date hereof remain members of the Board of Directors, (iv) there is no material Litigation pending or threatened against the Company and/or any Subsidiary, (v) the Board of Directors or any Subsidiary Board has not failed to address in a timely fashion any concerns raised by the Purchaser Designee(s) regarding the conduct of, or breach of duty by, any officer or director of the Company or any Subsidiary and (vi) the Company maintains officers and directors insurance policies satisfactory to the Collateral Agent in its reasonable discretion, the Holders agree that they shall appoint and cause one Purchaser Designee to serve on the Board of Directors.

                  6.27. Executive Officers. (a) The Company shall promptly, but in no event later than 180 days from the date hereof, hire an additional key officer to fill one of the senior executive positions, whose appointment shall be approved by the Board of Directors (which approval shall include the affirmative vote of each of the Purchaser Designees).

                  (b) Without the approval of the Board of Directors, which approval shall include the affirmative vote of each of the Purchaser Designees, the Company shall not make any change in, or appointment of, key executive officers of the Company, including, without limitation, the Chief Executive Officer, the Chief Financial Officer, Executive Vice President, Chief Operating Officer, General Counsel or similar positions.

                  6.28. Board and Committee Notice Requirement. In addition to any requirements specified in the By-Laws of the Company, the Company shall notify each Purchaser Designee and the Non-Voting Observer, by telecopy, of (a) every meeting (or action by written consent) of the Board of Directors and (b) every meeting (or action by written consent) of any Subsidiary Board and of any committee of the Board of Directors or Subsidiary Board, at least three days in advance of such meeting (or distribution of written consents), or, if such notice under the circumstances is not practicable, as soon before the meeting (or distribution) as is practicable.

                  6.29. Reimbursement of Certain Expenses. The Company shall, upon request therefor, promptly reimburse each Purchaser Designee and the Non-Voting Observer for all reasonable expenses incurred by them in connection with their attendance at meetings of the Board of Directors, any Subsidiary Board or of committees of any of the foregoing and any other activities undertaken by them in their capacity as directors of the Company or any Subsidiary or observer, as applicable. The foregoing shall be in addition to, and not in lieu of (or in duplication of), any indemnification or reimbursement obligations of the Company under the Certificate of Incorporation of the Company or the By-Laws or by Law. The Non-Voting Observer shall be entitled to indemnification from the Company and its Subsidiaries to the maximum extent permitted by Law as though he or she were a director of the Company or the Subsidiary.

                  6.30. Limitation of Agreements. The Company shall not, and shall not permit any Subsidiaries to, enter into any Contract, or any amendment, modification, extension or supplement to any of its existing Contract or the By-Laws or Certificate of Incorporation of the Company, that prohibits the Company from honoring and observing its obligations under the Transaction Documents.

                  6.31. Redemption of Convertible Debentures. As soon as practicable after the date hereof, but in no event later than 45 days from the date hereof, the Company shall cause all of its outstanding Convertible Debentures to be redeemed in accordance with the terms and conditions thereof.

                  6.32. Preparation of Quarterly Budgets. The Company shall furnish to the Collateral Agent as soon as practicable, but in any event no later than 10 days before the end of each of the quarterly periods of each fiscal year of the Company, an operating budget (each, a "Quarterly Budget") approved and adopted by a majority of the Board of Directors (which majority shall include the Purchaser Designees) for the Company and its Subsidiaries, taken as a whole, for the next quarterly period (provided that the Company need not furnish the Collateral Agent with a Quarterly Budget for the quarterly period commencing on January 1, 2000). Each Quarterly Budget shall specify, among other things, the amount of funds needed by the Company and its Subsidiaries in the next quarter to operate the business of the Company and its Subsidiaries (the amount of such funds, the "Quarterly Amount").

                  6.33. Operations in Accordance with the Business Plan. The business and operations of the Company and its Subsidiaries shall be conducted in accordance with the Quarterly Budget and a business plan of the Company approved by the Collateral Agent.

         7. Events of Default and Remedies.

                  7.1. Events of Default and Remedies. "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any Order of any court or any Order, rule or regulation of any Governmental Entity) (or, if the giving of notice or lapse of time or both is required, then, prior to such notice or lapse of time, a "Default"):

                           (a) default in the payment of the Accreted Value of or premium, if any, and interest in respect of any Note when it becomes due and payable; or

                           (b) default in the performance of any agreement or covenant in, or provision of, this Agreement, the Notes, or the other documents executed and delivered in connection with this Agreement (including any Transaction Document) and to which the Company or any of its Subsidiaries is a party (other than a covenant or a default in whose performance is elsewhere in this Section specifically dealt with), or any representation or warranty made in any document executed and delivered in connection with this Agreement (including any Transaction Document) was false in any material respect on the date as of which made or deemed made; or

                           (c) the Company or any of its Subsidiaries shall: (A) default in any payment of principal of or interest on any Indebtedness (other than the Notes and any intercompany debt) or in the payment of any Guarantee, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee was created; or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity, any applicable grace period having expired, or such Guarantee to become payable, any applicable grace period having expired, provided that the aggregate principal amount of all such Indebtedness and Guarantee which would then become due or payable as described in this Section 7.1(c) would equal or exceed $500,000; or

                           (d) a final judgment or judgments for the payment of money are entered by a court or courts of competent jurisdiction against any Company or any of its Subsidiaries and such judgment or judgments remain undischarged for a period (during which execution shall not effectively be stayed) of 60 days, provided that the aggregate of all such judgments that are not covered by insurance under which the Company or a Subsidiary is a beneficiary exceeds $500,000, or the Required Holders shall determine that any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries including, without limitation, the SEC, shall have taken or proposed to take any action that the Required Holders believe could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or that adversely affects the Holders' security interest in the Collateral; or

                           (e) the Company or any of its Subsidiaries (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction,
         (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                           (f) a court or other Governmental Entity of competent jurisdiction enters an Order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

                           (g) a court or other Governmental Entity of competent jurisdiction enters a final judgment holding any of the documents delivered in connection with this Agreement (including any Transaction Document) to be invalid or unenforceable and such judgment remains unstayed and in effect for a period of 20 consecutive days; or the Company or any of its Subsidiaries shall assert, in any pleading filed in such a court, that any of the documents delivered in connection with this Agreement are invalid or unenforceable; or

                           (h) any provision of any Transaction Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or the Company or any of its Subsidiaries [(or the trustee in the case of the Intercreditor Agreement)] shall challenge the enforceability of any Transaction Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Transaction Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any security interest created under any Transaction Document shall cease to be a valid and perfected security interest, or Lien in any of the Collateral purported to be covered thereby; or

                           (i) the Company or any of its Subsidiaries shall default in the payment of any amounts due pursuant to the terms of any document executed and delivered by the Company or such Subsidiary in connection with this Agreement (other than payments elsewhere in this Section specifically dealt with); or

                           (j) there shall exist with respect to any Benefit Plan any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code); (ii) there shall exist with respect to any Benefit Plan that is a "defined benefit plan" (within the meaning of Section 3(35) of ERISA) any "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the Code, whether or not waived); (iii) a "reportable event" (within the meaning of Section 4043 of ERISA, but excluding any reportable event with respect to which the 30-day notice requirement of Section 4043 has been waived) shall occur, or judicial or administrative proceedings shall have commenced, with respect to any Benefit Plan that is a "defined benefit plan" (within the meaning of Section 3(35) of ERISA), which reportable event or proceedings is, in the reasonable opinion of the Holders, likely to result in the termination of such Benefit Plan; (iv) there shall exist with respect to any Benefit Plan that is a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA) any "withdrawal liability" (within the meaning of Section 4201 of ERISA); or (v) any Benefit Plan that is a "defined benefit plan" (within the meaning of Section 3(35) of ERISA) shall terminate; and in the case of each of clauses (i) through (v) above, such event or condition could individually or in the aggregate with all other such events or conditions have a Material Adverse Effect.

                  7.2. Acceleration of Maturity. If any Event of Default (other than an Event of Default specified in clause (e), (f), (g) or (h) of Section 7.1) shall have occurred and be continuing, the Required Holders may, by notice to the Company, declare the entire unpaid Accreted Value of, and interest, if any, in respect of the Notes (to the full extent permitted by applicable law) to be immediately due and payable (and such Accreted Value shall be based on the Accreted Value of the Notes to the day prior to such payment date), and upon such declaration all of such amount shall be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived, anything in the Notes or in this Agreement to the contrary notwithstanding; provided that if an Event of Default under clause (e),
(f), (g) or (h) of Section 7.1 shall have occurred, the entire unpaid Face Amount of each Note (to the full extent permitted by applicable law), shall immediately become due and payable, without any declaration and without presentment, demand, protest or further notice, all of which are hereby waived, anything in the Notes or this Agreement to the contrary notwithstanding.

                  7.3. Other Remedies. If any Event of Default shall have occurred and be continuing, from and including the date of such Event of Default to but not including the date such Event of Default is cured or waived, each Holder may enforce its rights by suit in equity, by action at law, or by any other appropriate proceedings, whether for the specific performance (to the extent permitted by Law) of any covenant or agreement contained in this Agreement or the Notes or in aid of the exercise of any power granted in this Agreement or the Notes, and each Holder may enforce the payment of any Note held by such Holder and any of its other legal or equitable rights.

                  7.4. Conduct No Waiver; Collection Expenses. No course of dealing on the part of any Holder, nor any delay or failure on the part of any Holder to exercise any of its rights, shall operate as a waiver of such right or otherwise prejudice any Holder's rights, powers and remedies. If the Company fails to pay, when due, any payment in respect of any Note, the Company will pay the Holder of such Note, to the extent permitted by Law, on demand, all costs and expenses incurred by such Holder in the collection of any amount due in respect of any Note hereunder, including reasonable legal fees incurred by such Holder in enforcing its rights hereunder.

                  7.5. Annulment of Acceleration. If a declaration is made in accordance with Section 7.2, then and in every such case, the Required Holders may, by an instrument delivered to the Company, annul such declaration and the consequences thereof.

                  7.6. Remedies Cumulative. No right or remedy conferred upon or reserved to each Purchaser or the Collateral Agent or the Holders under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now and hereafter existing under applicable law. Every right and remedy given by this Agreement or by applicable Law to each Holder or the Collateral Agent or the Holders may be exercised from time to time and as often as may be deemed expedient by such Holder or the Collateral Agent or the Holders.

         8. Redemption

                  8.1. Optional Redemption. Subject to each Holder's right of conversion set forth in Section 9, the Company shall have the right, at its sole option and election made in accordance with Section 8.4 and subject to Section 8.4, to redeem the Notes after __________, 2002, in whole or in part, at a redemption price of 145% of the Accreted Value of the Notes to the day prior to the redemption date (the "Optional Redemption Price"); provided, however, that if such redemption date occurs after ___________, 2003, the Optional Redemption Price shall decrease to 110% of the Accreted Value of the Notes on the day prior to the redemption date.

                  8.2. Partial Redemption. If less than all of the Notes at the time outstanding are to be redeemed, the aggregate Accreted Value of the Notes to be redeemed shall be prorated among the outstanding Notes; provided, however, that in the event that the aggregate Accreted Value of the Notes then outstanding is $1,000,000 or less, the Company shall be required to redeem all of such outstanding Notes if it elects to redeem any such Notes.

                  8.3. Change of Control. The Company shall make an offer, in accordance with the procedures set forth in Section 8.4(b), to acquire the Notes for cash at a redemption price of 110% of the

Accreted Value of the Notes on the day prior to the redemption date (the "Change of Control Redemption Price"), in the event of (i) a Change of Control, a merger, consolidation or other combination involving the Company, or (ii) a Change of Control of a Subsidiary of the Company or a group of Subsidiaries of the Company occurs and such Subsidiary or group of Subsidiaries, individually or in the aggregate, together with their consolidated Subsidiaries and all other Subsidiaries previously subject to a Change of Control, if any, represent more than 50% of the revenues or net assets of the Company and its Subsidiaries on a consolidated basis as of the last date of the immediately preceding fiscal quarter of the Company or for the twelve month period then ended.

                  8.4. Redemption Procedures. (a) Notice of any redemption of Notes pursuant to Section 8.1 shall be mailed at least 30 but not more than 60 days prior to the date fixed for redemption to each Holder of a Note to be redeemed, at such Holder's address as it appears in the Note Register. In order to facilitate the redemption of Notes, the Board of Directors may fix a record date for the determination of Notes to be redeemed which shall be a date at least 20 days following the date of the notice.

                  (b) Promptly following a Change of Control (but in no event more than five Business Days thereafter), the Company shall mail to each Holder, at such Holder's address as it appears in the Note Register, notice of such Change of Control, which notice shall set forth such Holder's right to require the Company to redeem any or all Notes held by it. The Company shall thereafter, during a period of 90 days from the date of such notice, redeem any Note, in whole or in part, at the option of the Holder thereof, upon at least five days' written notice to the Company by such Holder specifying (i) the Accreted Value of Notes to be redeemed and (ii) the redemption date.

                  (c) On the date of any redemption being made pursuant to
Section 8.1, 8.2 or 8.3 that is specified in a notice given pursuant to this
Section 8.4, the Company shall wire transfer to such Holder the Optional Redemption Price or the Change of Control Redemption Price, as the case may be, for the Accreted Value of such Holder's Notes and premium, if any, so redeemed.

         9. Conversion

                  9.1. Holder's Option to Convert into Common Stock. Subject to the provisions for adjustment hereinafter set forth, any Note or any portion of the outstanding Accreted Value of such Note shall be convertible at the option of the Holder thereof at any time after the Closing into fully paid and nonassessable shares of Common Stock at a conversion price, determined as hereinafter provided, in effect at the time of conversion.

                  The number of shares of Common Stock issuable upon conversion of a Note shall be determined by dividing the Accreted Value of such Note or portion thereof surrendered for conversion on the day prior to the conversion date by the Conversion Price. The "Conversion Price" shall initially be $3.00 per share, subject to adjustment as provided in this Section 9.

                  9.2. Exercise of Conversion Privilege. (a) Conversion of the Notes may be effected by any Holder thereof upon the surrender to the Company at the office of the Company designated for notices in accordance with Section 14.6 or at the office of any agent or agents of the Company, as may be designated by the Board of Directors (the "Transfer Agent"), of the Notes to be converted, accompanied by a written notice stating that such Holder elects to convert all or a specified portion of the Accreted Value of such Notes in accordance with the provisions of this Section 9 and specifying the name or names in which such Holder wishes the certificate or certificates for shares of Common Stock to be issued. In case any Holder's notice shall specify a name or names other than that of such Holder, such notice shall be accompanied by payment of all transfer Taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such Taxes, the Company will pay any and all issue and other Taxes (other than Taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. As promptly as practicable, and in any event within five Business Days after the surrender of such Notes and the receipt of such notice relating thereto and, if applicable, payment of all transfer Taxes (or the demonstration to the satisfaction of the Company that such Taxes have been paid), the Company shall deliver or cause to be delivered (i) a certificate or certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the Holder of the Notes being converted shall be entitled and
(ii) if less than the entire Accreted Value of any Note surrendered is being converted, a new Note in the Accreted Value that remains outstanding upon such partial conversion. Such conversion shall be deemed to have been made at the close of business on the date of giving such notice so that the rights of any Holder thereof as to the Note or Notes (or portion thereof) being converted shall cease except for the right to receive shares of Common Stock in accordance herewith, and the Person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time, so long as such Holder's Notes are delivered to the Company within two Business Days after the date of the giving of notice.

                  (b) For the avoidance of doubt, both the Holders and the Company acknowledge that the Holders' right to convert the Notes into Common Stock remains in effect until any redemption and will not be suspended by any notice of redemption.

                  9.3. Fractions of Shares; Interest. In connection with the conversion of any Note into Common Stock, no fractional shares shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of each fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price per share of Common Stock on the Trading Day on which any Note is deemed to have been converted. If more than one Note shall be surrendered for conversion by the same Holder at the same time, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the aggregate Accreted Value of Notes so surrendered, together with cash in lieu of any fractional share of Common Stock.

                  9.4. Reservation of Stock; Listing. (a) The Company shall at all times reserve and keep available for issuance upon the conversion of the Notes, free from any preemptive rights, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of the aggregate Face Amount of the Notes into Common Stock, and shall take all action required to increase the authorized number of shares of Common Stock, if necessary, to permit the conversion of the aggregate Face Amount of the Notes.

                  (b) If at the time of conversion, the Common Stock is listed on a national securities exchange, or is designated as a "national market system security" on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), the Company shall take all action necessary to cause the shares of Common Stock issuable upon conversion of the Notes to be listed on such exchange, subject to official notice of issuance.

                  9.5. Rights. If the Company shall issue shares of Common Stock upon conversion of any Notes as contemplated by this Section 9, the Company shall issue together with each such share of Common Stock any rights issued to holders of Common Stock, irrespective of whether such rights shall be exercisable at such time, but only if such rights are issued and outstanding and held by other holders of Common Stock at such time and have not expired.

                  9.6. Adjustment of Conversion Ratio. The Conversion Price will be subject to adjustment from time to time as follows:

                           (a) In case the Company shall at any time or from
time to time after the date hereof (A) pay a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock, (B) subdivide the outstanding shares of Common Stock; (C) combine the outstanding shares of Common Stock into a smaller number of shares; or (D) issue by reclassification of the shares of Common Stock any shares of capital stock of the Company, then, and in each such case, the Conversion Price in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the Holder of any Note thereafter surrendered for conversion into Common Stock shall be entitled to receive the number of shares of Common Stock of the Company that such Holder would have owned or would have been entitled to receive after the happening of any of the events described above, had such Notes been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause (a) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective. No adjustment shall be made pursuant to this clause (a) in connection with any transaction to which
Section 9.7 applies.

                           (b) If at any time the Company shall issue shares of
Common Stock (or rights, warrants or other securities convertible into or exchangeable for shares of Common Stock (collectively "Convertible Securities")) at a price per share (or having a conversion price per share) less than the Conversion Price per share of Common Stock as of the date of issuance of such shares (or, in the case of Convertible Securities, less than the Conversion Price as of the date of issuance of the Convertible Securities in respect of which shares of Common Stock were issued), then the Conversion Price shall be adjusted by multiplying (A) the Conversion Price in effect on the day immediately prior to such date by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such date and (2) the number of shares of Common Stock purchasable with the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued (or into which the rights, warrants or other convertible securities may convert), and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such date and (y) the number of additional shares of Common Stock issued (or into which the Convertible Securities may convert).

                           An adjustment made pursuant to this Section 9.6(b)
shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance. For purposes of this Section 9.6(b), the aggregate consideration receivable by the Company in connection with the issuance of shares of Common Stock or of Convertible Securities shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such Common Stock and Convertible Securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such Convertible Securities. The issuance or reissuance of any shares of Common Stock (whether treasury shares or newly issued shares) pursuant to (i) a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the Conversion Price pursuant to
Section 9.6(a) or (ii) any stock option plan or program of the Company currently in effect involving the grant of options to employees of the Company at the Current Market Price shall not be deemed to constitute an issuance of Common Stock or Convertible Securities by the Company to which this Section 9.6(b) applies. No adjustment shall be made pursuant to this Section 9.6(b) in connection with any transaction to which Section 9.7 applies.

                           (c) In case the Company shall at any time or from
time to time after the date hereof declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or Convertible Securities of the Company or any of its Subsidiaries by way of dividend or spinoff), on its Common Stock, then, and in each such case, the Conversion Price shall be adjusted by multiplying (1) the applicable Conversion Price on the day immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution by (2) a fraction, the numerator of which shall be the average Current Market Price of the Common Stock for the period of 20 Trading Days preceding such record date, and the denominator of which shall be such average Current Market Price of the Common Stock less the Fair Market Value per share of Common Stock (as determined in good faith by the board of directors of the Company, a certified resolution with respect to which shall be mailed to each Holder) of such dividend or distribution. No adjustment shall be made pursuant to this Section 9.6(c) in connection with any transaction to which Section 9.7 applies.

                           (d) In case a tender or exchange offer made by the
Company or any Affiliate of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such Affiliate of consideration per share of Common Stock having a Fair Market Value at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subsection
(d) by a fraction (which shall not be greater than one) of which the numerator shall be the number of shares of Capital Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Time and of which the denominator shall be the sum of (i) the Fair Market Value of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (ii) the product of the number of shares of Capital Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become retroactively effective immediately prior to the opening of business on the day following the Expiration Time.

                           (e) For purposes of this Section 9.6, the number of
shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Company.

                           (f) The term "dividend," as used in this Section 9.6,
shall mean a dividend or other distribution upon Capital Stock of the Company.

                           (g) Anything in this Section 9.6 to the contrary
notwithstanding, the Company shall not be required to give effect to any adjustment in the Conversion Price unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a change of the Conversion Price by at least one one-hundredth of one share of Common Stock, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Price by at least one one-hundredth of one share of Common Stock, such change in Conversion Price shall thereupon be given effect.

                           (h) The certificate of any firm of independent public
accountants of recognized national standing selected by the Board of Directors (which may be the firm of independent public accountants regularly employed by the Company) shall be presumptively correct for any computation made under this
Section 9.6.

                           (i) If the Company shall take a record of the holders
of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the right of conversion granted by this Section
9.6 or in the Conversion Price then in effect shall be required by reason of the taking of such record.

                  9.7. Merger or Consolidation. In the case of any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or a substantial portion of the Company's assets to another Person or other transaction which is effected in such a manner that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock (each of the foregoing being referred to as a "Transaction"), each Note then outstanding shall thereafter be convertible into, in lieu of the Common Stock issuable upon such conversion prior to consummation of such Transaction, the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which the Accreted Value of such Note was convertible immediately prior to such Transaction. In each such case, the Company shall also make appropriate provisions (in form and substance satisfactory to the Required Holders) to insure that the provisions of this
Section 9.6 shall thereafter be applicable to the Notes (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of the Notes, in each case if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Company) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form reasonably satisfactory to the Required Holders), the obligation to deliver to each such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to acquire. In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 9 shall be deemed to apply, so far as appropriate and nearly as may be, to such other securities or property.

                  9.8. Notice of Certain Corporate Actions. In case at any time or from time to time the Company shall pay any stock dividend or make any other non-cash distribution to the holders of its

Common Stock, or shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other right, or there shall be any capital reorganization or reclassification of the Common Stock or consolidation or merger of the Company with or into another corporation, or any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of such cases, the Company shall give at least 20 days' prior written notice (the time of mailing of such notice shall be deemed to be the time of giving thereof) to the Holders of the Notes at their addresses as shown in the Note Register as of the date on which (i) a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale or conveyance, dissolution, liquidation or winding up shall take place, as the case may be, provided that in the case of any Transaction to which Section 9.7 applies the Company shall give at least 30 days' prior written notice as aforesaid. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in such dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or conveyance or participate in such dissolution, liquidation or winding up, as the case may be. Failure to give such notice shall not invalidate any action so taken.

                  9.9. Reports as to Adjustments. Upon any adjustment of the Conversion Price then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion provisions set forth in this Section 9, then, and in each such case, the Company shall promptly deliver to each Holder and the Transfer Agent of the Notes and Common Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Conversion Price then in effect following such adjustment, and shall set forth in reasonable detail the method of calculation of each and a brief statement of the facts requiring such adjustment. Where appropriate, such notice to any Holder may be given in advance and included as part of the notice required under the provisions of Section 9.8.

         10. The Collateral Agent.

                  10.1. Appointment. Each Purchaser for itself and for future Holders hereby irrevocably designates and appoints Appaloosa Management L.P. as the Collateral Agent under this Agreement, and irrevocably authorizes the Collateral Agent to take such action on such Purchaser's behalf and any future Holder's behalf and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser or future Holder, and no implied covenants, functions, responsibilities, duties, obligations or Liabilities shall be read into this Agreement or any of the Transaction Documents or otherwise exist against the Collateral Agent.

                  10.2. Delegation of Duties. The Collateral Agent may execute any of its duties under the Transaction Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care, except as otherwise provided in Section 10.3.

                  10.3. Exculpatory Provisions. Neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Affiliates or Subsidiaries shall be (i) liable for any action taken or omitted to be taken by any of them under or in connection with the Transaction Documents, or (ii) responsible in any manner to any of the Purchasers or future Holders for any recitals, statements, representations or warranties made by the Company or any of its Subsidiaries or any officer thereof contained in the Transaction Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, the Transaction Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Transaction Documents or for any failure of the Company or any of its Subsidiaries to perform its obligation thereunder. The Collateral Agent shall not be under any obligation to any Purchaser or future Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any Transaction Document, or to inspect the properties, books or records of the Company or any of its Subsidiaries.

                  10.4. Reliance by the Collateral Agent. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Required Holders (or, where unanimous consent of the Holders is expressly required hereunder or thereunder, such Holders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Holders against any and all Liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under any Transaction Document in accordance with a request of the Required Holders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Purchasers and all future Holders of the Notes.

                  10.5. Notice of Default. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Collateral Agent has received written notice from a Holder or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Collateral Agent receives such a notice, the Collateral Agent shall promptly give notice thereof to all Holders. The Collateral Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Holders, provided that (i) the Collateral Agent shall not be required to take any action that exposes the Collateral Agent to any Liability or that is contrary to this Agreement or applicable Law and (ii) unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such default or Event or Default as it shall deem advisable in the best interests of the Holders.

                  10.6. Non-Reliance on Collateral Agent and Other Purchasers. Each Purchaser for itself and all future Holders of the Notes acquired by such Purchaser expressly acknowledges that neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representation or warranties to it and that no act by the Collateral Agent hereafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Collateral Agent to any such Purchaser or Holder. Each Purchaser for itself and all future Holders of the Notes acquired by such Purchaser represents to the Collateral Agent that it has, independently and without reliance upon the Collateral Agent or any other Holder, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operation, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and made its own decision to make its investment hereunder and to enter into this Agreement. Each Purchaser also represents for itself and all future Holders of the Notes acquired by such Purchaser that it will, independently and without reliance upon the Collateral Agent or any other Holder, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Holders by the Collateral Agent hereunder, the Collateral Agent shall not have any duty or responsibility to provide any Holder with any credit or other information concerning the business, financial condition, assets, liabilities, net assets, properties, results of operations, value, prospects and other condition or creditworthiness of the Company and its Subsidiaries which may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents, attorneys-in-fact, Affiliates or any of its Subsidiaries.

                  10.7. Indemnification. The Purchasers and the future Holders jointly and severally agree to indemnify the Collateral Agent in its capacity as such (to the extent not reimbursed by the Company and its Subsidiaries and without limiting the obligation of the Company and its Subsidiaries to do so), from and against any and all Liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of the Transaction Documents or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Collateral Agent under or in connection with any of the foregoing, provided that no Purchaser or future Holder shall be liable for the payment of any portion of such Liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Collateral Agent's gross negligence or willful misconduct. The agreements contained in this
Section 10.7 shall survive the payment of the Notes and all other amounts payable hereunder.

                  10.8. Collateral Agent in its Individual Capacity. The Collateral Agent and its Affiliates and Subsidiaries may make loans to, accept deposits from and generally engage in any kind of business with the Company and its Subsidiaries as though the Collateral Agent were not the Collateral Agent hereunder. With respect to its loans made or renewed by it or any Note issued to it, the Collateral Agent shall have the same rights and powers, duties and Liabilities under the Transaction Documents as any Holder and may exercise the same as though it were not the Collateral Agent and the terms "Purchaser", "Purchasers", "Holder" and "Holders" shall include the Collateral Agent in its individual capacity.

                  10.9. Successor Collateral Agent. The Collateral Agent may resign as Collateral Agent upon 30 days' notice to the Company (and the Company shall promptly notify the Holders thereof). If the Collateral Agent shall resign as Collateral Agent under the Transaction Documents, then the Required Holders shall appoint a successor agent for the Holders whereupon such successor agent shall succeed to the rights, powers and duties of the Collateral Agent and the term "Collateral Agent" shall mean such successor agent effective upon its appointment, and the former Collateral Agent's rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent or any of the parties to this Agreement or any Holders of the Notes. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, the provisions of this
Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under the Transaction Documents.

         11.      Interpretation.

                  11.1.    Definitions.

                  "$7 Warrants" shall have the meaning ascribed thereto in the Recitals.

                  "Accreted Value" shall have the meaning ascribed thereto in
Section 5.3.

                  "Action" shall mean see Section 12.1(b)(i).

                  "Agreement" shall have the meaning ascribed thereto in the Preamble.

                  "Affiliate" shall have the respective meanings ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. "Affiliate" shall also include partners of a Person. Notwithstanding the foregoing, "Affiliate" shall not include the limited partners of any Purchaser or Holder or any limited partners of a limited partner of any Purchaser or Holder.

                  "Beneficially Own" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. "Beneficial Owners" and Beneficially Owned shall have correlative meanings.

                  "Benefit Plan" shall mean each plan, program, policy, payroll practice, commitment or other arrangement providing for compensation, severance, termination pay, bonuses, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or oral and whether or not legally binding, including, without limitation, each "employee benefit plan" (within the meaning of Section 3(3) of ERISA), in the case of each of the foregoing, maintained, sponsored or contributed to by the Company or any ERISA Affiliate or pursuant to which the Company or any ERISA Affiliate has or may have any Liability, but excluding individual Employee Agreements.
                  "Board of Directors" shall mean the Board of Directors of the Company.

                  "Bridge Notes" shall have the meaning ascribed thereto in the Recitals.

                  "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  "By-Laws" shall mean the By-Laws of the Company as currently in effect.

                  "Capital Expenditures" shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

                  "Capital Stock" shall mean, in the case of the Company, any and all shares (however designated) of the capital stock of the Company now or hereafter outstanding.

                  "Capitalized Lease" shall mean, with respect to any Person, any lease or any other agreement for the use of property which, in accordance with GAAP, should be capitalized on the lessee's or user's balance sheet.

                  "Capitalized Lease Obligation" of any Person shall mean and include, as of any date as of which the amount thereof is to be determined, the amount of the liability capitalized or disclosed (or which should be disclosed) in a balance sheet of such Person in respect of a Capitalized Lease of such Person.

                  "Certificate of Incorporation" shall mean the Certificate of Incorporation of the Company as currently in effect.

                  "Change of Control" shall mean:

                                    (a) the acquisition by any individual,
                  entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the combined voting power of the then outstanding Voting Securities of the Company, but excluding, for this purpose, any such acquisition by (i) the Company or any of its Subsidiaries, (ii) any Benefit Plan (or related trust) of the Company or any of its Subsidiaries, or (iii) any corporation with respect to which, following such acquisition, 50% or more of the combined voting power of the then outstanding Voting Securities of such corporation is then Beneficially Owned, directly or indirectly, by individuals and entities who were the Beneficial Owners of Voting Securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the combined voting power of the then outstanding Voting Securities of the Company; or

                                    (b) a reorganization, merger or
                  consolidation, in each case, with respect to which all or substantially all the Persons who were the Beneficial Owners of the Voting Securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation Beneficially Own, directly or indirectly, more than 35% of the combined voting power of the then outstanding Voting Securities of the corporation resulting from such reorganization, merger or consolidation; or

                                    (c) the Incumbent Board shall cease for any
                  reason to constitute at least 50% of the members of the Board of Directors; or

                                    (d) the sale, lease or other disposition of
                  all or a substantial part of the Company's assets in one transaction or a series of related transactions.

                  "Change of Control Redemption Price" shall have the meaning ascribed thereto in Section 8.3.

                  "Closing" shall have the meaning ascribed thereto in Section 1.3.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Collateral" shall mean all real and personal property and interests in real and personal property including, without limitation, Intellectual Property, rights under leases and royalty rights and agreements, now owned or hereafter acquired by the Company or its Subsidiaries in or upon which a Lien is granted or made under the Collateral Documentation.

                  "Collateral Agent" shall have the meaning ascribed thereto in the Preamble.

                  "Collateral Documentation" shall mean the Guarantee and Security Agreement, the Security Agreement, the Financing Statements, the Intercompany Notes and the endorsements thereof to the Collateral Agent (for the benefit of the Holders) or to the Holders, and all other deeds of trust, assignments, endorsements, pledged stock, collateral assignments and other instruments, documents, agreements or conveyances at any time creating or evidencing Liens or assigning Liens to the Collateral Agent (for the benefit of the Holders) or to the Holders, to secure the obligations of the Company or any of its Subsidiaries under the Notes, [the Intercreditor Agreement] and the Registration Rights Agreement.

                  "Common Stock" shall have the meaning ascribed thereto in the Recitals.

                  "Company" shall have the meaning ascribed thereto in the Preamble.

                  "Company Intellectual Property" shall have the meaning ascribed thereto in Section 2.13.

                  "Consolidated" or "consolidated", when used with reference to any financial term in this Agreement (but not when used with respect to any Tax Return or Tax Liability), shall mean the aggregate for two or more Persons of the amounts signified by such term for all such Persons, with inter-company items eliminated and, with respect to earnings, after eliminating the portion of earnings properly attributable to minority interests, if any, in the capital stock of any such Person or attributable to shares of preferred stock of any such Person not owned by any other such Person.

                  "Contracts" shall mean all agreements, contracts, leases, purchase orders, arrangements, commitments and licenses to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound.

                  "Conversion Price" shall have the meaning ascribed thereto in
Section 9.1.

                  "Convertible Debentures" shall have the meaning ascribed thereto in Section 2.3.

                  "Convertible Securities" shall have the meaning ascribed thereto in Section 9.6(b).

                  "Current Market Price", when used with reference to shares of Common Stock or other securities on any date, shall mean the closing price per share of Common Stock or such other securities on such date and, when used with reference to shares of Common Stock or other securities for any period shall mean the average of the daily closing prices per share of Common Stock or such other securities for such period. If the Common Stock or such other securities are listed or admitted to trading on a national securities exchange, the closing price shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock or such other securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading or, if the Common Stock or such other securities are not so listed on any national securities exchange, as reported in the transaction reporting system applicable to securities designated as a "national market system security" or NASDAQ. If the Common Stock or such other securities are not publicly held or so listed or designated, "Current Market Price" shall mean the fair market value per share of Common Stock or of such other securities as determined in good faith by the Board of Directors based on an opinion of an independent investment banking firm with an established national reputation with respect to the valuation of securities.

                  "Default" shall have the meaning ascribed thereto in Section 7.1.

                  "Employee Agreement" shall mean each management, employment, severance, consulting, non-compete, confidentiality, or similar agreement or Contract between the Company or any ERISA Affiliate and any employee pursuant to which the Company or any ERISA Affiliate has or may have any Liability.

                  "Environmental Laws" shall mean any and all Laws, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

                  "Equity Interests" shall mean any capital stock, partnership interest, joint venture interest or other equity interest or warrants, options or other rights to acquire any capital stock, partnership interest, joint venture interest or other equity interest.

                  "Equity Securities" shall mean, with respect to any Person, shares of capital stock or other equity interest of such Person, and any rights, options or warrants to purchase stock or other securities exchangeable for or convertible into capital stock of or other equity interest in such Person.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" shall mean each business or entity which is a member of a "controlled group of corporations," under "common control" or an "affiliated service group" with the Company within the meaning of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with the Company under Section 414(o) of the Code, or is under "common control" with the Company, within the meaning of Section 4001(a)(14) of ERISA.

                  "Event of Default" shall have the meaning ascribed thereto in
Section 7.1.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such successor federal statute.

                  "Expiration Time" shall have the meaning ascribed thereto in
Section 9.6(d).

                  "Face Amount" for each Note shall mean the principal amount at Stated Maturity of such Note as indicated on the face of such Note.

                  "Fair Market Value" shall mean, as to shares of Common Stock or any other securities of the Company or any other issuer that are publicly traded, the average of the Current Market Prices of such shares or securities during the period of five consecutive Trading Days preceding the date as of that the Fair Market Value of such shares or securities is to be determined. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined in good faith by the Board of Directors based on an opinion of an independent investment banking firm with an established national reputation with respect to the valuation of securities.

                  "FDA" shall have the meaning ascribed thereto in Section 2.15.

                  "Financing Statements" means Form UCC-1 financing statements to be filed in all jurisdictions necessary or desirable in order to perfect the Holders' security interest in the Collateral and shall include any Form UCC-1 financing statements assigned to the Holders and filings to be made in the U.S. Patent and Trademark Office and the U.S. Copyright Office.

                  "GAAP" shall mean U.S. generally accepted accounting principles, consistently applied.

                  "Governmental Entity" shall mean any supernational, national, foreign, federal, state or local judicial, legislative, executive, administrative or regulatory body or authority.

                  "Guarantee and Security Agreement" shall mean the agreement, in the form of Exhibit 6.10, to be entered into between the Collateral Agent and the Company's future domestic Subsidiaries, providing for a security interest in such domestic Subsidiaries' Collateral and Guarantees from such Subsidiaries.

                  "Guaranty" or "Guarantee" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of any Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or obligation, or
(iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of any computations made under this Agreement, a Guarantee in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the outstanding amount of the Indebtedness for borrowed money that has been guaranteed, and a Guarantee in respect of any other Liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such Liability or dividend.

                  "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

                  "Holder" shall mean, at any time of reference, a Person in whose name a Note is registered in the Note Register at such time.

                  "Incumbent Board" shall mean the individuals who, immediately after the Closing, constitute the Board of Directors; provided, however, that any individual becoming a director subsequent to the Closing whose election, or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to be a member of the Incumbent Board.

                  "Indebtedness" shall mean, with respect to any Person, (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers and similar accrued liabilities incurred in the ordinary course of business and paid in a manner consistent with industry practice), (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien or security interest on property owned or acquired by such Person whether or not the obligations secured thereby have been assumed, (vi) all Capitalized Lease Obligations of such Person, (vii) all Guarantees of such Person, (viii) all obligations (including, but not limited to, reimbursement obligations) relating to the issuance of letters of credit for the account of such Person, (ix) all obligations arising out of foreign exchange contracts, and
(x) all obligations arising out of interest rate and currency swap agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

                  "Indemnified Person" shall have the meaning ascribed thereto in Section 12.1(b).

                  "Indenture" shall have the meaning ascribed thereto in Section 6.19.

                  "Indenture Date" shall have the meaning ascribed thereto in
Section 5.1.

                  "Intellectual Property" shall mean (a) Patents, (b) all trademarks, service marks, trade dress, logos, trade names, domain names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, (h) all copies and tangible embodiments of the foregoing (in whatever form or medium), (i) all licenses, sublicenses, permissions or agreements in connection with the foregoing and (j) all rights, now existing or hereafter coming into existence, (I) to all income, royalties, damages and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing,
(II) to sue for all past, present and future infringements with respect to any of the foregoing and (III) otherwise accruing under or pertaining to any of the foregoing throughout the world.

                  "Intercompany Notes" shall mean any notes from the Subsidiaries or Affiliates of the Company in favor of the Company, as the same may be amended, modified or supplemented from time to time in accordance with their terms, and all other promissory notes or other instruments evidencing Indebtedness of Affiliates or Subsidiaries of the Company to the Company between the Company and its Affiliates.

                  ["Intercreditor Agreement" shall mean the agreement, dated as of the date hereof, between the Collateral Agent and [ ]].

                  "Law" shall include any foreign, federal, state, or local law, statute, rule, regulation, Order or other restriction of any court or other Governmental Entity.

                  "Liability" shall mean any debt, liability or obligation, whether known or unknown, asserted or unasserted, accrued, absolute, contingent or otherwise, whether due or to become due.

                  "Lien" shall mean, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

                  "Litigation" shall mean any claim, demand, notice, action, suit, proceeding, arbitration, investigation, civil, criminal or administrative action, audit, inquiry or hearing by or before any Governmental Entity or private arbitration tribunal.

                  "Major Supplier" shall mean a supplier of $20,000 or more in materials or services to the Company during the last twelve months.

                  "Material" shall mean material in relation to the properties, business, prospects, operations, earnings, assets, Liabilities, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, whether or not in the ordinary course of business.

                  "Material Adverse Effect" shall mean a material adverse effect on (a) the properties, business, prospects, operations, earnings, assets, Liabilities or the condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, whether or not in the ordinary course of business, (b) the ability of the Company or any of its Subsidiaries to perform its obligations under any of the Transaction Documents to which it is a party, (c) the validity or enforceability of any of the Transaction Documents, (d) the rights, remedies, powers and privileges of the Holders under any of the Transaction Documents or
(e) the timely payment or performance of the Secured Obligations.

                  "NASDAQ" shall have the meaning ascribed thereto in Section 9.4(b).

                  "Net Income" shall mean, with respect to any period, the net income or net loss of the Company and its Subsidiaries in accordance with GAAP on a consolidated basis as reflected in the financial statements furnished to the Holders in accordance with Section 6.20.

                  "Non-Voting Observer" shall have the meaning ascribed thereto in Section 6.26.

                  "Note Register" shall have the meaning ascribed thereto in
Section 4.1.

                  "Notes" shall have the meaning ascribed thereto in the Recitals.

                  "Notice" shall have the meaning ascribed thereto in Section 6.11.

                  "Officers' Certificate" shall mean a certificate signed by any two officers of the Company, one of whom must be the Chairman of the Board of Directors, the President, the Chief Executive Officer, the Treasurer or a Vice President of the Company.

                  "Optional Redemption Price" shall have the meaning ascribed thereto in Section 8.1.

                  "Order" shall mean any judgment, order, injunction, ruling, decree, stipulation or award of any Governmental Entity or private arbitration tribunal.

                  "Original Issue Discount" shall have the meaning ascribed thereto in Section 5.3.

                  "Original Issue Price" of a Note shall mean $    per $1,000
face value thereof.

                  "Outstanding" or "outstanding" shall mean, when used with reference to the Notes at a particular time, all Notes theretofore issued as provided in this Agreement, except (i) Notes theretofore reported as lost, stolen, damaged or destroyed, or surrendered for transfer, exchange or replacement, in respect to which replacement Notes have been issued, (ii) Notes theretofore paid in full, and (iii) Notes therefore canceled by the Company, except that, for the purpose of determining whether Holders of the requisite aggregate Accreted Value of Notes have made or concurred in any waiver, consent, approval, notice or other communication under this Agreement, Notes registered in the name of, or Beneficially Owned by, the Company or any Subsidiary of any thereof, shall not be deemed to be outstanding.

                  "Patents" shall mean, collectively, (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice) and all improvements thereon, (b) all patents, patent applications and patent disclosures, (c) all reissues, divisions, continuations, revisions reexaminations, renewals, extensions and continuations-in-part thereof) and (d) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages, and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, including all inventions and improvements described or discussed in all such patents and patent applications.

                  "Permitted Indebtedness" means, without duplication, any of the following Indebtedness of the Company or any of its Subsidiaries, as the case may be: (i) Indebtedness and obligations under the Notes; (ii) any Indebtedness and obligations outstanding on the date hereof, as set forth on
Schedule 6.6; (iii) Indebtedness of a domestic Subsidiary of the Company to the Company as long as such Subsidiary has executed the Guarantee and Security Agreement and such Indebtedness is evidenced by Intercompany Notes and the Intercompany Notes are pledged to the Collateral Agent as Collateral; or (iv) Indebtedness incurred in the ordinary course of business and consistent with past practice not to exceed $1,000 individually or in the aggregate.

                  "Permitted Investments" shall mean (a) direct obligations of the United States of America, or of any of its agencies, or obligations guaranteed as to principal and interest by the United States of America, or of any of its agencies, in either case maturing not more than 90 days from the date of acquisition of such obligation; (b) deposit accounts in, and certificates of deposit, repurchase agreements or bankers acceptances of any bank or trust company organized under the laws of the United States of America or any state or licensed to conduct a banking or trust business in the United States of America or any state and having capital, surplus and undivided profits of at least $35,000,000, maturing not more than 90 days from the date of acquisition; (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies or Moody's Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition;
(d) money market funds sponsored by commercial or investment banks unaffiliated with the Company or any of its Subsidiaries; and (e) loans or advances of money by the Company to its wholly owned domestic Subsidiaries that have executed the Guarantee and Security Agreement as long as such loans or advances are evidenced by Intercompany Notes and the Intercompany Notes are pledged to the Collateral Agent as Collateral.

                  "Permitted Liens" means (i) Liens existing on the date hereof and set forth on Schedule, all of which are subordinate to the Lien of the Collateral Documentation (other than as set forth in Schedule ___); (ii) Liens (other than any Lien imposed under ERISA or any Environmental Laws) for Taxes, assessments or charges of any Governmental Entity for claims not yet due or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with the provisions of GAAP and enforcement thereof is stayed; (iii) Liens of landlords, carriers, warehousemen, mechanics, materialmen and other Liens (other than any Lien imposed under ERISA) not voluntarily granted for amounts not yet due or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with the provisions of GAAP, and enforcement thereof is stayed; (iv) Liens (other than any Lien imposed under ERISA), incurred or deposited made in the ordinary course of business including, without limitation, surety bonds and appeal bonds, in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts; (v) easements (including without limitation reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and other similar restrictions, charges or encumbrances (whether or not recorded) and other Liens incurred in the ordinary course of business, that do not secure Indebtedness or the deferred purchase price of any asset and that do not interfere materially with the ordinary conduct of the business of the Company or any Subsidiary of the Company and that do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Company or any Subsidiary of the Company; and (vi) building restrictions, zoning laws and other statutes, laws, rules, regulations, ordinances and restrictions, and any amendments thereto, now or at any time hereafter adopted by any governmental authority having jurisdiction.

                  "Person" shall mean any individual, firm, corporation, limited liability company, partnership, company or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  "Preferred Stock" shall have the meaning ascribed thereto in
Section 2.3.

                  "Product Sales Revenues" shall mean sale of medical products manufactured by the Company calculated in accordance with GAAP.

                  "Products" shall have the meaning ascribed thereto in Section 2.18.

                  "Proposed Securities" shall have the meaning ascribed thereto in Section 6.11.

                  "Purchase Price" shall have the meaning ascribed thereto in
Section 1.2(a).

                  "Purchased Shares" shall have the meaning ascribed thereto in
Section 9.6(d).

                  "Purchaser" and "Purchasers" shall have the meaning ascribed thereto in the Preamble.

                  "Purchaser Designee" and "Purchaser Designees" shall have the meanings ascribed thereto in Section 6.26.

                  "Quarterly Amount" shall have the meaning ascribed thereto in
Section 6.32.

                  "Quarterly Budget" shall have the meaning ascribed thereto in
Section 6.32.

                  "Registration Rights Agreement" shall mean the Registration Rights Agreement dated the date hereof between the Purchasers and the Company with respect to the Notes.

                  "Related Parties" shall mean Affiliates of the Company or any of its Subsidiaries and directors or officers of the Company or any of its Subsidiaries (including any family members of such directors and officers).

                  "Required Holders" shall mean, at any time, the Holders of at least 51% of the aggregate Accreted Value of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

                  "Restricted Account" shall have the meaning ascribed thereto in Section 6.24.

                  "Restricted Encumbrance" shall have the meaning ascribed thereto in Section 6.7.

                  "Sale-and-Leaseback Transaction" shall mean a transaction or series of transactions pursuant to which the Company or any Subsidiary shall Transfer to any Person (other than the Company or a Subsidiary) any property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, the Company or any Subsidiary shall rent or lease as lessee (other than pursuant to a Capitalized Lease), or similarly acquire the right to possession or use of, such property or one or more properties which it intends to use for the same purpose or purposes as such property.

                  "SEC" shall mean the United States Securities and Exchange Commission.

                  "SEC Reports" shall have the meaning ascribed thereto in
Section 2.4.

                  "Secured Obligations" shall mean any and all obligations of the Company or any of its Subsidiaries at any time and from time to time for the performance of its agreements, covenants and undertakings under or in respect of the Transaction Documents to which the Company or such Subsidiary is a party.

                  "Securities" shall mean the Notes, the Shares, the Warrants and the shares of Common Stock issuable upon the conversion of the Notes and exercise of the Warrants.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include reference to the comparable section, if any, of such successor federal statute.

                  "Security Agreement" shall mean the agreement, dated as of the date hereof, between the Collateral Agent and the Company, providing for a security interest in the Collateral.

                  "Semi-Annual Accrual Date" shall have the meaning ascribed thereto in Section 5.3(a).

                  "Shares" shall have the meaning ascribed thereto in the Recitals.

                  "Stated Maturity", when used with respect to any Security or any installment of interest thereon, shall mean the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

                  "Subsidiary" means, with respect to any Person, (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof, (ii) any other Person (other than a corporation), including, without limitation, a joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Persons performing similar functions), (iii) the management of which is otherwise controlled, directly or indirectly, by such Person or (iv) any other Person required to be consolidated with such Person in accordance with generally accepted accounting principles. For purposes of this definition (and for the determination of whether or not a Subsidiary is a wholly owned Subsidiary of a Person), any directors' qualifying shares or investment by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

                  "Subsidiary Board" shall have the meaning ascribed thereto in
Section 6.26(a).

                  "Tax" and "Taxes" shall mean any federal, state, local or foreign income, gross receipts, property, sales, use, value added, license, excise, franchise, capital, net worth, estimated, withholding, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, inventory, asset, gains, transfer or excise tax, or any other tax, levy, custom, duty, impost, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty or additions to tax, imposed by any Governmental Entity and, including, without limitation, any Taxes of another Person owing under a contract, as transferee or successor, under Treas. Reg.
Section 1.1502-6 or analogous state, local or foreign law, or otherwise.

                  "Tax Return" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

                  "Total Revenue" shall mean, with respect to any period, the total revenues of the Company and its Subsidiaries in accordance with GAAP on a consolidated basis as reflected in the financial statements furnished to the Holders in accordance with Section 6.20.

                  "Trading Day" shall mean a Business Day or, if the Common Stock is listed or admitted to trading on any national securities exchange, a day on which such exchange is open for the transaction of business.

                  "Transaction" shall have the meaning ascribed thereto in
Section 9.7.

                  "Transaction Documents" shall mean this Agreement, the Notes, the $7 Warrants, the Registration Rights Agreement, the Security Agreement, the Guarantee and Security Agreement and [the Intercreditor Agreement].

                  "Transfer" shall have the meaning ascribed thereto in Section 6.3.

                  "Transfer Agent" shall have the meaning ascribed thereto in
Section 9.2.

                  "Voting Securities" shall mean at any time shares of any class of Capital Stock of the Company (or other corporation) which are then entitled to vote generally in the election of directors of the Company (or such other corporation).

                  11.2. Accounting Principles. The character or amount of any asset, liability, capital account or reserve and of any item of income or expense required to be determined pursuant to this Agreement, and any consolidation or other accounting computation required to be made pursuant to this Agreement, and the construction of any definition in this Agreement containing a financial term shall be determined or made, as the case may be, in accordance with GAAP, to the extent applicable, unless such principles are inconsistent with the express requirements of this Agreement.

                  12. Miscellaneous.

                  12.1. Payments; Indemnity. (a) The Company agrees that, so long as any Holder shall hold any Notes, it will make all payments hereunder and under the Notes in immediately available funds by wire transfer on the date due in such manner as each Holder may reasonably request in writing. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension will be included in the computation of the interest payable on such next succeeding Business Day.

                  (b) (i) The Company and its Subsidiaries shall jointly and severally indemnify and hold harmless each Purchaser, each Holder and each of their respective Affiliates, and each such Person's respective officers, directors, partners, members, employees, attorneys, agents and representatives (each, an "Indemnified Person") from and against any and all suits, actions, proceedings, claims (collectively, "Actions"), damages, losses, Liabilities and out-of-pocket expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Transaction Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith.

                      (ii) Upon receipt by any Indemnified Person of any Action against such Indemnified Person with respect to which indemnity may be sought under this Agreement or any other Transaction Document, such Indemnified Person shall promptly notify the Company in writing, provided that failure so to notify the Company shall not relieve the Company from any Liability that the Company may have on account of this indemnity or otherwise, except to the extent the Company shall have been materially prejudiced by such failure. The Company shall, at its option, assume the defense of any Action including the employment of counsel reasonably satisfactory to such Indemnified Person. Any Indemnified Person shall have the right to employ separate counsel in any such Action and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, unless: (i) the Company has failed promptly to assume the defense and employ counsel or (ii) the named parties to such Action (including any impleaded parties) include such Indemnified Person and the Company, and such Indemnified Person and the Company shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Person that are different from or in addition to those available to the Company or there is or may be a conflict between the Company and any Indemnified Person (in which case the Company may not assume the defense). In the event that any Indemnified Person shall become entitled to separate counsel under this Agreement or any other Transaction Document, the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel in connection with any Action in the same jurisdiction, in addition to any local counsel. In addition, the Company will not, without prior written consent of such Indemnified Person, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Action in which indemnification may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of such Indemnified Person from all liabilities and expenses arising out of such Action.

                  (c) The Company shall bear all sales, documentary, transfer, stamp or other similar Taxes and all filing fees and expenses incurred in connection with the transactions contemplated by this Agreement and shall indemnify and hold harmless each Indemnified Purchaser from and against any such Taxes.

                  12.2. Severability. If any term, provision, covenant or restriction of this Agreement or any Exhibit or Schedule hereto is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement and such Exhibits and Schedules shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

                  12.3. Specific Enforcement. The Holders, on the one hand, and the Company, on the other, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Holders shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at Law or equity.

                  12.4. Entire Agreement. The Transaction Documents (including the Schedules and Exhibits hereto and thereto) contain the entire understanding of the parties with respect to the transactions contemplated hereby and thereby.

                  12.5. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  12.6. Notices and other Communications. All notices, consents, requests, instructions, approvals, financial statements, proxy statements, reports and other communications provided for herein shall be deemed given, if in writing and delivered personally, by telecopy or sent by registered mail, postage prepaid, if to:

                  The Company, to:

                  129 Reservoir Road
                  Vernon, CT  06066
                  Attention:  Mr. Carl Sahi

                  With a copy to:

                  Pepe & Hazard LLP
                  Goodwin Square
                  Hartford, CT 06103
                  Attention:  Walter W. Simmers, Esq.

                  The Purchasers, to each Purchaser's address as set forth in the Note Register

                  The Collateral Agent, to:

                  Appaloosa Management, L.P.
                  26 Main Street, 1st Floor
                  Chatham, New Jersey  07928
                  Attention:  Mr. James E. Bolin

                  With a copy to:

                  Fried, Frank, Harris, Shriver & Jacobson
                  One New York Plaza
                  New York, NY  10004
                  Attention:  Robert C. Schwenkel, Esq.

or to such other address as any party may, from time to time, designate in a written notice given in a like manner.

                  12.7. Amendments. This Agreement may be amended as to the Purchasers, any Holder and their respective successors and assigns, and the Company may take any action herein prohibited, or omit to perform any act required to be performed by it, if the Company shall obtain the written consent of the Required Holders. This Agreement may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought or by parties with the right to consent to such waiver, change, modification or discharge on behalf of such party.

                  12.8. Successors and Assigns. All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns (including, without limitation, any subsequent Holder of a Note).

                  12.9. Expenses. The Company agrees to pay to each Holder all reasonable costs and expenses incurred by such Holder relating to any future amendment or supplement to any of the Transaction Documents or any of the Notes (or any proposal by the Company for such amendment or supplement) whether or not consummated or any waiver or consent with respect thereto (or any proposal for such waiver or consent) whether or not consummated, and all costs and expenses of such Holder relating to the enforcement of any of the Transaction Documents.

                  12.10. Survival. All covenants, agreements, representations and warranties contained herein and in any certificates delivered pursuant hereto in connection with the transactions contemplated hereby shall survive the Closing and the delivery of the Transaction Documents, regardless of any investigation made by or on behalf of any party; provided that, all covenants, agreements, representations and warranties contained herein shall terminate when all the Notes and amounts due hereunder have been paid in full; provided, however, that notwithstanding anything to the contrary contained herein, Sections 12.1(b), 12.6, 12.12, 12.13, 12.14 and 12.15 shall survive forever.

                  12.11. Transfer of Notes and Common Stock. Each Holder understands and agrees that the Notes and the Shares have not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws or transactions as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws are available. Each

Holder acknowledges that, except as provided in the Registration Rights Agreement, such Holder has no right to require the Company to register the Notes. Each Holder understands and agrees that each Note or certificate representing the Notes shall bear the following legends:

                  THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT. FOR INFORMATION REGARDING THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE PURCHASE PRICE, DATE OF ISSUANCE OF YIELD TO MATURITY OF THE NOTE, CONTACT [name or title of contact] AT [address].

                  THE TRANSFER OF [THE SECURITIES REPRESENTED BY THIS CERTIFICATE] [THIS NOTE] IS RESTRICTED BY AND PURSUANT TO THE CONVERTIBLE NOTE PURCHASE AGREEMENT DATED AS OF ______, 2000, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY.

                  [THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE] [THIS NOTE HAS] NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

                  12.12. GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                  12.13. Submission to Jurisdiction. If any Litigation shall be brought by any Holder in order to enforce any right or remedy under this Agreement or any of the Notes, the Company hereby consents and will submit, and will cause each of its Subsidiaries to submit, to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. The Company hereby irrevocably waives any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such Litigation in such jurisdiction.

                  12.14. Service of Process. Nothing herein shall affect the right of any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

                  12.15. WAIVER OF JURY TRIAL. THE COMPANY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT AND THE NOTES.

                  12.16. Public Announcements. Neither the Company nor any Purchaser shall make any public statements, including, without limitation, any press releases, with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld) except as may be required by Law. If a public statement is required to be made by Law, the parties shall consult with each other in advance as to the contents and timing thereof.

                  12.17. Further Assurances. Each of the Company and its Subsidiaries agrees that it shall and shall cause each other to, at the Company's expense and upon the reasonable request of the Collateral Agent, duly execute and deliver, or cause to be duly executed and delivered, to the Collateral Agent such further instruments, agreements and documents (including, without limitation, financing statements under the Code, security agreements in respect of Intellectual Property, stock powers executed in blank and other items necessary or desirable in connection with the perfection of Liens in the Collateral) and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Collateral Agent to carry out more effectively the provisions and purposes of the Transaction Documents.

                  12.18. Substitution of Purchaser. Each Purchaser shall have the right to substitute one of its Affiliates as the purchaser of the Notes, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 3. Upon receipt of such notice, wherever the word "Purchaser" is used in this Agreement (other than in this Section 14.17), such word shall be deemed to refer to such Affiliate in lieu of the Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to any Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "Purchaser" is used in this Agreement (other than in this Section 14.17), such word shall no longer be deemed to refer to such Affiliate, but shall refer to such Purchaser, and such Purchaser shall have all the rights of an original Holder of the Notes under this Agreement.

                  12.19. Signatures. This Agreement shall be effective upon delivery of original signature pages or facsimile copies thereof executed by each of the parties hereto.

                  IN WITNESS WHEREOF, the Company, the Purchasers and the Collateral Agent have caused this Agreement to be executed and delivered by their respective officers or partners thereunto duly authorized.

                                   BIO-PLEXUS,INC.

                                   By:
                                   ----------------------------
                                   Name:
                                   Title:

                                   APPALOOSA
                                   MANAGEMENT L.P.,
                                   as Collateral Agent
                                   By:Appaloosa Partners Inc., its

                                   General Partner

                                   By:
                                    ----------------------------
                                   Name:
                                   Title:

                                   APPALOOSA
                                   INVESTMENT LIMITED

                                   PARTNERSHIP I
                                   By: Appaloosa Management L.P., its
                                   General Partner
                                   By: Appaloosa Partners Inc., its General
                                   Partner

                                   By:
                                    ----------------------------
                                   Name:
                                   Title:

                                   PALOMINO
                                   FUND LTD.
                                   By: Appaloosa Management L.P., its
                                   Investment Adviser
                                   By: Appaloosa Partners Inc., its General
                                   Partner

                                   By:
                                    ----------------------------
                                   Name:
                                   Title:

                                   TERSK LLC
                                   By: Appaloosa Management L.P., its
                                   Investment Adviser
                                   By: Appaloosa Partners Inc., its General
                                   Partner

                                   By:
                                    ----------------------------
                                   Name:

                                   Title:

                                                                      Exhibit  B
                                                                 Form of Warrant



                                     WARRANT

                      To Purchase Shares of Common Stock of

                                BIO-PLEXUS, INC.

                             At a Purchase Price of
                                 $7.00 per Share
                   (Subject to Adjustment as Provided herein)


                    No. of Shares of Common Stock: _________

                                TABLE OF CONTENTS

SECTION                                                                    PAGE

1. DEFINITIONS                                                              1


2. EXERCISE OF WARRANT                                                      4

2.1. MANNER OF EXERCISE.                                                    4
2.2. PAYMENT OF TAXES.                                                      5
2.3. FRACTIONAL SHARES.                                                     5

3. TRANSFER, DIVISION AND COMBINATION                                       5

3.1. TRANSFER.                                                              5
3.2. DIVISION AND COMBINATION.                                              6
3.3. EXPENSES.                                                              6
3.4. MAINTENANCE OF BOOKS.                                                  6

4. ADJUSTMENTS                                                              6

4.1. STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS.                        6
4.2. CERTAIN OTHER DISTRIBUTIONS.                                           7
4.3. ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK.                         7
4.4. ISSUANCE OF WARRANTS OR OTHER RIGHTS.                                  8
4.5. ISSUANCE OF CONVERTIBLE SECURITIES.                                    9
4.6. SUPERSEDING ADJUSTMENT.                                                9
4.7. OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS SECTION.        10
4.8. REORGANIZATION, RECLASSIFICATION, MERGER, CONSOLIDATION OR
     DISPOSITION OF ASSETS.                                                11
4.9. OTHER ACTION AFFECTING COMMON STOCK.                                  12
4.10. CERTAIN LIMITATIONS.                                                 12


5. NOTICES TO WARRANT HOLDERS                                              12


5.1. NOTICE OF ADJUSTMENTS.                                                12
5.2. NOTICE OF CORPORATE ACTION.                                           13


6. RIGHTS OF HOLDERS                                                       14


6.1 NO IMPAIRMENT.                                                         14


7. RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH
   OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY                               14


8. TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS                      14

9. RESTRICTIONS ON TRANSFERABILITY                                         15


9.1. RESTRICTIVE LEGEND.                                                   15
9.2. NOTICE OF PROPOSED TRANSFERS; REQUESTS FOR REGISTRATION.              15
9.3. TERMINATION OF RESTRICTIONS.                                          15

10. PREEMPTIVE RIGHTS                                                      16

11. SUPPLYING INFORMATION                                                  17

12. LOSS OR MUTILATION                                                     17

13. LIMITATION OF LIABILITY                                                17

14. MISCELLANEOUS                                                          17


14.1. NONWAIVER AND EXPENSES.                                              17
14.2. NOTICE GENERALLY.                                                    17
14.3. REMEDIES.                                                            18
14.4. SUCCESSORS AND ASSIGNS.                                              18
14.5. AMENDMENT.                                                           18
14.6. SEVERABILITY.                                                        19
14.7. HEADINGS.                                                            19
14.8. GOVERNING                                                            19

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS


No. of Shares of Common Stock:  _________

                                     WARRANT

                      To Purchase Shares of Common Stock of

                                BIO-PLEXUS, INC.


                  THIS IS TO CERTIFY THAT _______________., or its registered assigns (the "Holder"), is entitled, at any time prior to the Expiration Date (as hereinafter defined), to purchase from BIO-PLEXUS, INC., a Connecticut corporation (the "Company"), _________ (subject to adjustment as provided herein) shares of Common Stock (as hereinafter defined), in whole or in part, at a purchase price of $7.00 per share (subject to adjustment as provided herein), all on the terms and conditions and pursuant to the provisions hereinafter set forth.


1.       DEFINITIONS

                  As used in this Warrant, the following terms have the respective meanings set forth below:

                  "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company after the Closing Date, other than Warrant Stock and shares of Common Stock issuable upon the conversion of the Convertible Notes issued under the Convertible Note Purchase Agreement.

                  "Average Market Price" shall mean, in respect of any share of Common Stock on any date herein specified, the daily volume weighted average sale price per share of Common Stock for such date. The closing price for each day shall be the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc., Automated Quotation System or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If the Common Stock is listed or admitted to trading on a national securities exchange, the closing price shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading.

                  "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

                  "Capital Stock" means, in the case of the Company, any and all shares (however designated) of the capital stock of the Company now or hereafter outstanding.

                  "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

                  "Common Stock" shall mean (except where the context otherwise indicates) the Common Stock, no par value, of the Company as constituted on the Closing Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof and (ii) shares of common stock of any successor or acquiring corporation (as defined in Section 4.8) received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.8.

                  "Convertible Note Purchase Agreement" shall mean the
convertible note purchase agreement, dated as of          , among the Company,
the purchasers listed on Exhibit A thereto and Appaloosa Management L.P., as collateral agent.

                  "Convertible Notes" shall mean the notes to be issued pursuant to the Convertible Note Purchase Agreement.

                  "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable or exercisable, with or without payment of additional consideration in cash or property, for Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

                  "Current Market Price" shall mean, in respect of any share of Common Stock on any date herein specified, the average of the Average Market Price for the twenty Business Days ending five days prior to such date.

                  "Current Warrant Price" shall mean, in respect of a share of Common Stock at any date herein specified, the price at which a share of Common Stock may be purchased pursuant to this Warrant on such date. The Current Warrant Price as of the date of the issuance of this Warrant is $7.

                  "Expiration Date" shall mean a date which is nine years from the issuance of this Warrant.

                  "Holder" shall mean the Person in whose name this Warrant is registered on the books of the Company maintained for such purpose. "Holders" shall mean, collectively, each Holder of a Warrant, in the event of any division of this Warrant.

                  "Majority Holders" shall mean the holders of Warrants exercisable for in excess of 50% of the aggregate number of shares of Warrant Stock then purchasable upon exercise of all Warrants.

                  "Other Property" shall have the meaning set forth in
Section 4.8.

                  "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock. For the purposes of Sections 4.3, 4.4, 4.5, 4.6 and 4.7, Common Stock Outstanding shall include all shares of Common Stock issuable in respect of options or warrants to purchase, or securities convertible into, shares of Common Stock, the exercise or conversion price of which is less than the Current Market Price as of any date on which the number of shares of Common Stock Outstanding is to be determined.

                  "Permitted Issuances" shall mean issuances of shares of Common Stock and upon exercise of the warrants and options and other convertible securities, in each case listed on Schedule 1.

                  "Person" shall mean any individual, firm, corporation, partnership or other entity, and shall include any successor by merger or otherwise of such entity.

                  "Restricted Common Stock" shall mean shares of Common Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in
Section 9.1(a).

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Security" or "Securities" shall mean any equity or debt security of the Company (including, without limitation, subscriptions, options, warrants, rights, stock-based or stock-related awards or convertible or exchangeable securities to which the Company is a party or by which the Company may be bound of any character relating to, or obligating the Company to issue, grant, award, transfer or sell any issued or unissued shares of the Company's Capital Stock or other securities of the Company).

                  "Trading Day" means a Business Day or, if the Common Stock is listed or admitted to trading in any national securities exchange, a day on which such exchange is open for the transaction of business.

                  "Transfer" shall mean any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

                  "Transfer Notice" shall have the meaning set forth in Section 9.2.

                  "Warrants" shall mean this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

                  "Warrant Stock" shall mean the shares of Common Stock purchased by the holders of the Warrants upon the exercise thereof.

2.       EXERCISE OF WARRANT

         2.1. MANNER OF EXERCISE. At any time or from time to time from and after the Closing Date and until 5:00 P.M., New York time, on the Expiration Date, Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder.

                  In order to exercise this Warrant, in whole or in part, Holder shall deliver to the Company at its principal office at 129 Reservoir Road, Vernon, CT 06066 (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (ii) payment of the aggregate Current Warrant Price for such shares and (iii) this Warrant. Such notice shall be substantially in the form appearing at the end of this Warrant as Exhibit A, duly executed by Holder. Thirty days after receipt of the items specified in the second preceding sentence, the Company shall execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be in such denomination or denominations as Holder shall request in the notice and shall be registered in the name of Holder or, subject to Section 9, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other Person so designated shall be deemed to have become a holder of record of such shares for all purposes, as of the date which is thirty days after the date of the notice, together with the Current Warrant Price and this Warrant, are received by the Company as described above. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to Holder a new Warrant evidencing the right of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant and the same returned to Holder.

                  Payment of the Current Warrant Price shall be made at the option of Holder by (i) certified or official bank check, (ii) wire transfer of immediately available funds, (iii) tendering Convertible Notes having an Accreted Value (as defined in the Convertible Note Purchase Agreement) equal to the Current Warrant Price (the Company hereby agreeing to reissue any Convertible Notes, of a Holder into one or more Convertible Notes in denominations requested by such Holder) or (iv) the surrender of this Warrant to the Company, with a duly executed exercise notice marked to reflect "Net Issue Exercise," and, in either case, specifying the number of shares of Common Stock to be purchased, during normal business hours on any Business Day. Upon a Net Issue Exercise, Holder shall be entitled to receive shares of Common Stock equal to the value of this Warrant (or the portion thereof being exercised by Net Issue Exercise) by surrender of this Warrant to the Company together with notice of such election, in which event the Company shall issue to Holder a number of shares of the Company's Common Stock computed as of the date of surrender of this Warrant to the Company using the following formula:

                  X = Y x (A-B)
                      ---------
                          A
         Where X = the number of shares of Common Stock to be issued to the Holder

         Y = the number of shares of Warrant Stock being exercised under this Warrant;

         A = the Current Market Price of one share of the Company's Common Stock
             (at the date of such calculation);

         B = the Current Warrant Price (as adjusted to the date of such calculation).

         2.2. PAYMENT OF TAXES. All shares of Common Stock issuable upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable. The Company shall pay all expenses in connection with, and all taxes (other than income taxes or capital gain tax of the Holder) and other governmental charges that may be imposed with respect to, the issue or delivery thereof.

         2.3. FRACTIONAL SHARES. The Company shall not be required to issue a fractional share of Common Stock upon exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Current Market Price per share of Common Stock on the date of exercise.

3.       TRANSFER, DIVISION AND COMBINATION

         3.1. TRANSFER. Subject to compliance with Section 9, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 2.1, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by Holder and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall, subject to Section 9, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled. A Warrant, if properly assigned in compliance with Section 9, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued.


         3.2. DIVISION AND COMBINATION. Subject to Section 9, this Warrant may be divided into multiple Warrants or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder. Subject to compliance with Section
3.1 and with Section 9, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.


         3.3. EXPENSES. The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this
Section 3.


         3.4. MAINTENANCE OF BOOKS. The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

4.       ADJUSTMENTS

                  The number of shares of Common Stock for which this Warrant is exercisable and/or the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give each Holder notice of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event.


         4.1. STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. If at any time the Company shall:

                  (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Common Stock,

                  (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                  (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Current Warrant Price per share shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment.


         4.2. CERTAIN OTHER DISTRIBUTIONS. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

                  (a)      cash,

                  (b) any evidences of its indebtedness, any shares of stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock), or

                  (c) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock),

then (i) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment and a fraction (A) the numerator of which shall be the Current Market Price per share of Common Stock at the date of taking such record and (B) the denominator of which shall be such Current Market Price per share of Common Stock minus the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of the Company) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (ii) the Current Warrant Price shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4.2 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4.1.

         4.3. ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. (a) If at any time the Company shall (except as hereinafter provided) issue or sell any Additional Shares of Common Stock, other than Permitted Issuances, in exchange for consideration in an amount per Additional Share of Common Stock less than the Current Warrant Price at the time the Additional Shares of Common Stock are issued, then (i) the Current Warrant Price as to the number of shares for which this Warrant is exercisable prior to such adjustment shall be reduced to a price determined by multiplying (A) the Current Warrant Price by (B) a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock Outstanding immediately prior to such issue or sale multiplied by the then applicable Current Warrant Price (the "Adjustment Price") and (y) the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued, and the denominator of which shall be the sum of (a) the total number of shares of Common Stock Outstanding on such date and (b) the number of Additional Shares issued, multiplied by the Adjustment Price; and (ii) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the Current Warrant Price in effect immediately prior to such issue or sale by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such issue or sale and dividing the product thereof by the Current Warrant Price resulting from the adjustment made pursuant to clause (i) above. For purposes of this Section 4.3 and for the purposes of making adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Current Warrant Price as provided in this Section 4, the aggregate consideration receivable by the Company in connection with the issuance of shares of Common Stock or of rights, warrants or other securities convertible into shares of Common Stock shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such Common Stock, rights, warrants and convertible securities plus the aggregate amount (as determined on the date of issuance), if any, payable upon exercise or conversion of any such rights, warrants and convertible securities into shares of Common Stock. If, subsequent to the date of issuance of such rights, warrants or Convertible Securities, the exercise or conversion price thereof is reduced, such aggregate amount shall be recalculated and the Current Warrant Price and number of shares of Common Stock for which the Warrant is exercisable adjusted retroactively to give effect to such reduction. If Common Stock is sold as a unit with other securities, the aggregate consideration received for such Common Stock shall be deemed to be net of the Fair Market Value of such other securities.


         4.4. ISSUANCE OF WARRANTS OR OTHER RIGHTS. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities (other than Permitted Issuances), whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such Convertible Securities shall be less than the Current Warrant Price in effect immediately prior to the time of such issue or sale, then the number of shares for which this Warrant is exercisable and the Current Warrant Price shall be adjusted as provided in
Section 4.3 on the basis that the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of the actual issuance of the number such warrants or other rights. No further adjustments of the Current Warrant Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issue of such Common Stock upon such conversion or exchange of such Convertible Securities. Notwithstanding the foregoing, no adjustment shall be required under this Section 4.4 solely by reason of the issuance or distribution of stock purchase rights pursuant to a shareholder rights plan or any other rights plan of the Company, provided that the adjustments required by this Section 4.4 shall be made if any "flip-in" or "flip-over" event shall occur under such stockholder rights plan.


         4.5. ISSUANCE OF CONVERTIBLE SECURITIES. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any Convertible Securities (other than Permitted Issuances), whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the Current Warrant Price in effect immediately prior to the time of such issue or sale, then the number of shares for which this Warrant is exercisable and the Current Warrant Price shall be adjusted as provided in Section 4.3 on the basis that the maximum number of Additional shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of actual issuance of such Convertible Securities. No adjustment of the number of shares for which this Warrant is exercisable and the Current Warrant Price shall be made under this Section 4.5 upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 4.4. No further adjustments of the number of shares for which this Warrant is exercisable and the Current Warrant Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and, if any issue or sale of such Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase any such Convertible Securities for which adjustments of the number of shares for which this Warrant is exercisable and the Current Warrant Price have been or are to be made pursuant to other provisions of this Section 4, no further adjustments of the number of shares for which this Warrant is exercisable and the Current Warrant Price shall be made by reason of such issue or sale.


         4.6. SUPERSEDING ADJUSTMENT. If, at any time after any adjustment of the number of shares for which this Warrant is exercisable and the Current Warrant Price shall have been made pursuant to Section 4.4 or Section 4.5 as the result of any issuance of warrants, rights or Convertible Securities, such warrants or rights, or the right of conversion or exchange in such other Convertible Securities, shall expire, and all of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised and no outstanding Warrant shall have been exercised (in whole or in part), then for each outstanding Warrant such previous adjustment shall be rescinded and annulled and the Additional Shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation.


         4.7. OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS SECTION. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Current Warrant Price provided for in this Section 4:

                  (a) Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued for cash consideration, the consideration received by the Company therefor shall be the amount of the cash received by the Company therefor, or, if such Additional Shares of Common Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Company. In case any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase such Additional Shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which the Company issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as determined in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as such Board in good faith shall determine to be attributable to such Additional Shares of Common Stock, Convertible Securities, warrants or other rights, as the case may be. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants or other rights plus the additional consideration payable to the Company upon exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Company for issuing warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

                  (b) When Adjustments to Be Made. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 4.1) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made results in an increase or decrease of less than 1% of the shares of Common Stock for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                  (c) Fractional Interests. In computing adjustments under this
Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

                  (d) When Adjustment Not Required. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                  (e) Escrow of Warrant Stock. If Holder exercises this Warrant after any property becomes distributable pursuant to this Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, any additional shares of Common Stock issuable upon exercise by reason of such adjustment shall be deemed the last shares of Common Stock for which this Warrant is exercised (notwithstanding any other provision to the contrary herein) and such shares or other property shall be held in escrow for Holder by the Company to be issued to Holder when and to the extent that the event actually takes place, upon payment of the then Current Warrant Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be canceled by the Company and escrowed property returned.

                  (f) Challenge to Good Faith Determination. Whenever the Board of Directors of the Company shall be required to make a determination in good faith of the fair value of any item under this Section 4, such determination may be challenged in good faith by the Majority Holders, and any dispute shall be resolved by an investment banking firm of recognized national standing selected by the Majority Holders and acceptable to the Company.


         4.8. REORGANIZATION, RECLASSIFICATION, MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then Holder shall have the right thereafter to receive, upon exercise of this Warrant and payment of the Current Warrant Price, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of the Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section
4. For purposes of this Section 4.8, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.8 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

         4.9. OTHER ACTION AFFECTING COMMON STOCK. In case at any time or from time to time the Company shall take any action in respect of its Common Stock, other than any action described in this Section 4, then, unless such action will not have a materially adverse effect upon the rights of the Holders, the number of shares of Common Stock or other stock for which this Warrant is exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.

         4.10. CERTAIN LIMITATIONS. Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the Current Warrant Price to be less than the par value per share of Common Stock.


5.       NOTICES TO WARRANT HOLDERS

         5.1. NOTICE OF ADJUSTMENTS. Whenever the number of shares of Common Stock for which this Warrant is exercisable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of the Warrants, shall be adjusted pursuant to Section 4, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined the fair value of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in Section 4.2 or 4.7(a)), specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.8 or 4.9) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to each Holder in accordance with Section 14.2. The Company shall keep at its principal office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective purchaser of a Warrant designated by a Holder thereof.

         5.2.     NOTICE OF CORPORATE ACTION.  If at any time

                  (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company) or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation, or

                  (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 20 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify
(i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 13.2.

6.       RIGHTS OF HOLDERS

         6.1 NO IMPAIRMENT. The Company shall not by any action, including, without limitation, amending its Certificate of Incorporation, by-laws or comparable governing instruments or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

                  Upon the request of Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form reasonably satisfactory to Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.


7. RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY

                  From and after the Closing Date, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable.

8.       TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS

                  In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

9.       RESTRICTIONS ON TRANSFERABILITY

                  The Warrants and the Warrant Stock shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this
Section 9, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Warrant or any Warrant Stock. Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 9.

         9.1. RESTRICTIVE LEGEND. Except as otherwise provided in this Section 9, each Warrant and each certificate for Warrant Stock initially issued upon the exercise of a Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                           "[THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY]
                  [THE SECURITIES REPRESENTED BY THIS CERTIFICATE] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND

                  APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

         9.2. NOTICE OF PROPOSED TRANSFERS; REQUESTS FOR REGISTRATION. Prior to any Transfer or attempted Transfer of any Warrants or any shares of Restricted Common Stock, the holder of such Warrants or Restricted Common Stock shall give ten days' prior written notice (a "Transfer Notice") to the Company of such holder's intention to effect such Transfer, describing the manner and circumstances of the proposed Transfer, and obtain from counsel to such holder who shall be reasonably satisfactory to the Company, an opinion that the proposed Transfer of such Warrants or such Restricted Common Stock may be effected without registration under the Securities Act. After receipt of the Transfer Notice and opinion, the Company shall, within five days thereof, notify the holder of such Warrants or such Restricted Common Stock as to whether such opinion is reasonably satisfactory and, if so, such holder shall thereupon be entitled to Transfer such Warrants or such Restricted Common Stock, in accordance with the terms of the Transfer Notice. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon such Transfer and each Warrant issued upon such Transfer shall bear the restrictive legend set forth in Section 9.1, unless in the opinion of such counsel such legend is not required in order to ensure compliance with the Securities Act. The holder of the Warrants or the Restricted Common Stock, as the case may be, giving the Transfer Notice shall not be entitled to Transfer such Warrants or such Restricted Common Stock until receipt of notice from the Company under this
Section 9.2 that such opinion is reasonably satisfactory.

         9.3 Termination of Restrictions. Notwithstanding the foregoing provisions of this Section 9, the restrictions imposed by this Section upon the transferability of the Warrants, the Warrant Stock and the Restricted Common Stock and the legend requirements of Section 9.1 shall terminate as to any particular Warrant or share of Warrant Stock or Restricted Common Stock (i) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such shares may be transferred without registration thereof under the Securities Act.

10.      PREEMPTIVE RIGHTS

         (a) The Company shall not issue, sell or exchange, or agree to issue, sell or exchange (collectively, "Issue," and any issuance, sale or exchange resulting therefrom, an "Issuance") any Securities unless the Company shall have first given written notice (the "Section 10 Notice") to each holder of Warrants or Warrant Stock (for purposes of this Section, each a "Section 10 Offeree") that shall (i) state the Company's intention to Issue Securities, the amount to be issued, sold or exchanged, the terms of such Securities, the purchase price therefor and a summary of the other material terms of the proposed issuance, sale or exchange and (ii) offer (a "Section 10 Offer") to Issue to each Section 10 Offeree and their affiliates such Section 10 Offeree's Proportionate Percentage (as defined below) of such Securities (with respect to each Section 10 Offeree, the "Offered Securities") upon the terms and subject to the conditions set forth in the Section 10 Notice, which Section 10 Offer by its terms shall remain open and irrevocable for a period of 15-days from the date it is delivered by the Company to such holder, as the case may be (and, to the extent the Section 10 Offer is accepted during such 15-day period, until the closing of the Issuance contemplated by the Section 10 Offer), "Proportionate Percentage" for the purposes of this Section shall mean the quotient obtained by dividing: (A) the Warrant Stock held by such Section 10 Offeree (assuming for purposes of this Section 10 that all issued and outstanding Warrants have been exercised) on the date of the Section 10 Offer, by (B) the Warrant Stock issued and outstanding on the date of the Section 10 Offer.

         (b) Notice of a Section 10 Offeree's intention to accept a Section 10 Offer, in whole or in part, shall be evidenced by a writing signed by such party and delivered to the Company prior to the end of the 15-day period of such Section 10 Offer (each, a "Notice of Acceptance"), setting forth the portion of the Offered Securities that the Section 10 Offeree elects to purchase, which election shall be binding.

         (c) In the event that a Notice of Acceptance is not given by a Section 10 Offeree in respect of all the Offered Securities, the Company shall have 60 days following the 15-day period referred to in clause (b) above to Issue all or any part of such remaining Offered Securities not covered by the Notice of Acceptance to any other Person(s), but only at a price not less than the price, and on terms no more favorable to the person that the terms, stated in the
Section 10 Offer Notice. If the Company does not consummate the Issuance of all or part of the remaining Offered Securities to such other Person(s) within such period, the right provided hereunder shall be deemed to be revived and such securities shall not be offered unless first re-offered to each Section 10 Offeree in accordance with Section 10. Upon the closing of the Issuance to such other Person(s) (the "Other Buyers") of all or part of the remaining Offered Securities, each Section 10 Offeree shall purchase from the Company, and the Company shall Issue to each such Section 10 Offeree, the Offered Securities covered by the Notice of Acceptance delivered to the Company by the Section 10 Offeree, on the terms specified in the Section 10 Offer. The purchase by a
Section 10 Offeree of any Offered Securities is subject in all cases to the execution and delivery by the Company and the Section 10 Offeree of a purchase agreement relating to such Offered Securities in form and substance similar in all material respects to the extent applicable to that executed and delivered between the Company and the Other Buyers.

11.      SUPPLYING INFORMATION

                  The Company shall cooperate with each Holder of a Warrant and each holder of Restricted Common Stock in supplying such information as may be reasonably necessary for such holder to complete and file any reports or forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Restricted Common Stock.

12.      LOSS OR MUTILATION

                  Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that, in the case of the initial holder, the written agreement of Appaloosa Management, L.P. shall be sufficient indemnity), and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

13.      LIMITATION OF LIABILITY

                  No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

14.      MISCELLANEOUS

         14.1. NONWAIVER AND EXPENSES. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

         14.2. NOTICE GENERALLY. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:

                  (a) If to any Holder or holder of Warrant Stock, at its last known address appearing on the books of the Company maintained for such purpose.

                  (b)      If to the Company at

                           Bio-Plexus, Inc.
                           129 Reservoir Road
                           Vernon, CT 06066
                           Attention:    Carl Sahi
                           Fax:  (860) 870-6118

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or three Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, approval, declaration, delivery or other communication to the person designated above to receive a copy shall in no way adversely affect the effectiveness of such notice, demand, request, approval, declaration, delivery or other communication.

         14.3. REMEDIES. Each holder of Warrant and Warrant Stock, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under of this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         14.4. SUCCESSORS AND ASSIGNS. Subject to the provisions of Sections 3.1 and 9, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and, with respect to
Section 9 hereof, holders of Warrant Stock, and shall be enforceable by any such Holder or holder of Warrant Stock.

         14.5. AMENDMENT. This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and the Majority Holders, provided that no such Warrant may be modified or amended to reduce the number of shares of Common Stock for which such Warrant is exercisable or to increase the price at which such shares may be purchased upon exercise of such Warrant (before giving effect to any adjustment as provided therein) without the prior written consent of the Holder thereof, provided however, that the foregoing shall not limit the operation of Section 4.6.

         14.6. SEVERABILITY. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

         14.7. HEADINGS. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

         14.8. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK, FOR ANY ACTION, PROCEEDING OR INVESTIGATION IN ANY COURT OR BEFORE ANY GOVERNMENTAL AUTHORITY ("LITIGATION") ARISING OUT OF OR RELATING TO THIS WARRANT AND THE TRANSACTIONS CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS), AND FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO ITS RESPECTIVE ADDRESS SET FORTH IN THIS

WARRANT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY LITIGATION BROUGHT AGAINST IT IN ANY SUCH COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by an officer thereunto duly authorized.



Dated:
      ------------------------
                                         BIO-PLEXUS, INC.


                                         By:
                                             ----------------------------------
                                              Name:
                                              Title:

                                    EXHIBIT A

                                SUBSCRIPTION FORM

                 [To be executed only upon exercise of Warrant]

                      Net Issue Exercise _____No ______Yes


                  The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of _____ shares of Common Stock of Bio-Plexus, Inc. and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _____________ whose address is ________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.


                                        _______________________________________
                                        (Name of Registered Owner)


                                        _______________________________________
                                        (Signature of Registered Owner)


                                        _______________________________________
                                        (Street Address)


                                        _______________________________________
                                        (City)     (State)            (Zip Code)



NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B

                                 ASSIGNMENT FORM


                  FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

Name and Address of Assignee                     No. of Shares of Common Stock





and does hereby irrevocably constitute and appoint ________________ attorney-in-fact to register such transfer on the books of BIO-PLEXUS, INC. maintained for the purpose, with full power of substitution in the premises.


Dated:_______________                          Print Name:_____________________
                                               Signature:______________________
                                               Witness: _______________________

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                                                       Exhibit C


                          REGISTRATION RIGHTS AGREEMENT


                  REGISTRATION RIGHTS AGREEMENT, dated as of _________________, (this "Registration Rights Agreement"), by and among BIO-PLEXUS, INC., a Connecticut corporation (the "Company"), [APPALOOSA INVESTMENT LIMITED PARTNERSHIP I, L.P., PALOMINO FUND LTD. and TERSK, LLC] (collectively, the "Purchasers").

         1. Background. The Company and the Purchasers have entered into a Convertible Note Purchase Agreement, dated as of __________________, (as amended, supplemented, amended and restated, restructured or otherwise modified from time to time, the "Convertible Note Purchase Agreement") whereby the Purchasers purchased from the Company (i) Zero Coupon Secured Convertible Notes due _____________ issued by the Company in the aggregate principal amount of $16,750,000 (the "Notes") and (ii) an aggregate of 250,000 shares (the "Shares") of Common Stock, no par value, of the Company (the "Common Stock"). The execution and delivery of this Registration Rights Agreement is required by Section [1.4vii] of the Convertible Note Purchase Agreement.

         2. Definitions. Capitalized terms used but not defined herein shall have the respective meanings given to them in the Convertible Note Purchase Agreement. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

                  "Commission" means the Securities and Exchange Commission. "Incidental Registration" is defined in Section 3.2.

                  "NASDAQ" is defined in Section 3.3(j).

                  "Participating Holders" means the holders of Registrable Securities participating in the particular registration.

                  "Registration Expenses" means all expenses incident to the Company's performance of or compliance with Section 3, including, without limitation, all registration, filing and applicable fees of the Commission, stock exchange or NASD registration and filing fees and all listing fees and fees with respect to the inclusion of securities in NASDAQ (as defined in Section 3.3(j)), all fees and expenses of complying with state securities or blue sky laws (including fees and disbursements of counsel to the underwriters or the Participating Holders in connection with "blue sky" qualification of the Registrable Securities and determination of their eligibility for investment under the laws of the various jurisdictions), all word processing, duplicating and printing expenses, all messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants including the expenses of "cold comfort" letters required by or incident to such registration, all fees and disbursements of underwriters customarily paid by issuers or sellers of securities, all transfer taxes, and the reasonable fees and expenses of one counsel to the Participating Holders (selected by the Requisite Percentage of Participating Holders); provided, however, that Registration Expenses shall exclude and the Participating Holders shall pay underwriters' fees and underwriting discounts and commissions in respect of the Registrable Securities being registered.

                "Registrable Securities" mean (i) the Notes, (ii) the Shares,
(iii) the shares of Common Stock issuable upon exercise of the Warrants and (iv) any other additional shares of Common Stock the Purchasers may otherwise ACQUIRE. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities (a) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) when such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer under the Securities Act shall have been delivered by the Company and subsequent public distribution of them shall not require registration of them under the Securities Act, (c) when such securities are sold pursuant to Rule 144 (or similar rule adopted by the Commission) under the Securities Act, or (d) when such securities cease to be outstanding.

                "Requested Registration" is defined in Section 3.1(a).

                "Requisite Percentage of Participating Holders" means Participating Holders of Registrable Securities who hold a majority of the Registrable Securities that are then being held by all Participating Holders.

                  "Warrants" means the $3 Warrants, the $5 Warrants and the $7 Warrants.

         3.       Registration Under Securities Act, etc.

                  3.1      Requested Registrations.

                           (a) Request for Registration. Subject to the
limitations imposed by Sections 3.1(c), at any time and from time to time, one or more holders of Registrable Securities shall have the right to require the Company to file a registration statement under the Securities Act covering all or any part of their respective Registrable Securities, by delivering a written request therefor to the Company specifying the number and amount of Registrable Securities and the intended method of distribution thereof. Any such request pursuant to this Section 3.1(a) is referred to herein as a "Requested Registration." The Company shall give prompt written notice of each Requested Registration to all other holders of record of Registrable Securities, and thereupon the Company shall use its best efforts to effect the registration under the Securities Act so as to permit promptly the sale, in accordance with the intended method of distribution, of the Registrable Securities which the Company has been so requested to register in the Requested Registration and all other Registrable Securities which the Company has been requested to register by the holders thereof by written request given to the Company within 30 days after the giving of such written notice by the Company.

                           (b) Registration of Other Securities. Whenever the
Company shall effect a registration pursuant to this Section 3.1 in connection with an underwritten offering by one or more Participating Holders of Registrable Securities, no securities other than Registrable Securities shall be included among the securities covered by such registration unless (i) such inclusion is pursuant to and subject to the terms of the applicable underwriting agreement or arrangements and (ii) in the opinion of the underwriter, the inclusion of such securities will not have a material adverse effect on the offering (including, without limitation, on the pricing of the offering). If the offering is not an underwritten offering, there is no limitation on the inclusion of other securities therein.

                           (c) Limitations on Requested Registrations; Expenses.
The rights of holders of Registrable Securities to request Requested Registrations pursuant to Section 3.1(a) are subject to the following limitations: (i) the Company shall not be obligated to effect a Requested Registration having an aggregate anticipated offering price of less than U.S. $1,000,000 unless such offering shall cover all remaining Registrable Securities; (ii) the Company shall not be obligated to effect a Requested Registration within six months after the effective date of any other registration of securities (other than pursuant to a registration on Form S-8 or any successor or similar form which is then in effect); and (iii) the Company will pay all Registration Expenses only in connection with the first three Requested Registrations of Registrable Securities pursuant to this Section 3.1 that have become effective under the Securities Act.

                           (d) Registration Statement Form. Registrations under
this Section 3.1 shall be on Form S-1, Form S-3 or any successor forms, if permitted, or such appropriate registration form of the Commission as shall be selected by the Company and as shall be reasonably acceptable to the Requisite Percentage of Participating Holders. The Company agrees to include in any such registration statement all information which, in the opinion of counsel to the Participating Holders and counsel to the Company, is required to be included.

                           (e) Effective Registration Statement. A registration
requested pursuant to this Section 3.1 shall not be deemed to have been effected (including for purposes of paragraph (c) of this Section 3.1) (i) unless a registration statement with respect thereto has become effective and has been kept continuously effective for a period of at least 180 days (or such shorter period which shall terminate when all the Registrable Securities covered by such registration statement have been sold pursuant thereto), (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other Governmental Entity or court for any reason not attributable to the Participating Holders and has not thereafter become effective, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the Participating Holders.

                           (f) Selection of Underwriters. The managing
underwriter or underwriters of each underwritten offering of the Registrable Securities registered under this

Section 3.1 shall be selected by the Requisite Percentage of Participating Holders (and shall be reasonably acceptable to the Company).

                           (g) Cutbacks in Requested Registration. If the
managing underwriter of any underwritten offering shall advise the Company in writing (with a copy to each Participating Holder) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Requisite Percentage of Participating Holders, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, Registrable Securities requested to be included in such registration, pro rata among the Participating Holders requesting such registration in accordance with the Registrable Securities held by each such Participating Holder so requested to be registered, and any securities of the Company and other investors included in such registration pursuant to Section 3.1(b) shall be reduced proportionately.

                           (h) Postponement. The Company shall be entitled once
in any six-month period to postpone for a reasonable period of time (but not exceeding 90 days) the filing of any registration statement required to be prepared and filed by it pursuant to this Section 3.1 if the Board of Directors of the Company determines, in its reasonable judgment, that such registration and offering would interfere with any financing, corporate reorganization or other material transaction or development involving the Company or any subsidiary or would require premature disclosure thereof, and promptly gives the holders of Registrable Securities requesting registration thereof pursuant to this Section 3.1 written notice of such determination, containing a statement of the reasons for such postponement and an approximation of the anticipated delay. If the Company shall so postpone the filing of a registration statement, the Participating Holders representing the Requisite Percentage of Participating Holders shall have the right to withdraw the request for registration by giving written notice to the Company within 20 days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted toward the number of Requested Registrations (including for purposes of paragraph (c) of this Section 3.1).

                           (i) Holder's Right to Withdraw. The Requisite
Percentage of Participating Holders shall have the right to withdraw the request for registration pursuant to Section 3.1 at any time by giving written notice to the Company of its request to withdraw and such request shall not be counted toward the number of Requested Registrations (including for purposes of paragraph (c) of this Section 3.1).

                  3.2      Incidental Registration.

                           (a) Incidental Registration. If, at any time, the
Company proposes or is required to register any of its securities under the Securities Act (other than pursuant to registrations on such form or similar form(s) solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan) (an "Incidental Registration"), the Company will give prompt written notice to all holders of record of Registrable Securities of its intention to so register its securities and of such holders' rights under this Section 3.2. Upon the written request of any holder of Registrable Securities made within 20 days following the receipt of any such written notice (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such holder and the intended method of distribution thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof together with any other securities the Company is obligated to register pursuant to incidental registration rights of other security holders of the Company. No registration effected under this Section 3.2 shall relieve the Company of its obligation to effect any Requested Registration under Section 3.1.

                           (b) Abandonment or Delay. If, at any time after the
Company has giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination and its reasons therefor to all holders of record of Registrable Securities and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under Section 3.1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.

                           (c) Holder's Right to Withdraw. Each holder of
Registrable Securities shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 3.2 at any time by giving written notice to the Company of its request to withdraw.

                           (d) Unlimited Number of Registrations; Expenses.
There is no limitation on the number of Incidental Registrations which the Company is obligated to effect pursuant to this Section 3.2. The Company will pay all Registration Expenses in connection with any registration of Registrable Securities requested pursuant to this Section 3.2.

                           (e) Underwriters' Cutback in Incidental
Registrations. If the managing underwriter of any underwritten offering shall inform the Company by letter of its belief that the number of Registrable Securities requested to be included in such registration would materially adversely affect such offering, then the Company will include in such registration, first, the securities proposed by the Company to be sold for its own account, and, second, the Registrable Securities and all other securities of the Company to be included in such registration to the extent of the number and type which the Company is so advised can be sold in (or during the time of) such offering, pro rata among the Participating Holders and such other holders requesting such registration in accordance with the Registrable Securities held by each Participating Holder and each such other holder so requested to be registered.

                  3.3 Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 3.1 or 3.2 hereof, the Company will as expeditiously as possible:

                           (a) prepare and file with the Commission as soon as
                  practicable the requisite registration statement to effect such registration (and shall include all financial statements required by the Commission to be filed therewith) and thereafter use its best efforts to cause such registration statement to become effective; provided, however, that before filing such registration statement (including all exhibits) or any amendment or supplement thereto or comparable statements under securities or blue sky laws of any jurisdiction, the Company shall furnish such documents to the Participating Holders, their counsel, and each underwriter, if any, participating in the offering of the Registrable Securities and its counsel; and provided, further, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto;

                           (b) notify each Participating Holder of the
                  Commission's requests for amending or supplementing the registration statement and the prospectus, and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement for such period as shall be required for the disposition of all of such Registrable Securities, provided, that such period need not exceed 180 days;

                           (c) furnish, without charge, to each Participating
                  Holder such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such Participating Holder may reasonably request;

                           (d) use its best efforts (i) to register or qualify
                  all Registrable Securities and other securities covered by such registration statement under such securities or blue sky laws of such States of the United States of America where an exemption is not available and as the Participating Holders shall reasonably request, (ii) to keep such registration or qualification in effect for so long as such registration statement remains in effect, and (iii) to take any other action which may be reasonably necessary or advisable to enable such Participating Holders to consummate the disposition in such jurisdictions of the securities to be sold by such Participating Holders, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (d) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

                           (e) use its best efforts to cause all Registrable
                  Securities covered by such registration statement to be registered with or approved by such other federal or state or foreign governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the Participating Holders to consummate the disposition of such Registrable Securities;

                           (f) furnish to each Participating Holder and each
                  underwriter, if any, participating in the offering of the securities covered by such registration statement, a signed counterpart of

                                    (i) an opinion of outside counsel (or inside
                           counsel if satisfactory to each underwriter) for the Company, and

                                    (ii) a "comfort" letter signed by the
                           independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement,

                  covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities (and dated the dates such opinions and comfort letters are customarily dated) and, in the case of the legal opinion, such other legal matters, and, in the case of the accountants' comfort letter, such other financial matters, as the Requisite Percentage of Participating Holders, or the underwriters, may reasonably request;

                           (g) promptly notify each Participating Holder and
                  each managing underwriter, if any, participating in the offering of the securities covered by such registration statement (i) when such registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to such registration statement has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission for amendments or supplements to such registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and in the case of this clause (v), at the request of any Participating Holder, promptly prepare and furnish to it and each managing underwriter, if any, participating in the offering of the Registrable Securities a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and
                  (vi) at any time when the representations and warranties of the Company contemplated by Section 3.4(a) hereof cease to be true and correct;

                           (h) otherwise comply with all applicable rules and
                  regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and promptly furnish to each such Participating Holder a copy of any amendment or supplement to such registration statement or prospectus;

                           (i) provide and cause to be maintained a transfer
                  agent and registrar (which, in each case, may be the Company) for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration;

                           (j) use its best efforts to cause all Registrable
                  Securities covered by such registration statement to be listed on a national securities exchange or to secure designation of all such Registrable Securities on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") "Small Cap Market";

                           (k) deliver promptly to counsel to the Participating
                  Holders and each underwriter, if any, participating in the offering of the Registrable Securities, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to such registration statement;

                           (l) make every reasonable effort to obtain the
                  withdrawal of any order suspending the effectiveness of the registration statement;

                           (m) if required, provide a CUSIP number for all
                  Registrable Securities, no later than the effective date of the registration statement; and

                           (n) make available its employees and personnel and
                  otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company's businesses) in their marketing of Registrable Securities.

The Company may require each Participating Holder as to the Registrable Securities of whom any registration is being effected to furnish the Company such information regarding such holder and the distribution of such securities as the Company may from time to time reasonably request in writing.

                  Each holder of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in subsection (g) (iii) or (v) of this Section 3.3, the Participating Holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until, in the case of subsection (g)(iii) of this Section 3.3, such stop order is removed or proceedings therefor terminated, and, in the case of subsection (g)(v) of this Section 3.3, such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subsection (g)(v) of this
Section 3.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

                  3.4      Underwritten Offerings.

                           (a) Requested Underwritten Offerings. If requested by
the underwriters for any underwritten offering by Participating Holders pursuant to a registration requested under Section 3.1, the Company will use its best efforts to enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, each such holder and the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities to the effect and to the extent provided in Section 3.6 hereof. The Participating Holders will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reasonable suggestions of the Company regarding the form thereof. The Participating Holders shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Participating Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Participating Holders. No Participating Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's ownership of and title to the Registrable Securities, such holder's intended method of distribution and any other representations required by law, and any liability of the Participating Holder to any underwriter or other person under such underwriting agreement shall be limited to liability arising from misstatements in or omissions from its representations and warranties and shall be limited to an amount equal to the net proceeds that the Participating Holder derives from such registration.

                           (b) Incidental Underwritten Offerings. If the Company
proposes to register any of its securities under the Securities Act as contemplated by Section 3.2 hereof and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any Participating Holder, use its best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Participating Holder among the securities of the Company to be distributed by such underwriters. The Participating Holders shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Participating Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Participating Holders. No Participating Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's ownership of and title to the Registrable Securities, such holder's intended method of distribution and any other representations required by law, and any liability of the Participating Holder to any underwriter or other person under such underwriting agreement shall be limited to liability arising from misstatements in or omissions from its representations and warranties and shall be limited to an amount equal to the net proceeds that the Participating Holder derives from such registration.

                  3.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Participating Holders, their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and, to the extent practicable, each amendment thereof or supplement thereto, and give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and employees and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

                  3.6      Indemnification.

                           (a) Indemnification by the Company. In the event of
any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless, to the fullest extent permitting by law, each Participating Holder, its directors, officers, partners, attorneys, agents and affiliates or general and limited partners (and the directors, officers, employees, stockholders and affiliates thereof), and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Participating Holder or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages, or liabilities, joint or several (or actions or proceedings, whether commenced or threatened) to which such Participating Holder or any such director, officer, partner, agent or affiliate or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities, joint or several (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company will reimburse such Participating Holder and each such director, officer, partner, agent or affiliate, or general or limited partner, underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such Participating Holder or underwriter, as the case may be, specifically stating that it is for use in the preparation thereof; and provided, further, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force regardless of any investigation made by or on behalf of such Participating Holder or any such director, officer, partner, attorney, agent or affiliate or controlling Person and shall survive the transfer of such securities by such Participating Holder.

                           (b) Indemnification by the Participating Holders. As
a condition to including any Registrable Securities in any registration statement, the Company shall have received an undertaking reasonably satisfactory to it from the Participating Holders to indemnify and hold harmless (in the same manner and to the same extent as set forth in subsection (a) of this Section 3.6) the Company, each director and officer of the Company, and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, but only if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Participating Holder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the liability of such indemnifying party under this Section 3.6(b) shall be limited to the amount of net proceeds received by such indemnifying party in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by the Participating Holder.

                           (c) Notices of Claims, etc. Promptly after receipt by
an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subsections of this Section 3.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this
Section 3.6, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice, and shall not relieve the indemnifying party from any liability which it may have to the indemnified party otherwise than under this Section 3.6. In case any such action or proceeding is brought against an indemnified party, the indemnifying party shall be entitled to participate therein and, unless in the opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action or proceeding include both the indemnified party and the indemnifying party and if in the opinion of outside counsel to the indemnified party there may be legal defenses available to such indemnified party and/or other indemnified parties which are different from or in addition to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action or proceeding on behalf of such indemnified party or parties, provided, further, that the indemnifying party shall be obligated to pay for only one counsel for all indemnified parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation (unless the first proviso in the preceding sentence shall be applicable). No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                           (d) Contribution. If the indemnification provided for
in this Section 3.6 shall for any reason be held by a court to be unavailable to an indemnified party under subsection (a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under subsection (a) or (b) hereof, the indemnified party and the indemnifying party under subsection (a) or (b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company and the Participating Holders which resulted in such loss, claim, damage or liability, or action in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect not only the relative fault but also the relative benefits received by the Company and the Participating Holders from the offering of the securities covered by such registration statement as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 3.6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Participating Holders' obligations to contribute as provided in this subsection (d) are several and not joint in proportion to the relative value of their respective Registrable Securities covered by such registration statement. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld. Notwithstanding anything in this subsection
(d) to the contrary, no indemnifying party (other than the Company) shall be required to contribute any amount in excess of the net proceeds received by such party from the sale of the Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate.

                           (e) Other Indemnification. Indemnification and
contribution similar to that specified in the preceding subsections of this
Section 3.6 (with appropriate modifications) shall be given by the Company and each Participating Holder with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act. The indemnification agreements contained in this Section 3.6 shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the transfer of any of the Registrable Securities by any of the Participating Holders.

                           (f) Indemnification Payments. The indemnification and
contribution required by this Section 3.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                  3.7 Certain Rights of the Holder If Named in a Registration Statement. If any statement contained in a registration statement under the Securities Act or in any filing under the state securities laws of any jurisdiction refers to any Participating Holder by name or otherwise as the holder of any securities of the Company, then such Participating Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Participating Holder, to the effect that the holding by such Participating Holder of such securities does not necessarily make such Participating Holder a "controlling person" of the Company within the meaning of the Securities Act and is not to be construed as a recommendation by such Participating Holder of the investment quality of the Company's debt or equity securities covered thereby and that such holding does not imply that such Participating Holder will assist in meeting any future financial requirements of the Company or (ii) in the event that such reference to such Participating Holder by name or otherwise is not, in the reasonable judgment of such Participating Holder as advised by its counsel, required by the Securities Act or any of the rules and regulations promulgated thereunder, or any state securities laws of any jurisdiction, the deletion of the reference to such Participating Holder.

                  3.8 Unlegended Warrant Shares. In connection with the offering of any Registrable Securities registered pursuant to this Article 3, the Company shall (i) facilitate the timely preparation and delivery to Participating Holders and the underwriters, if any, participating in such offering, of unlegended Warrant Shares representing ownership of such Registrable Securities being sold in such denominations and registered in such names as requested by such Participating Holders or such underwriters and (ii) instruct any transfer agent and registrar of such Registrable Securities to release any stop transfer orders with respect to any such Registrable Securities.

                  3.9 Limitation on Sale or Distribution of Other Securities. The Company hereby agrees that, if it shall previously have received a request for registration pursuant to Section 3.1 or 3.2 hereof, and if such previous registration shall not have been withdrawn or abandoned, (i) the Company shall not effect any public or private offer, sale or other distribution of its securities or effect any registration of any of its equity securities under the Securities Act (subject to the provisions of Section 3.2 hereof) (other than a registration on Form S-8 or any successor or similar form which is then in effect), whether or not for sale for its own account, until a period of 180 days (or such shorter period as the Requisite Majority of Participating Holders shall agree) shall have elapsed after the effective date of such previous registration (and the Company shall so provide in any registration rights agreements hereafter entered into with respect to any of its securities); and (ii) the Company shall use its best efforts to cause each holder of its equity securities purchased from the Company at any time after the date of this Agreement other than in a public offering to agree not to effect any public sale or distribution of any such securities during such period, including a sale pursuant to Rule 144 under the Securities Act.

                  3.10 No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Participating Holder to sell any Registrable Securities pursuant to any effective registration statement.

         4. Rule 144. The Company shall take all actions reasonably necessary to enable holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144, or (b) any similar rule or regulation hereafter adopted by the Commission including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

         5. Amendments and Waivers. This Agreement may be amended with the consent of (i) the Company and (ii) the holders of at least 51% in aggregate principal amount of the Registrable Securities. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, in each case only if the Company shall have obtained the written consent to such action or omission to act, of holders of at least 51% in aggregate principal amount of the outstanding Registrable Securities. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

         6. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company (accompanied by a written acknowledgment of, and consent to, such election by such nominee), be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects to be treated as the holder of such Registrable Securities, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

         7. Notices. All communications provided for hereunder shall be personally delivered or sent by telecopier (and confirmed by telephone) or by a reputable overnight courier, and shall be addressed as follows:

                  (a) if to any of the Purchasers, addressed to it at such address as it shall have furnished to the Company in writing;

                  (b) if to any other holder of Registrable Securities, at the address that such holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Registrable Securities who has furnished an address to the Company; or

                  (c) if to the Company, addressed to it in the manner set forth in the Convertible Note Purchase Agreement, or at such other address as the Company shall have furnished to each holder of Registrable Securities at the time outstanding.

         8. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by the Company. This Agreement and/or the registration and other rights contained herein (including these assignment rights) may be assigned by the Purchasers to any one or more transferees or distributees of all or part of such Purchaser's Registrable Securities. A holder of Registrable Securities shall be permitted, in connection with a transfer or disposition of Registrable Securities, to impose conditions or constraints on the ability of the transferee, as a holder of Registrable Securities, to request a registration pursuant to Section 3.1 and shall provide the Company with copies of such conditions or constraints and the identity of such transferees.

         9. Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Agreement (including the indemnification provisions thereof), the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

         10. No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. Except as set forth on Schedule 10(a) hereto, the Company has not previously entered into any agreement with respect to its securities granting any registration rights to any Person other than the registration rights granted pursuant to this Agreement. Except as set forth on Schedule 10(b) hereto, the rights granted to the holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with any other agreements to which the Company is a party or by which it is bound. The Company further agrees that if any other registration rights agreement entered into after the date of this Agreement with respect to any of its securities contains terms which are more favorable to, or less restrictive on, the other party thereto than the terms and conditions contained in this Agreement are (insofar as they are applicable) to the Purchasers, then the terms and conditions of this Agreement shall immediately be deemed to have been amended without further action by the Company or any of the holders of Registrable Securities so that such holders shall be entitled to the benefit of any such more favorable or less restrictive terms or conditions.

         11. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

         12. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without regard to the conflicts of laws principles thereof. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and the United States of America located in New York, New York for any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action or proceeding relating thereto except in such courts). Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America located in New York, New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. The Company hereby waives any right it may have to a trial by jury in respect of any action, proceeding or litigation directly or indirectly arising out of, under or in connection with, this Agreement.

         13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                   BIO-PLEXUS, INC.


                                   By:
                                        Name:
                                        Title:

                                   APPALOOSA INVESTMENT LIMITED
                                       PARTNERSHIP I, L.P.

                                   By:     Appaloosa Management, L.P., its
                                           General Partner
                                   By:     Appaloosa Partners Inc., its General
                                           Partner

                                   By:
                                        Name:
                                        Title:

                                   TERSK LLC


                                   By:
                                        Name:
                                        Title:

                                   PALOMINO FUND LTD.


                                       By:      Appaloosa Management, L.P.,
                                                its Investment Advisor
                                       By:      Appaloosa Partners Inc.,
                                                its General Partner

                                       By:
                                                Name:
                                                Title:

                                                                      EXHIBIT  D


                               SECURITY AGREEMENT
                                      AMONG
                                BIO-PLEXUS, INC.,
                                   as Obligor

                                       and

                             --------------------.,
                               as Collateral Agent



                              Dated as of [ ], 1999

                                TABLE OF CONTENTS



Article I.  Definitions and Interpretation................................1

    1.01  Certain Defined Terms...........................................1

    1.02  Interpretation..................................................4

Article II.  Collateral...................................................4

    2.01  Grant of First Priority Security Interest.......................4

    2.02  Grant of Second Priority Security Interest......................6

    2.03  Intellectual Property...........................................7

    2.04  Perfection......................................................7

    2.05  Preservation and Protection of Security Interests...............8

    2.06  Attorney-in-Fact................................................9

    2.07  Special Provisions Relating to Securities Collateral...........10

    2.08  Use of Intellectual Property...................................11

    2.09  Instruments....................................................11

    2.10  Use of Collateral..............................................12

    2.11  Rights and Obligations.........................................12

    2.12  Release of Motor Vehicles......................................13

    2.13  Termination....................................................13

Article III.  Cash Proceeds of Collateral................................13

    3.01  Collateral Account.............................................13

    3.02  Certain Proceeds...............................................14

    3.03   Investment of Balance in Collateral Account...................14

Article IV.  Representations and Warranties..............................14

    4.01 Title...........................................................14

    4.02  Intellectual Property..........................................15

    4.03  Goods..........................................................15

Article V.  Covenants....................................................15

    5.01 Books and Records...............................................15

    5.02 Removals, Etc...................................................16

    5.03 Stock Collateral................................................16

    5.04  Intellectual Property..........................................16

Article VI.  Remedies....................................................18

    6.01  Events of Default, Etc.........................................18

    6.02  Deficiency.....................................................19

    6.03  Private Sale...................................................19

    6.04  Application of Proceeds........................................20

Article VII.  Miscellaneous..............................................21

    7.01  Waiver.........................................................21

    7.02  Notices........................................................21

    7.03  Expenses, Etc..................................................21

    7.04  Amendments.....................................................22

    7.05  Successors and Assigns.........................................22

    7.06  Survival.......................................................22

    7.07  Agreements Superseded..........................................22

    7.08  Severability...................................................22

    7.09  Captions.......................................................23

    7.10  Counterparts...................................................23

    7.11  GOVERNING LAW..................................................23

    7.12 Submission to Jurisdiction......................................23

    7.13. Service of Process.............................................23

    7.14. WAIVER OF JURY TRIAL...........................................24

Exhibit A -       List of Purchasers
Annex I -         Schedule of Pledged Debt
Annex II -        Jurisdictions for Filing of Financing Statements
Annex III -       Business Locations

                               SECURITY AGREEMENT

         This SECURITY AGREEMENT (this "Agreement") dated as of ______2000, is made by and among BIO-PLEXUS, INC., a Connecticut corporation (the "Obligor"), and ____________________, as collateral agent (the "Collateral Agent") for the benefit of the holders of the Obligor's Notes.

         WHEREAS, pursuant to the Convertible Note Purchase Agreement, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the "Note Purchase Agreement"), among the purchasers listed on Exhibit A thereto (the "Purchasers"), the Collateral Agent and the Obligor, the Purchasers are purchasing Notes from the Obligor in the aggregate principal amount of $__________;

         WHEREAS, as a condition, and material inducement, to the Purchasers' agreement to purchase the Notes, the Purchasers required that the Obligor deliver this Agreement to the Collateral Agent;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Obligor agrees with the Collateral Agent as follows:

Article I.  Definitions and Interpretation.

         1.01 Certain Defined Terms. Unless otherwise defined, all capitalized terms used in this Agreement that are defined in the Note Purchase Agreement (including those terms incorporated therein by reference) shall have the respective meanings assigned to them in the Note Purchase Agreement. In addition, the following terms shall have the following meanings under this
Agreement:

         "Accounts" shall have the meaning assigned to that term in Section 2.01(b).

         "Additional Debt" shall have the meaning assigned to that term in
Section 2.01(a).

         "Additional Shares" shall have the meaning assigned to that term in
Section 5.03.

         "Casualty Event" shall mean, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking of, such property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

         "Collateral" shall have the meaning assigned to that term in Section 2.02.

         "Collateral Account" shall have the meaning assigned to that term in
Section 3.01.

         "Copyright Collateral" shall mean all Copyrights, whether now owned or hereafter acquired by the Obligor.

         "Copyrights" shall mean, collectively, (a) all copyrightable works, all copyrights, and all registrations, applications and renewals and extensions in connection therewith and (b) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present or future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world.

         "Documents" shall have the meaning assigned to that term in Section 2.01(f).

         "Equipment" shall have the meaning assigned to that term in Section 2.01(e).

         "Equity Rights" shall mean, with respect to any Person, any outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

         "First Priority Collateral" shall have the meaning assigned to that term in Section 2.01.

         "Holder" shall mean, at any time of reference, a Person in whose name a
Note is registered in the Note Register at such time.

         "Instruments" shall have the meaning assigned to that term in Section 2.01(c).

         "Inventory" shall have the meaning assigned to that term in Section 2.01(d).

         "Issuers" shall mean, collectively, each Subsidiary, directly or indirectly, of the Obligor that is the issuer (as defined in the Uniform Commercial Code) of any shares of capital stock now owned or hereafter acquired by the Obligor.

         "Loan Documents" shall mean the Note Purchase Agreement, the Notes, this Agreement, the Guarantee and Security Agreement and the Intercreditor Agreement.

         "Motor Vehicles" shall mean motor vehicles, tractors, trailers and other like property, whether or not the title to any such property is governed by a certificate of title or ownership.

         "Patent Collateral" shall mean all Patents, whether now owned or hereafter acquired by the Obligor.

         "Person" shall mean any individual, firm, corporation, limited liability company, partnership, company or other entity, and shall include any successor (by merger or otherwise) of such entity.

         "Pledged Debt" shall have the meaning assigned to that term in Section 2.01(a).

         "Pledged Stock" shall have the meaning assigned to that term in Section 2.01(a).

         "Second Priority Collateral" shall have the meaning assigned to that term in Section 2.02.

         "Securities Collateral" means the Stock Collateral and the Pledged
Debt.

         "Signing Date" shall mean the date on which the Obligor shall sign and deliver this Agreement.

         "Stock Collateral" shall have the meaning assigned to that term in
Section 2.01(a).

         "Trademark Collateral" shall mean all Trademarks, whether now owned or hereafter acquired by the Obligor. Notwithstanding the foregoing, the Trademark Collateral shall not include any Trademark which would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

         "Trademarks" shall mean, collectively, (a) all trade names, trademarks, service marks, logos, trade dress, domain names, and corporate names, together with all translations, adaptations, decorations, and combinations thereof and including all goodwill associated therewith and all registrations and applications in connection with any of the foregoing, (b) all renewals and extensions of any of the foregoing and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, together, in each case, with the product lines and goodwill of the business connected with the use of, or otherwise symbolized by, each of the foregoing.

         "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the State of New York from time to time or, by reason of mandatory application, any other applicable jurisdiction.

         1.02 Interpretation. In this Agreement, unless otherwise indicated, the singular includes the plural and plural the singular; words importing either gender include the other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of any Loan Document); and references to Persons include their respective permitted successors and assigns and, in the case of governmental Persons, Persons succeeding to their respective functions and capacities.

Article II.  Collateral.

         2.01 Grant of First Priority Security Interest. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the Secured Obligations and obligations of every kind and nature of the Obligor now or hereafter incurred, existing or created, to the Purchasers (including, without limitation, under the Convertible Note Purchase Agreement), the Obligor hereby pledges and grants to the Collateral Agent, for the ratable benefit of the Holders, a first priority security interest in all of the Obligor's right, title and interest in and to the following property, whether now owned or hereafter acquired by the Obligor and whether now existing or hereafter coming into existence including, without limitation, all real and personal property and interests in real and personal property (collectively, the "First Priority Collateral"):

                  (a)(i) all of the shares of capital stock of the Issuers now owned or hereafter acquired by the Obligor together with in each case the certificates representing the same (collectively, the "Pledged Stock"); (ii) all shares, securities, moneys or property representing a dividend on, or a distribution or return of capital in respect of, any of the Pledged Stock, resulting from a split-up, revision, reclassification or other like change of any of the Pledged Stock or otherwise received in exchange for any of the Pledged Stock and all Equity Rights issued to the holders of, or otherwise in respect of, any of the Pledged Stock; and (iii) without affecting the obligations of the Obligor under any provision prohibiting such action under any Loan Document, in the event of any consolidation or merger in which any Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is the Obligor itself) formed by or resulting from such consolidation or merger (collectively, and together with the property described in clauses (i) and (ii) above, the "Stock Collateral"); [(iv) the Indebtedness described in Annex I and issued by the obligors named therein (the "Pledged Debt")]; (v) all additional Indebtedness for money borrowed or for the deferred purchase price of property from time to time owed to the Obligor by any Person, "Additional Debt"); (vi) all notes or other instruments evidencing the Indebtedness referred to in clauses (iv) and (v) above;

                  (b) all accounts and general intangibles (each as defined in the Uniform Commercial Code) of the Obligor constituting a right to the payment of money, whether or not earned by performance, including, without limitation,
(i) in payments due and to become due to the Obligor under the Development and License Agreement, dated as of January 28, 1997, between Johnson & Johnson Medical, Inc. and the Company, as such agreement may be amended from time to time (the "Development and License Agreement"), (ii) in payments due and to become due to the Obligor under any existing or future licensing, supply, development, or similar agreements, (iii) in repayment of any loans or advances (including loans and advances to Subsidiaries of the Obligor), (iv) in payment for goods (including Inventory and Equipment) sold or leased or for services rendered and (v) in payment of tax refunds and in payment of any guarantee of any of the foregoing (collectively, the "Accounts");;

                  (c) all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of the Obligor evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts (collectively, the "Instruments");


                  (d) all inventory (as defined in the Uniform Commercial Code) and all other goods (including Motor Vehicles) of the Obligor that are held by the Obligor for sale, lease or furnishing under a contract of service (including to its Subsidiaries or Affiliates), that are so leased or furnished or that constitute raw materials, work in process or material used or consumed in its business, including all spare parts and related supplies, all goods obtained by the Obligor in exchange for any such goods, all products made or processed from any such goods and all substances, if any, commingled with or added to any such goods (collectively, the "Inventory");

                  (e) all equipment (as defined in the Uniform Commercial Code) and all other goods (including Motor Vehicles) of the Obligor that are used or bought for use primarily in its business, including all spare parts and related supplies, all goods obtained by the Obligor in exchange for any such goods, all substances, if any, commingled with or added to such goods and all upgrades and other improvements to such goods, in each case to the extent not constituting Inventory (collectively, the "Equipment");

                  (f) all documents of title (as defined in the Uniform Commercial Code) or other receipts of the Obligor covering, evidencing or representing Inventory or Equipment (collectively, the "Documents");

                  (g) all contracts and other agreements of the Obligor relating to the sale or other disposition of all or any part of the Inventory, Equipment or Documents and all rights, warranties, claims and benefits of the Obligor against any Person arising out of, relating to or in connection with all or any part of the Inventory, Equipment or Documents of the Obligor, including any such rights, warranties, claims or benefits against any Person storing or transporting any such Inventory or Equipment or issuing any such Documents;

                  (h) all other accounts or general intangibles of the Obligor not constituting Accounts, including, to the extent related to all or any part of the other Collateral, all books, correspondence, credit files, records, invoices, tapes, cards, computer runs and other papers and documents in the possession or under the control of the Obligor or any computer bureau or service company from time to time acting for the Obligor;

                  (i) the balance from time to time in the Collateral Account;

                  (j) all other tangible and intangible property of the Obligor, including all Intellectual Property; and

                  (k) all proceeds and products in whatever form of all or any part of the other Collateral, including all proceeds of insurance and all condemnation awards and all other compensation for any Casualty Event with respect to all or any part of the other Collateral (together with all rights to recover and proceed with respect to the same), and all accessories to, substitutions for and replacements of all or any part of the other Collateral.

         2.02 Grant of Second Priority Security Interest. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the Secured Obligations, the Obligor hereby pledges and grants to the Collateral Agent, for the ratable benefit of the Holders a second priority security interest in all of the Obligor's right, title and interest in and to the property in which [ ] has a perfected first priority security interest pursuant to the [First Mortgage Notes and Equipment Lease Facility, dated [ ] between the Obligor and [ ]], whether now owned or hereafter acquired by the Obligor and whether now existing or hereafter coming into existence (collectively, the "Second Priority Collateral" and together with the First Priority Collateral, the "Collateral")).

         2.03 Intellectual Property. For the purpose of enabling the Collateral Agent to exercise its rights, remedies, powers and privileges under Article VI at such time or times as the Collateral Agent shall be lawfully entitled to exercise such rights, remedies, powers and privileges, and for no other purpose, the Obligor hereby grants to the Collateral Agent, the right to immediately, without demand of performance and without additional notice, or demand whatsoever to the Obligor, sell at public or private sale or otherwise realize upon, all right, title, and interest in all or any of the Intellectual Property and any associated good will, as the case may be, or any interest that the Obligor may have therein, and after deducting all expenses (including all reasonable expenses for brokers' fees and legal services) from the proceeds of such sale or other disposition of the Intellectual Property and any associated good will, as the case may be, the Collateral Agent shall apply the residue of such proceeds toward the payment of all liabilities.

         2.04 Perfection. Concurrently with the execution and delivery of this Agreement, the Obligor shall (i) file such financing statements and other documents in such offices as shall be necessary or as the Collateral Agent may request to perfect and establish, with regard to First Priority Collateral, the first priority (subject only to Liens permitted under Section 6.7 of the Note Purchase Agreement) of, and with regard to Second Priority Collateral, the second priority of, the Liens granted by this Agreement (including promptly filing the Assignment for Security--Trademarks and Patents, in the forms executed on the date hereof by the Obligor, in the United States Patent and Trademark Office), (ii) deliver and pledge to the Collateral Agent any and all Instruments, endorsed or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Agent may request, (iii) cause the Collateral Agent to be listed as the lienholder on all certificates of title or ownership relating to Motor Vehicles owned by the Obligor and deliver to the Collateral Agent originals of all such certificates of title or ownership for the Motor Vehicles together with the odometer statements for each respective Motor Vehicle, (iv) deliver and pledge to the Collateral Agent all certificates for the Pledged Stock and notes, instruments or other documents evidencing the Pledged Debt, accompanied by undated stock or bond powers, as the case may be, duly executed in blank and (v) take all such other actions as shall be necessary or as the Collateral Agent may request to perfect and establish (A) with regard to the First Priority Collateral, the first priority (subject only to such Permitted Liens), and (B) with regard to the Second Priority Collateral, the second priority of, Liens granted by this Agreement. The Collateral Agent shall have the right, at any time in its discretion and with notice to the Obligor, to transfer to or to register in its name or in the name of any of its nominees any or all of the Pledged Stock or Pledged Debt.

         2.05 Preservation and Protection of Security Interests. The Obligor shall:

                  (a) upon the acquisition after the Signing Date by the Obligor of any Securities Collateral, promptly either (x) transfer and deliver to the Collateral Agent all such Securities Collateral (together with the certificates or instruments representing such Securities Collateral securities duly endorsed in blank or accompanied by undated powers duly executed in blank) or (y) take such other action as the Collateral Agent shall deem necessary or appropriate to perfect, and establish the priority of, the Liens granted by this Agreement in such Securities Collateral;

                  (b) upon the acquisition after the Signing Date by the Obligor of any Instrument, promptly deliver and pledge to the Collateral Agent all such Instruments, endorsed or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Agent may request;

                  (c) upon the acquisition after the Signing Date by the Obligor of any Equipment or Motor Vehicle covered by a certificate of title or ownership, promptly cause the Collateral Agent to be listed as the lienholder on such certificate of title and within 45 days of the acquisition of such property deliver evidence of the same to the Collateral Agent;

                  (d) upon the Obligor's acquiring, or otherwise becoming entitled to the benefits of, any Copyright (or copyrightable material), Patent (or patentable invention), Trademark (or associated goodwill) or other Intellectual Property or upon or prior to the Obligor's filing, either directly or through any agent, licensee or other designee, of any application with any governmental Person for any Copyright, Patent, Trademark, or other Intellectual Property, in each case after the Signing Date, execute and deliver such contracts, agreements and other instruments as the Collateral Agent may request to evidence, validate, perfect and establish the first priority (subject only to Liens permitted under Section 6.7 of the Note Purchase Agreement) of the Liens granted by this Agreement in such and any related Intellectual Property; and

                  (e) give, execute, deliver, file or record any and all financing statements, notices, contracts, agreements or other instruments, obtain any and all governmental approvals and take any and all steps that may be necessary or as the Collateral Agent may request to create, perfect, establish with regard to the First Priority Collateral, the first priority (subject only to Liens permitted under Section 6.7 of the Note Purchase Agreement) of, or with regard to the Second Priority Collateral, the second priority of, or to preserve the validity, perfection with regard to the First Priority Collateral, first priority (subject only to such Permitted Liens) of, or with regard to the Second Priority Collateral, second priority of, the Liens granted by this Agreement or to enable the Collateral Agent to exercise and enforce its rights, remedies, powers and privileges under this Agreement with respect to such Liens, including causing any or all of the Securities Collateral to be transferred of record into the name of the Collateral Agent or its nominee (and the Collateral Agent agrees that if any Securities Collateral is transferred into its name or the name of its nominee, the Collateral Agent will thereafter promptly give to the Obligor copies of any notices and communications received by it with respect to the Stock Collateral pledged by the Obligor), provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of Section 3.02(b).

         2.06 Attorney-in-Fact. (a) Subject to the rights of the Obligor under Sections 2.07, 2.08, 2.09 and 2.10, the Collateral Agent is hereby appointed the attorney-in-fact of the Obligor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, to preserve the validity, perfection, with regard to First Priority Collateral, first priority (subject only to Liens permitted under Section 6.7 of the Note Purchase Agreement), and with regard to Second Priority Collateral, second priority, of the Liens granted by this Agreement and, following any Default, to exercise its rights, remedies, powers and privileges under this Agreement. This appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall be entitled under this Agreement upon the occurrence and continuation of any Event of Default (or, in respect of Section 3.02(b), any Default) (i) to ask, demand, collect, sue for, recover, receive and give receipt and discharge for amounts due and to become due under and in respect of all or any part of the Collateral; (ii) to receive, endorse and collect any Instruments or other drafts, instruments, documents and chattel paper in connection with clause (i) above (including any draft or check representing the proceeds of insurance or the return of unearned premiums); (iii) to file any claims or take any action or proceeding that the Collateral Agent may deem necessary or advisable for the collection of all or any part of the Collateral, including the collection of any compensation due and to become due under any contract or agreement with respect to all or any part of the Collateral; and (iv) to execute, in connection with any sale or disposition of the Collateral under
Article VI, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral. In any suit, proceeding or action brought by the Collateral Agent relating to any Account, contract or Instrument for any sum owing thereunder, or to enforce any provision of any Account, contract or Instrument, the Obligor will save, indemnify and keep the Collateral Agent harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the obligor thereunder, arising out of a breach by the Obligor of any obligation thereunder or arising out of any other agreement, Indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from the Obligor, and all such obligations of the Obligor shall be and remain enforceable against and only against the Obligor and shall not be enforceable against the Collateral Agent.

                  (b) Without limiting the rights and powers of the Collateral Agent under Section 2.06(a), the Obligor hereby appoints the Collateral Agent as its attorney-in-fact, effective the Signing Date and terminating upon the termination of this Agreement, for the purpose of (i) executing on behalf of the Obligor title or ownership applications for filing with appropriate state agencies to enable Motor Vehicles now owned or hereafter acquired by the Obligor to be retitled and the Collateral Agent to be listed as lienholder as to such Motor Vehicles, (ii) filing such applications with such state agencies and (iii) executing such other documents and instruments on behalf of, and taking such other action in the name of, the Obligor as the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement (including the purpose of creating in favor of the Collateral Agent a first priority perfected lien on the Motor Vehicles and exercising the rights and remedies of the Collateral Agent under Article VI). This appointment as attorney-in-fact is irrevocable and coupled with an interest.

                  (c) Without limiting the rights and powers of the Collateral Agent under Section 2.06(a), the Obligor hereby appoints the Collateral Agent as its attorney-in-fact, effective the Signing Date and terminating upon the termination of this Agreement, for the purpose of executing and filing all such contracts, agreements and other documents as are contemplated by Section 2.05(d). This appointment as attorney-in-fact is irrevocable and coupled with an interest.

         2.07 Special Provisions Relating to Securities Collateral. (a) So long as no Event of Default shall have occurred and be continuing, the Obligor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Securities Collateral for all purposes not inconsistent with the terms of any Loan Document, provided that the Obligor agrees that it will not vote the Securities Collateral in any manner that is inconsistent with the terms of any Loan Document; and the Collateral Agent shall, at the Obligor's expense, execute and deliver to the Obligor or cause to be executed and delivered to the Obligor all such proxies, powers of attorney, dividends and other orders and other instruments, without recourse, as the Obligor may reasonably request for the purpose of enabling the Obligor to exercise the rights and powers which it is entitled to exercise pursuant to this Section 2.07(a).

                  (b) So long as no Event of Default shall have occurred and be continuing, the Obligor shall be entitled to receive and retain any dividends or distributions on the Securities Collateral paid in cash.

                  (c) If any Event of Default shall have occurred and be continuing, and whether or not the Holders or the Collateral Agent exercise any available right to declare any Secured Obligation due and payable or seek or pursue any other right, remedy, power or privilege available to them under applicable law, this Agreement or any other Loan Document, all dividends and other distributions on the Securities Collateral shall be paid directly to the Collateral Agent and retained by it in the Collateral Account as part of the Securities Collateral, subject to the terms of this Agreement, and, if the Collateral Agent shall so request, the Obligor agrees to execute and deliver to the Collateral Agent appropriate additional dividend, distribution and other orders and instruments to that end, provided that if such Event of Default is cured, any such dividend or distribution paid to the Collateral Agent prior to such cure shall, upon request of the Obligor (except to the extent applied to the Secured Obligations), be returned by the Collateral Agent to the Obligor.

         2.08 Use of Intellectual Property. Subject to such action not otherwise constituting a Default and so long as no Event of Default shall have occurred and be continuing, the Obligor will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Obligor subject to the rights of the Collateral Agent, whose rights shall not be subordinated, impaired or diminished. In furtherance of the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent shall from time to time, upon the request of the Obligor, execute and deliver any instruments, certificates or other documents, in the form so requested, which the Obligor shall have certified are appropriate (in its reasonable judgment) to allow it to take any action permitted above. The exercise of rights, remedies, powers and privileges under Article VI by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Obligor in accordance with the first sentence of this Section 2.08.

         2.09 Instruments. So long as no Default or Event of Default shall have occurred and be continuing, the Obligor may retain for collection in the ordinary course of business any Instruments obtained by it in the ordinary course of business, and the Collateral Agent shall, promptly upon the request, and at the expense of the Obligor, make appropriate arrangements for making any Instruments pledged by the Obligor available to the Obligor for purposes of presentation, collection or renewal. Any such arrangement shall be effected, to the extent deemed appropriate by the Collateral Agent, against trust receipt or like document.

         2.10 Use of Collateral. So long as no Event of Default shall have occurred and be continuing, the Obligor shall, in addition to its rights under Sections 2.07, 2.08 and 2.09 hereof and Section 6.18 of the Note Purchase Agreement, in respect of the Collateral contemplated in those sections, be entitled to use and possess the other Collateral and to exercise its rights, title and interest in all contracts, agreements, licenses and governmental approvals, subject to the rights, remedies, powers and privileges of the Collateral Agent under Articles III and VI and to such use, possession or exercise not otherwise constituting a Default.

         2.11 Rights and Obligations. (a) The Obligor shall remain liable to perform its duties and obligations under the contracts and agreements included in the Collateral in accordance with their respective terms to the same extent as if this Agreement had not been executed and delivered. The exercise by the Collateral Agent of any right, remedy, power or privilege in respect of this Agreement shall not release the Obligor from any of its duties and obligations under such contracts and agreements and the Obligor shall save, indemnify and keep the Collateral Agent harmless from and against all expense, loss or damage suffered by reason of such exercise. The Collateral Agent shall have no duty, obligation or liability under such contracts and agreements or with respect to any governmental approval included in the Collateral by reason of this Agreement or any other Loan Document, nor shall the Collateral Agent be obligated to perform any of the duties or obligations of the Obligor under any such contract or agreement or any such governmental approval or to take any action to collect or enforce any claim (for payment) under any such contract or agreement or governmental approval.

                  (b) No Lien granted by this Agreement in the Obligor's right, title and interest in any contract, agreement or governmental approval shall be deemed to be a consent by the Collateral Agent to any such contract, agreement or governmental approval.

                  (c) No reference in this Agreement to proceeds or to the sale or other disposition of Collateral shall authorize the Obligor to sell or otherwise dispose of any Collateral except to the extent otherwise expressly permitted by the terms of any Loan Document.

                  (d) The Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any part of the Collateral.

         2.12 Release of Motor Vehicles. So long as no Default shall have occurred and be continuing, upon the request of, and at the expense of, the Obligor, the Collateral Agent shall execute and deliver to the Obligor such instruments as the Obligor shall reasonably request to remove the notation of the Collateral Agent as lienholder on any certificate of title for any Motor Vehicle; provided that any such instruments shall be delivered, and the release shall be effective, only upon receipt by the Collateral Agent of a certificate from the Obligor stating that the Motor Vehicle the Lien on which is to be released is to be sold or has suffered a casualty loss (with title passing to the appropriate casualty insurance company in settlement of the claim for such loss).

         2.13 Termination. When all Secured Obligations shall have been indefeasibly paid in full, this Agreement shall terminate, and the Collateral Agent shall, at the expense of the Obligor, forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect of the Collateral, to or on the order of the Obligor and to be released, canceled and granted back all licenses and rights referred to in Section 2.03. The Collateral Agent shall also, at the expense of the Obligor, execute and deliver to the Obligor upon such termination such Uniform Commercial Code termination statements, certificates for terminating the Liens on the Motor Vehicles and such other documentation as shall be reasonably requested by the Obligor to effect the termination and release of the Liens granted by this Agreement on the Collateral.

Article III.  Cash Proceeds of Collateral.

         3.01 Collateral Account. There is hereby established with the Collateral Agent a cash collateral account (the "Collateral Account") in the name and under the exclusive domain and control of the Collateral Agent into which there shall be deposited from time to time the cash proceeds of any of the Collateral (including proceeds resulting from insurance or condemnation) required to be delivered to the Collateral Agent pursuant to this Agreement and into which the Obligor may from time to time deposit any additional amounts which it wishes to pledge to the Collateral Agent as additional collateral security under this Agreement. The balance from time to time in the Collateral Account shall constitute part of the Collateral and shall not constitute payment of the Secured Obligations until applied as provided in this Agreement. If any Event of Default shall have occurred and be continuing, the Collateral Agent may in its discretion apply (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Article VI. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided in this Agreement.

         3.02 Certain Proceeds. (a) If any Default or Event of Default shall have occurred and be continuing, the Obligor shall, upon request of the Collateral Agent, promptly notify (and the Obligor hereby authorizes the Collateral Agent so to notify) each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to the Collateral Agent under this Agreement and that any payments due or to become due in respect of such Collateral are to be made directly to the Collateral Agent. All such payments made to the Collateral Agent shall be immediately deposited in the Collateral Account.

                  (b) The Obligor agrees that if the proceeds of any Collateral (including payments made in respect of Accounts and Instruments) shall be received by it following the occurrence and during the continuation of a Default, the Obligor shall as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by the Obligor for and as the property of the Collateral Agent and shall not be commingled with any other funds or property of the Obligor.

         3.03 Investment of Balance in Collateral Account. Amounts on deposit in the Collateral Account shall be invested from time to time in such Permitted Investments as the Obligor (or, if any Default or Event of Default shall have occurred and be continuing, the Collateral Agent) shall determine. All such investments shall be held in the name and be under the control of the Collateral Agent. At any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent may in its discretion at any time and from time to time elect to liquidate any such investments and to apply or cause to be applied the proceeds of such action to the payment of the Secured Obligations in the manner specified in Article VI.

Article IV.  Representations and Warranties.

         The Obligor hereby represents and warrants to the Collateral Agent for the benefit of the Holders as follows:

         4.01 Title. The Obligor is the sole beneficial owner of the Collateral in which it purports to grant a Lien pursuant to this Agreement, and, except as set forth in Schedule 4.01, such Collateral is free and clear of all Liens. The first priority Liens with regard to First Priority Collateral and the second priority Liens with regard to Second Priority Collateral granted by this Agreement in favor of the Collateral Agent for the benefit of the Collateral Agent and the Holders have attached and, upon filing of the respective financing statements in the jurisdictions listed on Annex II, this Agreement is effective to create a perfected first priority security interest in all of such First Priority Collateral and to create a perfected second priority security interest in all such Second Priority Collateral, prior to all other Liens. With respect to the Pledged Stock, the Pledged Debt and the cash in the Collateral Account, the pledge of such Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in such Collateral in favor of the Collateral Agent for the benefit of the Holders.

         4.02 Intellectual Property. (a) Except pursuant to licenses and other user agreements entered into by the Obligor in the ordinary course of business, the Obligor owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Copyright, Patent or Trademark constituting Intellectual Property or any other Intellectual Property.

                  (b) The Obligor owns any Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies.

         4.03 Goods. Any goods now or hereafter manufactured or otherwise produced by the Obligor or any of its Subsidiaries included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act.

Article V.  Covenants.

         5.01 Books and Records. The Obligor shall: (a) keep full and accurate books and records relating to the Collateral and stamp or otherwise mark such books and records in such manner as the Collateral Agent may reasonably require in order to reflect the Liens granted by this Agreement; (b) furnish to the Collateral Agent from time to time (but, unless a Default shall have occurred and be continuing, no more frequently than quarterly) statements and schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark Collateral and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral, as the Collateral Agent may reasonably request, all in reasonable detail; (c) prior to filing, either directly or through an agent, licensee or other designee, any application for any Copyright, Patent or Trademark, furnish to the Collateral Agent prompt notice of such proposed filing; and (d) permit representatives of the Collateral Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, permit representatives of the Collateral Agent to be present at the Obligor's place of business to receive copies of all communications and remittances relating to the Collateral and forward copies of any notices or communications received by the Obligor with respect to the Collateral, all in such manner as the Collateral Agent may reasonably request.

         5.02 Removals, Etc. Without at least 30 days' prior written notice to the Collateral Agent, the Obligor shall (i) not maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place, or permit any Inventory or Equipment to be located anywhere, other than (a) at the address initially indicated for notices to it under Article VII, (b) at one of the other business locations presently owned or operated by the Obligor or any of its Affiliates and identified in Annex II or III or (c) in transit from one of such locations to another, or (ii) change its corporate name, or the name under which it does business, from the name shown on the signature pages to this Agreement.

         5.03 Stock Collateral. The Obligor will cause the Stock Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of each Issuer then outstanding. The Obligor shall cause all such shares to be duly authorized, validly issued, fully paid and nonassessable and to be free of any contractual restriction or any restriction under the charter or bylaws of the respective Issuer of such Stock Collateral, upon the transfer of such Stock Collateral (except for any such restriction contained in any Loan Document). The Obligor agrees that it will (i) cause each issuer of the Pledged Stock not to issue any shares of stock or other securities in addition to or in substitution for the Pledged Stock, (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of capital stock issued to the Obligor (the "Additional Shares") and any and all Additional Debt, and (iii) promptly (and in any event within three business days) deliver to the Collateral Agent an amendment to this Agreement, duly executed by the Obligor, in respect of the Additional Shares or Additional Debt, together with all certificates, notes or other instruments representing or evidencing the same. The Obligor agrees that all Additional Shares and Additional Debt listed on any such amendment delivered to the Collateral Agent shall for all purposes hereunder constitute Pledged Stock and Pledged Debt, respectively, and (iii) is deemed to have made, upon such delivery, the representations and warranties contained in Article IV hereof with respect to such Collateral.

         5.04 Intellectual Property. (a) The Obligor (either itself or through licensees) will, for each Trademark, (i) to the extent consistent with past practice and good business judgment, continue to use such Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force and effect free from any claim of abandonment for nonuse, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) employ such Trademark with the appropriate notice of registration and (iv) not (and not permit any licensee or sublicensee to) do any act or knowingly omit to do any act whereby any Trademark material to the conduct of its business may become invalidated.

                  (b) The Obligor (either itself or through licensees) will not do any act or knowingly omit to do any act whereby any Patent or Copyright material to the conduct of its business may become abandoned or dedicated.

                  (c) The Obligor shall notify the Collateral Agent immediately if it knows or has reason to know that any Intellectual Property material to the conduct of its business may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding before any governmental Person) regarding the Obligor's ownership of any Intellectual Property material to its business, its right to apply for registration or register the same (as the case may be), or its right to keep, use and maintain the same.

                  (d) The Obligor will take all necessary steps that are consistent with good business practices in any proceeding before any appropriate governmental Person to maintain and pursue each application relating to any Intellectual Property (and to obtain the relevant registrations) and to maintain each registration material to the conduct of its business, including but not limited to payment of maintenance fees, filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.

                  (e) In the event that any Intellectual Property material to the conduct of its business is infringed, misappropriated or diluted by, or comes in conflict with, a third party, the Obligor shall notify the Collateral Agent within ten days after it learns of such event and shall, if consistent with good business practice, promptly sue for infringement, misappropriation or dilution, seek temporary restraints and preliminary injunctive relief to the extent practicable, seek to recover any and all damages for such infringement, misappropriation or dilution and take such other actions as are appropriate under the circumstances to protect such Collateral.

                  (f) The Obligor shall prosecute diligently any application for any Intellectual Property pending as of the date of this Agreement or thereafter made until the termination of this Agreement, make application on uncopyrighted but copyrightable material, unpatented but patentable inventions and unregistered but registerable Trademarks and preserve and maintain all rights in applications for any Intellectual

Property; provided, however, that the Obligor shall have no obligation to make any such application if making such application would be unnecessary or imprudent in the good faith business judgment of the Obligor. Any expenses incurred in connection with such an application shall be borne by the Obligor.

                  (g) The Collateral Agent shall have the right but shall in no way be obligated to bring suit in its own name to enforce the Copyrights, Patents and Trademarks or any other Intellectual Property and any license under such Intellectual Property, in which event the Obligor shall, at the request of the Collateral Agent, do any and all lawful acts and execute and deliver any and all proper documents required by the Collateral Agent in aid of such enforcement action.

Article VI.  Remedies.

         6.01 Events of Default, Etc. If any Event of Default shall have occurred and be continuing:

                  (a) the Collateral Agent in its discretion may require the Obligor to, and the Obligor shall, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Collateral Agent and the Obligor, designated in the Collateral Agent's request;

                  (b) the Collateral Agent in its discretion may make any reasonable compromise or settlement it deems desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, all or any part of the Collateral;

                  (c) the Collateral Agent in its discretion may, in its name or in the name of the Obligor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for all or any part of the Collateral, but shall be under no obligation to do so;

                  (d) the Collateral Agent in its discretion may, upon five business days' prior written notice to the Obligor of the time and place, with respect to all or any part of the Collateral which shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent, or its agents, sell, lease or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent deems best, for cash, for credit or for future delivery (without thereby assuming any credit risk) and at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place of any such sale (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Agent or any other Person may be the purchaser, lessee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Obligor, any such demand, notice and right or equity being hereby expressly waived and released. In the event of any sale, assignment, license or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Obligor shall supply to the Collateral Agent or its designee, for inclusion in such sale, assignment, license or other disposition, all Intellectual Property relating to such Trademark Collateral. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned; and

                  (e) the Collateral Agent shall have, and in its discretion may exercise, all of the rights, remedies, powers and privileges with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where such rights, remedies, powers and privileges are asserted) and such additional rights, remedies, powers and privileges to which a secured party is entitled under the laws in effect in any jurisdiction where any rights, remedies, powers and privileges in respect of this Agreement or the Collateral may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner of the Collateral (and the Obligor agrees to take all such action as may be appropriate to give effect to such right).

                  The proceeds of, and other realization upon, the Collateral by virtue of the exercise of remedies under this Section 6.01 and of the exercise of the license granted to the Collateral Agent in Section 2.03 shall be applied in accordance with Section 6.04.

         6.02 Deficiency. If the proceeds of, or other realization upon, the Collateral by virtue of the exercise of remedies under Section 6.01 and of the exercise of the license granted to the Collateral Agent in Section 2.03 are insufficient to cover the costs and expenses (including attorneys fees) of such exercise and the payment in full of the other Secured Obligations, the Obligor shall remain liable for any deficiency.

         6.03 Private Sale. (a) The Collateral Agent shall incur no liability as a result of the sale, lease or other disposition of all or any part of the Collateral at any private sale pursuant to Section 6.01 conducted in a commercially reasonable manner. The Obligor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

                  (b) The Obligor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to distribution or resale. The Obligor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer of such Collateral to register it for public sale.

         6.04 Application of Proceeds. Except as otherwise expressly provided in this Agreement and except as provided below in this Section 6.04, the proceeds of, or other realization upon, all or any part of the Collateral by virtue of the exercise of remedies under Section 6.01 or of the exercise of the license granted in Section 2.03, and any other cash at the time held by the Collateral Agent under Article III or this Article VI, shall be applied by the Collateral
Agent:

         First, to the payment of the costs and expenses of such exercise of remedies, including reasonable out-of-pocket costs and expenses of the Collateral Agent, the fees and expenses of its agents and counsel and all other expenses incurred and advances made by the Collateral Agent in that connection;

         Second, to the Collateral Agent for amounts due and unpaid on the Notes for principal and interest and all other amounts due and unpaid under the Loan Documents; and

         Third, to the Obligor or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

         As used in this Article VI, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any property received under any bankruptcy, reorganization or other similar proceeding as to the Obligor or any issuer of, or account debtor or other obligor on, any of the Collateral.

Article VII.  Miscellaneous.

         7.01 Waiver. No failure on the part of the Collateral Agent or any Holder to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Agreement shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of any such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         7.02 Notices. All notices and, consents, requests, instructions, approvals, financial statements, reports and other communications to be given under this Agreement shall be deemed given, if in writing and delivered personally, by telecopy or sent by registered mail, postage prepaid to:

       if to the Obligor:              Bio-Plexus, Inc.
                                       129 Reservoir Road
                                       Vernon, CT  06066
                                       Attention:  [           ]

       if to the Collateral Agent:     Appaloosa Management, L.P.
                                       26 Main St., 1st Floor
                                       Chatham, NJ  07928
                                       Attention:  Mr. James Bolin

       with a copy to:                 Fried, Frank, Harris, Shriver & Jacobson
                                       One New York Plaza
                                       New York, NY  10004
                                       Attention:  Robert C. Schwenkel, Esq.



         7.03 Expenses, Etc. The Obligor agrees to pay or to reimburse the Collateral Agent for all costs and expenses (including reasonable attorney's fees and expenses) that may be incurred by the Collateral Agent in any effort to enforce any of the provisions of Article VI, or any of the obligations of the Obligor in respect of the Collateral or in connection with (a) the preservation of the Lien of, or the rights of the Collateral Agent under this Agreement or
(b) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such costs and expenses (and reasonable attorney's fees and expenses) incurred in any bankruptcy, reorganization, workout or other similar proceeding.

         7.04 Amendments. This Agreement may be amended as to the Collateral Agent and its respective successors and assigns, and the Obligor may take any action herein prohibited, or omit to perform any act required to be performed by it, if the Obligor shall obtain the written consent of the Collateral Agent. This Agreement may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought or by parties with the right to consent to such waiver, change, modification or discharge on behalf of such party.

         7.05 Successors and Assigns. All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

         7.06 Survival. All covenants, agreements, representations and warranties contained herein and in any certificates delivered pursuant hereto in connection with the transactions contemplated hereby shall survive the Closing and the delivery of the Loan Documents, regardless of any investigation made by or on behalf of any party.

         7.07 Agreements Superseded. Except with respect to express references to other Loan Documents, this Agreement supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter of this Agreement.

         7.08 Severability. If any term, provision, covenant or restriction of this Agreement or any exhibit hereto is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement and such exhibits shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

         7.09 Captions. The table of contents and captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         7.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         7.11 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

         7.12 Submission to Jurisdiction. If any action, proceeding or litigation shall be brought by the Collateral Agent in order to enforce any right or remedy under this Agreement, the Obligor hereby consents and will submit, and will cause each of its Subsidiaries to submit, to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. The Obligor hereby irrevocably waives any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action, proceeding or litigation in such jurisdiction.

         7.13. Service of Process. Nothing herein shall affect the right of the Collateral Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Obligor in any other jurisdiction.

         7.14. WAIVER OF JURY TRIAL. THE OBLIGOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                              BIO-PLEXUS, INC.


                                              By:________________________
                                                   Name:
                                                   Title:


                                              APPALOOSA MANAGEMENT, L.P.


                                              By:________________________
                                                   Name:
                                                   Title:

                                                                       EXHIBIT E

                                BIO-PLEXUS, INC.

                          1991 LONG-TERM INCENTIVE PLAN


      Section I. Preamble. Bio-Plexus, Inc., a corporation incorporated under the laws of the State of Connecticut (the "Company"), hereby adopts the Bio-Plexus, Inc. 1991 Long-Term Incentive Plan (the "Plan"). Capitalized nouns used herein shall have the meaning attributed to them in Section V hereof.

      Section II. Purpose of the Plan. The purposes of the Plan are: (i) to encourage stock ownership by key salaried employees and certain other persons who provide services to the Company, (ii) to assist the Company in retaining and attracting key employees with requisite experience and ability; and (iii) to associate more closely the interests of certain key contributors to the success of the Company with the interests of the Company's stockholders. Non-employee Directors of the Company shall not be entitled to participate in the Plan.

      Section III. Administration.

      (a) The Committee. The Plan shall be administered by a Plan Committee composed of at least two (2) members of the Company's Board of Directors (the "Committee"); provided, however, that only Outside Directors shall be eligible to be members of the Committee. If the Board of Directors has not appointed a Committee, the Plan shall be administered by all of the members of the Board of Directors who are Outside Directors, and in such event, references in the Plan to the Committee shall be deemed to be to all of the Outside Directors as a group.

      (b) Authority and Discretion of Committee. Subject to the express provisions of the Plan and provided that all actions taken shall be consistent with the purposes of the Plan, the Committee shall have full and complete authority and the sole discretion to: (i) select the Participants; (ii) determine the size and the form of the award or awards to be granted to any Participant; (iii) determine the time or times such awards shall be granted;
(iv) establish the terms and conditions upon which such awards may be exercised and/or transferred; (v) alter any restrictions; and (vi) adopt such rules and regulations, establish, define and/or interpret any other terms and conditions, and make all other determinations (which may be on a case-by-case basis) deemed necessary or desirable for the administration of the Plan.

      Section IV. Awards. Awards under the Plan may include any or all of the following, as described herein: Options, either Incentive Stock Options or Non-Qualified Stock Options with or without Stock Appreciation Rights, Restricted Share Awards with or without Performance Shares, or Warrants. Awards to Covered Employees will be subject to the limitations contained in subsection
(h) hereof.

      (a) Options. Options ("Options") are rights to purchase, for a predetermined period of time, shares of common stock of the Company ("Common Stock") at a stated price determined by the Committee on the date of grant.

            (i) The Committee may grant Options either alone or in conjunction with Stock Appreciation Rights as described in Paragraph (d) below. It shall determine the number of shares of Common Stock to be covered by each such Option.

            (ii) The Committee will determine the conditions of Option exercise, as well as the conditions upon which Options shall lapse, but in no event may any portion of a Option be exercisable later than ten (10) years from the date of the grant.

            (iii) The Committee may provide for acceleration of Option exercise in case of acquisition or significant change in ownership of the Company.

            (iv) The purchase price of shares purchased pursuant to any Option shall be paid in full upon exercise, either (a) in cash, (b) by delivery of shares of Common Stock (valued at their Fair Market Value on the date of purchase), or (c) a combination of cash and Common Stock.

      (b) Incentive Stock Options. An Option designated by the Committee as an "Incentive Stock Option" is intended to qualify as an "incentive stock option" within the meaning of Subsection (b) of Section 422 of the Internal Revenue Code of 1986, as it may be amended from time to time (the "Code"). Incentive Stock Options must meet the following conditions:

            (i) The option price must be equal to, or exceed, the Fair Market Value of the underlying stock on the date of the grant.

            (ii) Incentive Stock Options must not be exercisable after ten (10) years from the date of the grant.

            (iii) All shares acquired form the exercise of Incentive Stock Options must be held for two (2) years from the date of the grant and one
      (1) year from the date of the transfer of such shares (exercise date).

            (iv) The aggregate Fair Market Value, determined on the grant date, of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual in any calendar year shall not exceed One Hundred Thousand ($100,000) Dollars.

            (v) Incentive Stock Options may only be granted to common law employees of the Company.


            (vi) An Incentive Stock Option shall not be granted to an individual who, on the date of grant, owns stock possessing more than ten (10%) percent of the total combined voting power of all classes of stock of the Company or of any subsidiary corporation unless (a) the option price equals at least one hundred ten (110%) percent of the Fair Market Value of the stock on the date the Option is granted, and (b) the option, by its terms, may not be exercisable more than five (5) years after the date of grant.

            (vii) Unexercised Incentive Stock Options shall lapse three (3) months after termination of the recipient's employment with the Company.

      (c) Non-Qualified Stock Options. Non-Qualified Stock Options are Options that do not qualify for the tax treatment provided in Section 421 of the Code. Non-Qualified Stock Options may be granted to any person entitled to participate in the Plan as the Committee shall determine from time to time.

      (d) Stock Appreciation Rights. "Stock Appreciation Rights" are rights to receive cash and/or Common Stock in lieu of the purchase of shares under a related Option. The Committee may grant Stock Appreciation Rights to any recipient of an Option either at the time of the grant of the Option or subsequently by amendment to such grant. All Stock Appreciation Rights shall be granted under and subject to the following terms and conditions and such other terms and conditions as the Committee may establish:

            (i) Each Stock Appreciation Right shall be exercisable at the same times and with regard to the same number of shares as the related Option is exercisable.

            (ii) Each Stock Appreciation Right shall entitle the holder thereof to surrender to the Company a portion of or all of the unexercised, but exercisable, related Option, and to receive with respect to each share of Common Stock represented by such surrendered portion cash or shares of Common Stock of a value equal to the amount by which the Fair Market Value of each such share on the date of exercise exceeds the option price provided in the related Option. The recipient shall not be required to pay the Option exercise price upon surrender of the Option or exercise of the related Stock Appreciation Right. The right to receive cash shall only be available for a Stock Appreciation Right held for at least six (6) months from the date of acquisition to the date of cash settlement.

            (iii) Each surrender of a portion of or all of an Option upon the exercise of a Stock Appreciation Right shall cause a share for share reduction in the number of shares of Common Stock covered by the related Option.

            (iv) The Committee in its sole discretion shall have the right to approve or disapprove the election of a holder to receive cash in whole or in part in settlement of a Stock Appreciation Right.

            (v) The election of a holder to receive cash in full or partial satisfaction of a Stock Appreciation Right, as well as the exercise of the Stock Appreciation Right for cash must be made between the third (3rd) business day following the date of release of financial data meeting the requirements of Rule 16b-3(e)(1)(ii) promulgated under the Securities Exchange Act of 1934, as amended, and the twelfth (12th) business day following such date.

            (vi) Notwithstanding any other provisions of the Plan, the Committee may from time to time determine the maximum amount of cash or stock which may be paid or issued upon exercise of Stock Appreciation Rights (a) in any year and/or (b) to any particular recipient. In no event, however, may the cash portion of such payment exceed fifty (50%) percent of the total amount due. Any other limitation on payments may be changed by the Committee from time to time, provided that no such change shall require the holder to return to the Company any amount theretofore received upon the exercise of Stock Appreciation Rights.

      (e) Restricted Stock Awards. "Restricted Stock Awards" are grants of Common Stock to a recipient subject to the restrictions described in the following subsections.

            (i) The Committee may award Restricted Stock alone or in conjunction with Performance Shares as described in Paragraph (f) below. The Committee shall further determine the number of shares of Restricted Stock to be awarded.

            (ii) Restricted Stock may not be sold, transferred or otherwise disposed of, pledged, or otherwise encumbered.

            (iii) In the event a recipient is an employee and there is a termination of employment for any reason except death, Retirement or Permanent Disability, Restricted Stock shall be returned to the Company within thirty (30) days following such termination and then shall be deemed void for all corporate purposes.

            (iv) Restriction terms and conditions will be set by the Committee at the time of award; in no event, however, may any restrictions lapse before one (1) year after the date of award or later than ten (10) years from such date.

            (v) Existing restrictions against disposition of the shares, and the obligation to return to the Company those shares with respect to which such restrictions and obligation have not otherwise lapsed shall lapse upon the occurrence of the earlier of the death, Retirement or Permanent Disability of the recipient of a Restricted Stock Award.

            (vi) In addition to the terms provided in Paragraph (e)(v) above, the Committee may, in its discretion, provide for accelerated lapse of restrictions in case of acquisition or other change of ownership of the Company.

            (vii) Certificates issued in respect of Restricted Stock granted under the Plan shall be registered in the name of the recipient but shall bear the following legend:

            "The transferability of this certificate and the shares of stock represented hereby is restricted and the shares are subject to the further terms and conditions contained in the 1991 Long-Term Incentive Plan of Bio-Plexus, Inc. and in a certain agreement executed pursuant thereto. Copies of said plan and agreement are on file in the office of the Treasurer of the Company at the Company's offices in Tolland, Connecticut."

      (viii) In order to enforce the restrictions, terms and conditions on Restricted Stock, each recipient thereof shall, immediately upon receipt of a certificate or certificates representing such shares, deposit such certificates together with stock powers and other instructions of transfer as the Committee may require, appropriately endorsed in blank, with the Company as Escrow Agent under a letter agreement, in such form as shall be determined by the Committee.

      (f) Performance Shares. Performance Shares are rights to payment in cash of an amount equal to the Fair Market Value of Company Common Stock on the date the restrictions lapse on an accompanying Restricted Stock Award. The Committee may grant Performance Shares to a recipient of Restricted Stock either at the time of the award of the Restricted Stock or subsequently by amendment of such award. Any number of Performance Shares up to an amount equal to the number of shares of the accompanying Restricted Stock Award may be granted by the Committee. The Committee may impose such restrictions on the surrender of Performance Shares as it shall deem necessary or desirable.

      (g) Warrants. Warrants are rights to purchase shares of Common Stock of the Company at a stated exercise price for a predetermined time.

            (i) The Committee shall determine the number of shares of Common Stock to be subject to each Warrant and shall issue Warrants at the exercise price of not less than the Fair Market Value per share as of the date of issuance of the Warrant.

            (ii) The Committee will determine the terms and conditions of Warrant exercise, but in no event may any Warrant be exercisable later than ten (10) years from the date of grant.

            (iii) The purchase price of share purchased pursuant to any Warrant exercise shall be paid in cash.

            (iv) The Committee will determine the conditions and terms upon which Warrants may be forfeited, provided the Committee may in its discretion issue Warrants without forfeiture conditions.

            (v) A Warrant shall be treated as an option that does not qualify for the tax treatment provided in Section 421 of the Code. The Committee as part of the grant or issuance of Warrants may commit the Company to reimburse the Participant/grantee for the federal and state income taxes which may be imposed by virtue of the exercise of the Warrant.

            (h) Special Rules for Awards to Covered Employees. Awards to Covered Employees shall be made only in compliance with all of the following conditions:

            (i) Only the Committee shall have authority to make awards to Covered Employees;

            (ii) Awards involving no more than Fifty Thousand (50,000) shares of the Company's Common Stock shall be made to any Covered Employee in any calendar year; and

            (iii) Covered Employees shall be eligible to receive only awards, the economic benefits of which are a function of the increase in the value of the underlying stock after the date of the grant.

      Section V.  Miscellaneous Provisions.

      (a) Rights of Recipients of Awards. The holder of Stock Appreciation Rights or any Option or Warrant granted under the Plan shall have no rights as a stockholder of the Company with respect thereto unless and until certificates for shares are issued. The holder of a Restricted Stock Award will be entitled to receive any dividends on such shares in the same amount and at the same time as declared on shares of Common Stock of the Company and shall be entitled to vote such shares as a stockholder of record.

      (b) Assignment of Options, Stock Appreciation Rights and Warrants. No Option, Stock Appreciation Right, Warrant, or any rights or interests of the recipient therein shall be assignable or transferable by such recipient except by will or the laws of descent and distribution. During the lifetime of the recipient, such Option, Warrant or Stock Appreciation Right shall be exercisable only by, or payable only to, the recipient thereof.

      (c) Further Agreements. All Options, Stock Appreciation Rights and Warrants granted under this Plan shall be evidenced by agreements in such form and containing such terms and conditions (not inconsistent with this Plan) as the Committee may require.

      (d) Legal and Other Requirements. No shares of Common Stock shall be issued or transferred upon exercise of any award under the Plan unless and until all legal requirements applicable to the issuance or transfer of such shares and such other requirements as are consistent with the Plan have been complied with to the satisfaction of the Committee. The Committee may require that prior to the issuance or transfer of Common Stock hereunder, the recipient thereof shall enter into a written agreement to comply with any Restriction on subsequent disposition that the Committee or the Company deem necessary or advisable under any applicable law, regulation or official interpretation thereof. Certificates of stock issued hereunder may be legended to reflect such restrictions.

      (e) Withholding of Taxes. Pursuant to applicable federal, state, local, or foreign laws, the Company may be required to collect income or other taxes upon the grant of certain awards, the exercise of an Option, Warrant, or Stock Appreciation Rights. The Company may deduct from payments made under the Plan, or require, as a condition to such award, or to the exercise of an Option, Warrant or Stock Appreciation Right, that the recipient pay the Company, at such time as the Committee or the Company determine, the amount of any taxes which the Committee or the Company, in their discretion, determine are required to be withheld.

      (f) Right to Awards. No employee of the Company or other person shall have any claim or right to be a Participant in this Plan or to be granted an award hereunder. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company. Nothing contained hereunder shall be construed as giving any Participant or any other person any equity or interest of any kind in any assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person. As to any claim for any unpaid amounts under the Plan, any Participant or any other person having a claim for payments shall be an unsecured creditor.

      (g) Fair Market Value. "Fair Market Value" means, as of any given date, the last reported sales price of the Company's Common Stock as reported in The Wall Street Journal for such date or, if either no such sale is reported or the Common Stock is not publicly traded on or as of such date, the fair market value of the Common Stock as determined by the Committee in good faith based on the available facts and circumstances at the time.

      (h) Participants. "Participants" shall mean persons receiving awards pursuant to the Plan.

      (i) Permanent Disability. "Permanent Disability" shall mean a long-term disability as determined under rules and procedures similar to those that apply in the Company's long-term disability plan for employees then in effect.

      (j) Retirement. "Retirement" shall mean any date on which an employee terminates employment with the Company on or after attaining age sixty-five
(65).

      (k) Outside Director. "Outside Director" shall mean a member of the Company's Board of Directors who: (i) is not, and has not been, an officer or employee of the Company; and (ii) is not remunerated by the Company in any capacity other than as member of the Board of Directors.

      (l) Covered Employee. "Covered Employee" shall mean any person who is a "covered employee" for purposes of Section 162(m)(3) of the Code.

      (m) Indemnity. Neither the Board of Directors nor the Committee, nor any members of either, nor any employees of the Company, shall be liable for any act, omission, interpretation, construction, or determination made in good faith in connection with their responsibilities with respect to the Plan, and the Company hereby agrees to indemnify the members of the Board of Directors, the members of the Committee, and the employees of the Company in respect of any claim, loss, damage, or expense (including counsel fees) arising from any such act, omission, interpretation, construction, or determination to the full extent permitted by law.

      Section VI. Amendment and Termination; Adjustments Upon Changes In Stock. The Board of Directors of the Company may at any time, and from time to time, amend, suspend or terminate the Plan in whole or in part; provided, however, that the Board of Directors may not materially increase the benefits accruing to Participants under the Plan, increase the number of shares of Common Stock reserved for purposes of the Plan, or materially modify the requirements as to eligibility for participation in the Plan without further approval by the affirmative vote of at least a majority of the holders of the outstanding shares of Common Stock present and voting at a meeting at which a quorum is present. Except as provided herein, no amendment, suspension or termination of the Plan may affect the rights of a Participant to whom an award has been granted without such Participant's consent. If there shall be any change in the stock subject to the Plan or to any Option, Stock Appreciation Right, Restricted Share Award, Performance Share Award or Warrant granted under the Plan, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure, appropriate adjustments may be made by the Board of Directors of the Company (or if the Company is not the surviving corporation in any such transaction, the Board of Directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares and the price per share subject to outstanding options, Stock Appreciation Rights or Warrants.

      Section VII. Shares of Stock Available. The number of shares of stock subject to an award under this Plan shall not exceed Two Million Five Hundred Thousand (2,500,000) shares of the Company's Common Stock. This amount will be reduced upon the exercise of an Option or Warrant by the number of shares exercised and upon the exercise of a Stock Appreciation Right by an amount equal to the number of shares covered by the Option cancelled due to the Stock Appreciation Right exercised. Any shares subject to an Option or Warrant hereunder that for any reason is cancelled (other than because of the exercise of an attached Stock Appreciation Right) or expires will be available for further awards. Shares of Common Stock to be delivered under the Plan may be authorized, but unissued shares, treasury shares, or shares reacquired on the open market.

      Section VIII. Effective Date and Term of the Plan. The effective date of the Plan is May 23, 1992, and Awards under the Plan may be made for a period of ten (10) years commencing on such date. The period during which an option or other Award may be exercised may extend beyond that time as provided herein.

                                     PROXY

                                BIO-PLEXUS, INC.

                        SPECIAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby severally appoints Carl R. Sahi and Kimberley A. Cady, the true and lawful proxies and attorneys in fact of the undersigned, each with the power of substitution and resubstitution, and hereby authorizes each of them to vote all shares of common stock of the undersigned at the Special Meeting of Stockholders of the Company to be held at Rensselaer at Hartford, 275 Windsor Street, Hartford, Connecticut 06120 on Monday, February 28, 2000, at 10:00 a.m., local time, and at any adjournments or postponements thereof.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS SET FORTH ON THE REVERSE SIDE, AND UPON ALL OTHER MATTERS THE PROXIES SHALL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.




SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE:        SEE REVERSE
    SIDE                                                                 SIDE

                                  DETACH HERE

[X] Please mark
    votes as in
    this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

1. Approval of the issuance and sale of zero-coupon, secured convertible notes, shares of Common Stock, and warrants to purchase shares of Common Stock to affiliates of Appaloosa Management L.P., and, in connection therewith, approval and adoption of the requisite transaction documents and the transactions contemplated thereby.

2. Approval of the amendment to the Company's certificate of incorporation to increase the number of shares of Common Stock that the Company is authorized to issue.

  [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

3. Approval of the amendment to the Company's 1991 Long-Term Incentive Plan to increase the number of shares of Common Stock that the Company is authorized to issue.

  [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     [ ]

MARK HERE IF YOU PLAN TO ATTEND THE MEETING       [ ]

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                        Signature:                             Date:
                        -------------------------------------------------------
                        Title/Capacity:
                        -------------------------------------------------------
                        Signature:                             Date:
                        -------------------------------------------------------
                        Title/Capacity:
                        -------------------------------------------------------

   THE BOARD OF DIRECTORS URGES THAT YOU COMPLETE, SIGN, AND DATE THIS PROXY
         CARD AND RETURN IT PROMPTLY BY MAIL IN THE ENCLOSED ENVELOPE.